                                                      Exhibit (4)-35
                                                      Unicom Corporation
                                                      Form 10-K File No. 1-11375


                                                            [EXECUTION COPY]






                               U.S. $200,000,000

                                CREDIT AGREEMENT
                         Dated as of November 22, 1994


                                     Among


                            UNICOM ENTERPRISES INC.
                                  as Borrower


                             THE BANKS NAMED HEREIN
                                    as Banks


                                      and


                                 CITIBANK, N.A.
                                    as Agent

                                   ARTICLE I
                        DEFINITIONS AND ACCOUNTING TERMS

Section                                                        Page
-------                                                        ----

1.01.  Certain Defined Terms.................................    1
1.02.  Computation of Time Periods...........................   18
1.03.  Accounting Terms......................................   18

                                   ARTICLE II
                       AMOUNTS AND TERMS OF THE ADVANCES

2.01.  The Advances..........................................   18
2.02.  Making the Advances...................................   19
2.03.  Computations of Outstandings..........................   20
2.04.  Fees..................................................   21
2.05.  Reduction of the Commitments..........................   21
2.06.  Repayment of Advances.................................   22
2.07.  Interest on Advances..................................   22
2.08.  Additional Interest on Eurodollar Advances............   23
2.09.  Interest Rate Determination...........................   23
2.10.  Conversion of Advances................................   25
2.11.  Optional Prepayments of Advances......................   26
2.12.  Mandatory Prepayments.................................   26
2.13.  Increased Costs.......................................   27
2.14.  Illegality............................................   29
2.15.  Payments and Computations.............................   29
2.16.  Taxes.................................................   31
2.17.  Sharing of Payments, Etc..............................   33
2.18.  Extension of Termination Date.........................   34

                                  ARTICLE III
                               LETTERS OF CREDIT

3.01.  LC Banks..............................................   36
3.02.  Letters of Credit.....................................   36
3.03.  LC Bank Fees..........................................   37
3.04.  Reimbursement to LC Banks.............................   37
3.05.  Obligations Absolute..................................   38
3.06.  Liability of LC Banks and the Lenders.................   39

                                   ARTICLE IV
                             CONDITIONS OF LENDING

4.01.  Conditions Precedent to Initial Extensions of Credit..   40
4.02.  Conditions Precedent to Each Extension of Credit......   43
4.03.  Condition Precedent to Certain Extensions of Credit...   43
4.04.  Reliance on Certificates..............................   44

Section                                                        Page
-------                                                        ----
                                   ARTICLE V
                        REPRESENTATIONS AND WARRANTIES

5.01.  Representations and Warranties of the Borrower........   45

                                  ARTICLE VI
                           COVENANTS OF THE BORROWER

6.01.  Affirmative Covenants.................................   48
6.02.  Negative Covenants....................................   53

                                  ARTICLE VII
                               EVENTS OF DEFAULT

7.01.  Events of Default.....................................   56
7.02.  Remedies..............................................   60

                                 ARTICLE VIII
                                   THE AGENT

8.01.  Authorization and Action..............................   62
8.02.  Agent's Reliance, Etc.................................   62
8.03.  Citibank and Affiliates...............................   63
8.04.  Lender Credit Decision................................   63
8.05.  Indemnification.......................................   63
8.06.  Successor Agent.......................................   64

                                  ARTICLE IX
                                 MISCELLANEOUS

9.01.  Amendments, Etc.......................................   65
9.02.  Notices, Etc..........................................   66
9.03.  No Waiver; Remedies...................................   66
9.04.  Costs, Expenses, Taxes and Indemnification............   66
9.05.  Right of Set-Off......................................   68
9.06.  Binding Effect........................................   69
9.07.  Assignments and Participations........................   69
9.08.  WAIVER OF JURY TRIAL..................................   74
9.09.  Consent...............................................   74
9.10.  Governing Law.........................................   74
9.11.  Relation of the Parties; No Beneficiary...............   75
9.12.  Execution in Counterparts.............................   75
9.13.  Severability..........................................   75
9.14.  Headings..............................................   75
9.15.  Entire Agreement......................................   75

Schedule I   -  List of Applicable Lending Offices

Exhibit A    -  Form of Note

Exhibit B-1  -  Form of Notice of Borrowing

Exhibit B-2  -  Form of Notice of Conversion

Exhibit C    -  Form of Lender Assignment

Exhibit D    -  Form of LC Bank Agreement

Exhibit E    -  Form of Guaranty

Exhibit F    -  Form of Opinion of Counsel for the Borrower and the Parent

Exhibit G    -  Form of Opinion of Special New York Counsel to the Agent

Exhibit H    -  Terms of Subordination

                                CREDIT AGREEMENT

                         Dated as of November 22, 1994


   THIS CREDIT AGREEMENT is made by and among:

   (i)    Unicom Enterprises Inc., an Illinois corporation (the "BORROWER"),

   (ii) the banks (the "BANKS") listed on the signature pages hereof and the other Lenders (as hereinafter defined) from time to time party hereto, and

   (iii) Citibank, N.A. ("CITIBANK"), as agent (the "AGENT") for the Lenders hereunder.


                             PRELIMINARY STATEMENT

   The Borrower has requested the Banks to provide the credit facilities hereinafter described in the amounts and on the terms and conditions set forth herein. The Banks have so agreed on the terms and conditions set forth herein, and the Agent has agreed to act as agent for the Lenders on such terms and conditions.

   Accordingly, the parties hereto hereby agree as follows:


                                   ARTICLE I
                       DEFINITIONS AND ACCOUNTING TERMS

   SECTION 1.01. CERTAIN DEFINED TERMS. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

      "ADVANCE" means an advance by a Lender to the Borrower pursuant to Section
   2.01 (or deemed made pursuant to Section 3.04(d)) as part of a Borrowing and refers to an Alternate Base Rate Advance or a Eurodollar Rate Advance, each of which shall be a "Type" of Advance. All Advances by a Lender of the same Type, having the same Interest Period and made or Converted on the same day shall be deemed to be a single Advance by such Lender until repaid or next Converted.

      "AFFILIATE" means, with respect to any Person, any other Person directly or indirectly controlling (including but not limited to all directors and officers of such Person), controlled by, or under direct or indirect common control with such Person. A Person shall be deemed to control another entity if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such entity, whether through the ownership of voting securities, by contract, or otherwise.

      "ALTERNATE BASE RATE" means a fluctuating interest rate per annum as shall be in effect from time to time which rate per annum shall at all times be equal to the highest of:

         (a) the rate of interest announced publicly by Citibank in New York, New York, from time to time, as Citibank's base rate;

         (b) 1/2 of one percent per annum above the latest three-week moving average of secondary market morning offering rates in the United States for three-month certificates of deposit of major United States money market banks, such three-week moving average being determined weekly by the Agent on the basis of such rates reported by certificate of deposit dealers to and published by the Federal Reserve Bank of New York or, if such publication shall be suspended or terminated, on the basis of quotations for such rates received by the Agent from three New York certificate of deposit dealers of recognized standing selected by the Agent, in either case adjusted to the nearest 1/4 of one percent or, if there is no nearest 1/4 of one percent, to the next higher 1/4 of one percent; and

         (c)  1/2 of one percent per annum above the Federal Funds Rate.

   Each change in the Alternate Base Rate shall take effect concurrently with any change in such base rate, such moving average or the Federal Funds Rate.

      "ALTERNATE BASE RATE ADVANCE" means an Advance that bears interest as provided in Section 2.07(a).

      "APPLICABLE LAW" means, with respect to any matter or Person, any law, rule, regulation, order, decree, or other requirement having the force of law relating to such matter or Person and, where applicable, any interpretation thereof by any authority having jurisdiction with respect thereto or charged with the administration thereof.

      "APPLICABLE LENDING OFFICE" means, with respect to each Lender, such Lender's Domestic Lending Office, in the case of an Alternate Base Rate Advance, and such Lender's Eurodollar Lending Office, in the case of a Eurodollar Rate Advance.

      "APPLICABLE MARGIN" means, on any date, as adjusted from time to time as set forth below, for a Eurodollar Rate Advance or an Alternate Base Rate Advance, the basis points (1 basis point equaling 0.01%) per annum set forth, in the columns identified as Level 1, Level 2 or Level 3 below, opposite the rate applicable to such Advance:

                              Level 1          Level 2            Level 3
                              ------------     --------------     ------------
      S&P                     A- or better     BBB- or better     BB+ or below
      Moody's                 A3 or better     Baa3 or better     Ba1 or below
      D&P                     A- or better     BBB- or better     BB+ or below

      Eurodollar Rate         50.00            80.00              125.00
      Alternate Base Rate       0                0                   0
                                          (Basis Points Per Annum)

      The Applicable Margin shall be determined on the basis of the two highest ratings applicable to the First Mortgage Bonds at the time of determination; provided, however, if there shall be ratings from only two Rating Agencies or there is a "split" rating, the Applicable Margin shall be determined on the basis of the lower of the two ratings then applicable; provided, further, that if no Rating Agency shall then be rating the First Mortgage Bonds, then the Applicable Margin shall be that corresponding to Level 3.

      The Applicable Margins shall be increased or decreased in accordance with this definition upon any change in the applicable ratings, and such increased or decreased Applicable Margins shall be effective from the date of announcement of such new ratings by the applicable Rating Agency. The Borrower agrees to notify the Agent promptly upon each change in any rating of the First Mortgage Bonds.

      In addition, each of the foregoing Applicable Margins applicable to Eurodollar Rate Advances shall be increased by 5 basis points (0.05%) per annum in the event that, and at all times during which, the principal amount outstanding hereunder exceeds 50% of the aggregate amount of the Commitments.

         "APPLICABLE RATE" means:

         (i) in the case of each Alternate Base Rate Advance, a rate per annum equal at all times to the sum of the Alternate Base Rate plus the Applicable Margin in effect from time to time; and

         (ii) in the case of each Eurodollar Rate Advance comprising part of the same Borrowing, a rate per annum during each Interest Period equal at all times to the sum of the Eurodollar Rate for such Interest Period plus the Applicable Margin in effect from time to time during such Interest Period.

         "AVAILABLE COMMITMENT" means, for each Lender on any day, the unused portion of such Lender's Commitment, computed after giving effect to all Extensions of Credit or prepayments to be made on such day and the application of proceeds therefrom.

         "AVAILABLE COMMITMENTS" means the aggregate of the Lenders' Available Commitments hereunder.

         "BANKRUPTCY CODE" means the Bankruptcy Reform Act of 1978, as amended, as the same may be further amended, and any other applicable state or federal law with respect to bankruptcy, liquidation, insolvency or reorganization.

         "BORROWING" means a borrowing consisting of simultaneous Advances of the same Type, having the same Interest Period (in the case of Eurodollar Rate Advances) and made or Converted on the same day by each of the Lenders, ratably in accordance with their respective Percentages. Any Borrowing consisting of Advances of a particular Type may be referred to as being a Borrowing of such "Type".

      All Advances of the same Type, having the same Interest Period (in the case of Eurodollar Rate Advances) and made or Converted on the same day shall be deemed a single Borrowing hereunder until repaid or next Converted.

         "BUSINESS DAY" means a day of the year on which banks are not required or authorized to close in New York City or Chicago, and, if the applicable Business Day relates to any Eurodollar Rate Advance, on which dealings in Dollar deposits are carried on in the London interbank market.

         "CAPITALIZED LEASE" means, with respect to any Person, any lease which, in accordance with GAAP, has been, or should be, recorded as a capitalized lease in such Person's financial statements.

         "CODE" means the Internal Revenue Code of 1986 or any successor statute, and the regulations promulgated and rulings issued thereunder, each as in effect and amended or modified from time to time. References herein to sections of the Code shall be deemed to refer to the corresponding sections of any successor statute.

         "COMMITMENT" means, for each Lender, the obligation of such Lender to make Advances to the Borrower and to participate in Extensions of Credit resulting from the issuance (or extension, modification or amendment) of any Letter of Credit in an aggregate amount no greater than the amount set forth opposite such Lender's name on the signature pages hereof or, if such Lender has entered into one or more Lender Assignments, set forth for such Lender in the Register maintained by the Agent pursuant to Section 9.07(c), in each such case as such amount may be reduced from time to time pursuant to Section 2.05. "COMMITMENTS" means the total of the Lenders' Commitments hereunder. The Commitments shall in no event exceed $200,000,000.

         "COMMITMENT FEE" means, with respect to any Lender, a fee that shall be payable on the average daily Available Commitment of such Lender from time to time, at the rate per annum set forth below. As described below, the Commitment Fee will be based upon the ratings of the First

      Mortgage Bonds as set forth in the columns identified as Level 1, Level 2 or Level 3:

                          Level 1          Level 2            Level 3
                          ------------     --------------     ------------
      S&P                 A- or better     BBB- or better     BB+ or below
      Moody's             A3 or better     Baa3 or better     Ba1 or below
      D&P                 A- or better     BBB- or better     BB+ or below
                          ------------     --------------     ------------

      Commitment Fee      20.00            30.00              40.00
                                      (Basis Points Per Annum)


      The Commitment Fee shall be determined on the basis of the two highest ratings applicable to the First Mortgage Bonds at the time of determination; provided, however, if there shall be ratings from only two Rating Agencies or there is a "split" rating, the Commitment Fee shall be determined on the basis of the lower of the two ratings then applicable; provided, further, that if no Rating Agency shall then be rating the First Mortgage Bonds, then the Commitment Fee shall be that corresponding to Level 3.

      The Commitment Fee shall be increased or decreased in accordance with this definition upon any change in the applicable ratings, and such increased or decreased Commitment Fee shall be effective from the date of announcement of such new ratings by the applicable Rating Agency. The Borrower agrees to notify the Agent promptly upon each change in any rating of the First Mortgage Bonds.

         "COMMONWEALTH" means Commonwealth Edison Company, an Illinois corporation.

         "CONTINGENT OBLIGATION" means, as to any Person, the undrawn face amount of any letters of credit issued for the account of such Person and shall also mean any obligation of such Person guaranteeing or in effect guaranteeing any Debt, leases, dividends, letters of credit, or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities, or services primarily for the purpose of assuring the obligee under any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (d) otherwise to assure or hold harmless the obligee under such primary obligation against loss in respect thereof; provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation or, where such Contingent Obligation is specifically limited to a portion of any such primary obligation, that portion to which it is limited or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith. For purposes of computing the consolidated Debt of any Person, the amount of any primary obligation of any Subsidiary of such Person and the amount of any Contingent Obligation of such Person corresponding to such primary obligation shall only be counted once (i.e., without duplication).

           "CONVERT", "CONVERSION" and "CONVERTED" each refers to a conversion of Advances of one Type into Advances of another Type, or to the selection of a new, or the renewal of the same, Interest Period for Eurodollar Rate Advances, as the case may be, pursuant to Section 2.09 or 2.10.

           "D&P" means Duff & Phelps, Inc. or any successor thereto.

           "DEBT" of a Person means (without duplication) (i) indebtedness of such Person for borrowed money, (ii) obligations of such Person evidenced by bonds, debentures, notes, or other similar instruments, (iii) obligations of such Person to pay the deferred purchase price of property or services, (iv) obligations of such Person as lessee under Capitalized Leases, (v) indebtedness of such Person consisting of unpaid reimbursement obligations in respect of all drafts drawn or demands for payment made under letters of credit issued for the account of such Person, (vi) all Contingent Obligations of such Person,
      (vii) liabilities of such Person in respect of unfunded vested benefits under Pension Plans covered by Title IV of ERISA (other than Multiemployer Plans), and (viii) withdrawal liability of such Person incurred under ERISA to any Multiemployer Plan (including, without limitation, with respect to each of the foregoing clauses (i) through (vi), any such indebtedness, obligations, or liabilities that is non-recourse to the credit of such Person but is secured by assets of such Person, and otherwise excluding any such indebtedness, obligations or liabilities that is non-recourse to the credit of such Person; provided, however, that Debt of the Borrower shall not include any Contingent Obligations of the Borrower that are non-recourse to the credit of the Borrower and are secured only by Liens permitted by Section 6.02(e)(ii)).

           "DEFAULT RATE" means a rate per annum equal at all times to 2% per annum above (i) in the case of a Eurodollar Rate Advance, the Applicable Rate therefore immediately prior to such Default Rate becoming applicable, and (ii) in all other cases, the Alternate Base Rate.

           "DOLLARS" and the sign "$" each means lawful money of the United States.

           "DOMESTIC LENDING OFFICE" means, with respect to any Lender, the office or Affiliate of such Lender specified as its "Domestic Lending Office" opposite its name on Schedule I hereto or in the Lender Assignment pursuant to which it became a Lender, or such other office or Affiliate of such Lender as such Lender may from time to time specify in writing to the Borrower and the Agent.

           "EFFECTIVE DATE" means the date on which each of the conditions precedent enumerated in Section 4.01 shall have been fulfilled to the satisfaction of the Lenders, the Agent and the Borrower.

           "ELIGIBLE ASSIGNEE" means (a) any Lender; (b) any other commercial bank or trust company organized under the laws of the United States, or any State thereof; (c) any other commercial bank organized under the laws of any other country that is a member of the OECD, or a political subdivision of any such country, provided that such bank is acting through a branch or agency located in the United States;
      (d) the central bank of any country that is a member of the OECD; and (e) any other commercial bank or other financial institution engaged generally in the business of extending credit or purchasing debt instruments; provided, however, that (i) any such Person shall also (A) have outstanding unsecured long-term indebtedness that is rated A-, A3 or A- or better, or unsecured short-term indebtedness that is rated A-2, P-2 or D-2 or better, by any two of S&P, Moody's or D&P, respectively, and (B) have combined capital and surplus (as established in its most recent report of condition to its primary regulator) of not less than $250,000,000 (or its equivalent in foreign currency), (ii) any Person described in clause (c),
      (d), or (e), above, shall, on the date on which it is to become a Lender hereunder, (A) be entitled to receive payments hereunder without deduction or withholding of any United States Federal income taxes (as contemplated by Section 2.16) and (B) not be incurring any losses, costs or expenses of the type for which such Person could demand payment under Section 2.13, and (iii) any Person described in clause (b), (c), (d), or (e), above, shall, in addition, be reasonably acceptable to the Agent and each LC Bank based upon its then-existing credit criteria.

           "ENVIRONMENTAL LAWS" means any federal, state or local laws, ordinances or codes, rules, orders, or regulations relating to pollution or protection of the environment, including, without limitation, laws relating to Hazardous Substances, laws relating to reclamation of land and waterways and laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollution, contaminants, chemicals, industrial or toxic wastes or other Hazardous Substances.

           "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA also refer to any successor sections.

           "ERISA AFFILIATE" of any Person means any trade or business (whether or not incorporated) that is a member of a group of which such Person is a member and that is under common control with such Person within the meaning of Section 414 of the Code.

           "EUROCURRENCY LIABILITIES" has the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

           "EURODOLLAR LENDING OFFICE" means, with respect to any Lender, the office or Affiliate of such Lender specified as its "Eurodollar Lending Office" opposite its name on Schedule I hereto or in the Lender Assignment pursuant to which it became a Lender (or, if no such office is specified, its Domestic Lending Office), or such other office or Affiliate of such Lender as such Lender may from time to time specify in writing to the Borrower and the Agent.

           "EURODOLLAR RATE" means, for each Interest Period for each Eurodollar Rate Advance made as part of the same Borrowing, an interest rate per annum equal to the average (rounded upward to the nearest whole multiple of 1/16 of 1% per annum, if such average is not such a multiple) of the rate per annum at which deposits in Dollars are offered by the principal office of each of the Reference Banks in London, England to prime banks in the London interbank market at 11:00 A.M. (London time) two Business Days before the first day of such Interest Period in an amount substantially equal to such Reference Bank's Eurodollar Rate Advance made as part of such Borrowing and for a period equal to such Interest Period. The Eurodollar Rate for the Interest Period for each Eurodollar Rate Advance made as part of the same

      Borrowing shall be determined by the Agent on the basis of applicable rates furnished to and received by the Agent from the Reference Banks two Business Days before the first day of such Interest Period, subject, however, to the provisions of Section 2.09.

           "EURODOLLAR RATE ADVANCE" means an Advance that bears interest as provided in Section 2.07(b).

           "EURODOLLAR RESERVE PERCENTAGE" of any Lender for each Interest Period for each Eurodollar Rate Advance means the reserve percentage applicable to such Lender during such Interest Period (or if more than one such percentage shall be so applicable, the daily average of such percentages for those days in such Interest Period during which any such percentage shall be so applicable) under Regulation D or other regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) then applicable to such Lender with respect to liabilities or assets consisting of or including Eurocurrency Liabilities having a term equal to such Interest Period.

           "EVENT OF DEFAULT" has the meaning assigned to that term in Section 7.01.

           "EXCHANGE ACT" means the Securities Exchange Act of 1934, and the regulations promulgated thereunder, in each case as amended from time to time.

           "EXTENSION OF CREDIT" means (i) the making of a Borrowing (including, without limitation, any Conversion), (ii) the issuance of a Letter of Credit, or (iii) the amendment of any Letter of Credit having the effect of extending the stated termination date thereof, increasing the LC Outstandings thereunder, or otherwise altering any of the material terms or conditions thereof.

           "FEDERAL FUNDS RATE" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it.

           "FEE LETTER" means that certain letter agreement, dated October 11, 1994, from Citibank to, and accepted by, the Borrower.

           "FIRST MORTGAGE BONDS" means the bonds issued by Commonwealth pursuant to the Indenture.

           "GAAP" means generally accepted accounting principles in the United States in effect from time to time.

           "GOVERNMENTAL APPROVAL" means any authorization, consent, approval, license, franchise, lease, ruling, tariff, rate, permit, certificate, exemption of, or filing or registration with, any governmental authority or other legal or regulatory body required in connection with the execution, delivery or performance of any Loan Document.

           "GUARANTY" means the Guaranty, dated as of the date hereof, by the Parent in favor of the Agent and the Lenders, in substantially the form of Exhibit E hereto.

           "HAZARDOUS SUBSTANCE" means any waste, substance, or material identified as hazardous, dangerous or toxic by any office, agency, department, commission, board, bureau, or instrumentality of the United States or of the State or locality in which the same is located having or exercising jurisdiction over such waste, substance or material.

           "INDENTURE" means that certain Mortgage of Commonwealth to Bank of America NT & SA (successor by merger to Continental Bank, National Association), and M.J. Kruger, as trustees, dated as of July 1, 1923, as the same has been and may from time to time be amended or supplemented and in effect.

           "INTEREST PERIOD" means, for each Eurodollar Rate Advance made as part of the same Borrowing, the period commencing on the date of such Eurodollar Rate Advance or the date of the Conversion of any Advance into such Eurodollar Rate Advance and ending on the last day of the period selected by the Borrower pursuant to the provisions below and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the Borrower pursuant to the provisions below. The duration of each such Interest Period shall be 1, 2, 3 or 6 months, in each case as the Borrower may select, upon notice received by the Agent not later than 11:00 A.M. on the third Business Day prior to the first day of such Interest Period; provided, however, that:

                (i) the Borrower may not select any Interest Period that ends after the Termination Date;

                (ii) Interest Periods commencing on the same date for Eurodollar Rate Advances made as part of the same Borrowing shall be of the same duration;

                (iii) if any Interest Period begins on a day for which there is no corresponding day in the calendar month during which such Interest Period is to end, such Interest Period shall end on the last Business Day of such month; and

                (iv) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided that if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day.

           "LC BANK" means a Lender designated by the Borrower, and acceptable to the Agent, in accordance with Section 3.01 as the issuer of a Letter of Credit pursuant to an LC Bank Agreement.

           "LC BANK AGREEMENT" means an agreement between an LC Bank and the Borrower providing for the issuance of one or more Letters of Credit, in substantially the form of Exhibit D hereto.

           "LC OUTSTANDINGS" means, for any Letter of Credit on any date of determination, the maximum amount available to be drawn under such Letter of Credit (assuming the satisfaction of all conditions for drawing enumerated therein).

           "LC PAYMENT NOTICE" has the meaning assigned to that term in Section 3.04(b).

           "LENDER ASSIGNMENT" means an assignment and acceptance agreement entered into by a Lender and an Eligible Assignee, and accepted by the Agent, in substantially the form of Exhibit C hereto.

           "LENDERS" means the Banks listed on the signature pages hereof, each Eligible Assignee that shall become a party hereto pursuant to Section
      9.07 and, if and to the extent so provided in Section 3.04(c), each LC
      Bank.

           "LETTER OF CREDIT" means a letter of credit issued by an LC Bank pursuant to Section 3.02, as such letter of credit may from time to time be amended, modified or extended in accordance with the terms of this Agreement and the LC Bank Agreement to which it relates.

           "LIEN" has the meaning assigned to that term in Section 6.02(e).

           "LOAN DOCUMENTS" means this Agreement, the Notes, the Guaranty, each LC Bank Agreement and all other agreements, instruments and documents now or hereafter executed and delivered pursuant hereto or thereto.

           "MAJORITY LENDERS" means, on any date of determination, Lenders that, collectively, on such date have in the aggregate at least 66-2/3% of the Commitments (without giving effect to any termination in whole of the Commitments pursuant to Section 7.02). Any determination of those Lenders constituting the Majority Lenders shall be made by the Agent and shall be conclusive and binding on all parties, absent manifest error.

           "MATERIAL ADVERSE EFFECT" means, relative to any occurrence of whatever nature (including, without limitation, any adverse determination in any litigation, arbitration, or governmental investigation or proceeding), a material adverse effect on:

                (a) the consolidated business, assets, revenues, financial condition, results of operations, operations, or prospects of the Borrower and its Subsidiaries; or

                (b) the ability of the Borrower to make any payment when due under this Agreement or to perform any of its other obligations under the Loan Documents.

           "MOODY'S" means Moody's Investors Service, Inc. or any successor thereto.

           "MULTIEMPLOYER PLAN" means a "multiemployer plan", as such term is defined in Section 4001(a)(3) of ERISA, that is maintained for employees of the Borrower or any ERISA Affiliate of the Borrower.

           "NORTHWIND" means Unicom Thermal Technologies Inc., an Illinois corporation, all of whose common stock is on the date hereof owned by the Borrower.

           "NOTE" means a promissory note of the Borrower payable to the order of a Lender, in substantially the form of Exhibit A hereto, evidencing the aggregate indebtedness of the Borrower to such Lender resulting from the Advances made by such Lender.

           "NOTICE OF BORROWING" has the meaning assigned to that term in
      Section 2.02(a).

           "NOTICE OF CONVERSION" has the meaning assigned to that term in
      Section 2.10(a).

           "OECD" means the Organization for Economic Cooperation and Development.

           "PBGC" means the Pension Benefit Guaranty Corporation (or any successor entity) established under ERISA.

           "PARENT" means Unicom Corporation, an Illinois corporation.

           "PENSION PLAN" means a "pension plan", as such term is defined in
      Section 3(2) of ERISA, which is subject to Title IV of ERISA (other than a Multiemployer Plan), and to which the Borrower or any ERISA Affiliate of the Borrower may have any liability, including any liability by reason of having been a substantial employer within the meaning of Section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under Section 4069 of ERISA.

           "PERCENTAGE" means, for any Lender on any date of determination, the percentage obtained by dividing such Lender's Commitment on such date by the total of the Commitments on such date (in each case, without giving effect to any termination of the Commitments pursuant to Section 7.02), and multiplying the quotient so obtained by 100%.

           "PERSON" means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

           "RATING AGENCY" means D&P, Moody's or S&P.

           "REFERENCE BANKS" means Citibank, Morgan Guaranty Trust Company of New York and Toronto Dominion (Texas), Inc., or any additional or substitute Lenders as may be selected from time to time to act as Reference Banks hereunder by the Agent, the Majority Lenders and the Borrower.

           "REGISTER" has the meaning assigned to that term in Section 9.07(c).

           "REQUEST FOR ISSUANCE" has the meaning assigned to that term in
      Section 3.02(a).

           "S&P" means Standard & Poor's Ratings Group or any successor thereto.

           "SEC" means the Securities and Exchange Commission and any entity succeeding to its functions under the Securities Act of 1933, as amended, or the Exchange Act.

           "SIGNIFICANT SUBSIDIARY" means Northwind and any other Subsidiary of the Borrower that, on a consolidated basis with any of its Subsidiaries as of any date of determination, accounts for more than 10% of the consolidated assets (valued at book value) of the Borrower and its Subsidiaries.

           "SUBSIDIARY" means, with respect to any Person, any corporation or unincorporated entity of which more than 50% of the outstanding capital stock (or comparable interest) having ordinary voting power (irrespective of whether at the time capital stock (or comparable interest) of any other class or classes of such corporation or entity shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned by said Person (whether directly or through one of more other Subsidiaries). In the case of an unincorporated entity, a Person shall be deemed to have more than 50% of interests having ordinary voting power only if such Person's vote in respect of such interests comprises more than 50% of the total voting power of all such interests in the unincorporated entity.

           "TERMINATION DATE" means, as to any Lender, the earlier to occur of
      (i) November 22, 1997 or, as to each Lender that has consented to the same pursuant to Section 2.18, such later date to which the Termination Date for such Lender is extended in accordance with Section 2.18, and (ii) the date of termination or reduction in whole of the Commitments pursuant to
      Section 2.05 or 7.02.

           "TYPE" has the meaning assigned to that term (i) in the definition of "ADVANCE" when used in such context and (ii) in the definition of "BORROWING" when used in such context.

           "UNMATURED DEFAULT" means an event that, with the giving of notice or lapse of time, or both, would constitute an Event of Default.

           "WELFARE PLAN" means a "welfare plan", as such term is defined in
      Section 3(1) of ERISA.

      SECTION 1.02. COMPUTATION OF TIME PERIODS. Unless otherwise indicated, each reference in this Agreement to a specific time of day is a reference to New York City time. In the computation of periods of time under this Agreement, any period of a specified number of days or months shall be computed by including the first day or month occurring during such period and excluding the last such day or month. In the case of a period of time "FROM" a specified date "TO" or "UNTIL" a later specified date, the word "FROM" means "FROM AND INCLUDING" and the words "TO" and "UNTIL" each means "TO BUT EXCLUDING".

      SECTION 1.03. ACCOUNTING TERMS. All accounting terms not specifically defined herein shall be construed in accordance with GAAP.


                                   ARTICLE II
                       AMOUNTS AND TERMS OF THE ADVANCES


      SECTION 2.01. THE ADVANCES. (a) Each Lender severally agrees, on the terms and conditions hereinafter set forth, to make Advances to the Borrower and to participate in the issuance of Letters of Credit (and the LC Outstandings thereunder) from time to time on any Business Day during the period from the Effective Date until the Termination Date in an aggregate outstanding amount not to exceed on any day such Lender's Available Commitment (after giving effect to all Extensions of Credit to be made on such day and the application of the proceeds thereof). Each Borrowing (other than a Borrowing deemed made under
Section 3.04(d)) shall be in an aggregate amount not less than $5,000,000, or an integral multiple of $1,000,000 in excess thereof (or such lesser amount as shall be equal to the total amount of the Available Commitments on such date, after giving effect to all other Extensions of Credit to be made on such date), and shall consist of Advances of the same Type, having the same Interest Period (in the case of Eurodollar Rate Advances) and made or Converted on the same day by the Lenders ratably according to their respective Percentages. Within the limits of each Lender's Commitment and subject to the conditions hereinafter set forth, the Borrower may request Extensions of Credit hereunder, prepay Advances, or reduce or cancel Letters of Credit, and use the resulting increase in the Available Commitments for further Extensions of Credit in accordance with the terms hereof.

      (b) In no event shall the Borrower be entitled to request or receive any Extensions of Credit that would cause the principal amount outstanding hereunder to exceed the Commitments.

      SECTION 2.02. MAKING THE ADVANCES. (a) Each Borrowing shall be made on notice, given not later than 10:30 A.M., in the case of Alternate Base Rate Advances, or 11:30 A.M., in the case of Eurodollar Rate Advances, (i) on the third Business Day prior to the date of the proposed Borrowing, in the case of a Borrowing comprised of Eurodollar Rate Advances, and (ii) on the date of the proposed Borrowing, in the case of a Borrowing comprised of Alternate Base Rate Advances, in each case by the Borrower to the Agent, which shall give to each Lender prompt notice thereof by telecopier, telex, or cable. Each such notice of a Borrowing (a "NOTICE OF BORROWING") shall be by telecopier, telex or cable, in substantially the form of Exhibit B-1 hereto, specifying therein the requested (A) date of such Borrowing, (B) Type of Advances comprising such Borrowing, (C) aggregate amount of such Borrowing, and (D) in the case of a Borrowing comprised of Eurodollar Rate Advances, the Interest Period for each such Advance. Each Lender shall, before 12:00 noon on the date of such Borrowing, make available for the account of its Applicable Lending Office to the Agent at its address referred to in Section 9.02, in same day funds, such Lender's ratable portion of such Borrowing. After the Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article IV, the Agent will make such funds available to the Borrower at the Agent's aforesaid address.

      (b) Each Notice of Borrowing shall be irrevocable and binding on the Borrower. In the case of any Borrowing which the related Notice of Borrowing specifies is to be comprised of Eurodollar Rate Advances, the Borrower shall indemnify each Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill, on or before the date specified in such Notice of Borrowing for such Borrowing, the applicable conditions set forth in
Article IV, including,
without limitation, any loss, cost, or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Advance to be made by such Lender as part of such Borrowing when such Advance, as a result of such failure, is not made on such date.

      (c) Unless the Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Agent such Lender's Advance as part of such Borrowing, the Agent may assume that such Lender has made such Advance available to the Agent on the date of such Borrowing in accordance with subsection (a) of this Section 2.02 and the Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such Advance available to the Agent, such Lender and the Borrower severally agree to repay to the Agent forthwith on demand such corresponding amount, together with interest thereon for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Agent, at (i) in the case of the Borrower, the interest rate applicable at the time to Advances comprising such Borrowing and (ii) in the case of such Lender, the Federal Funds Rate. If such Lender shall repay to the Agent such corresponding amount, such amount so repaid shall constitute such Lender's Advance as part of such Borrowing for purposes of this Agreement.

      (d) The failure of any Lender to make the Advance to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Advance on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on the date of any Borrowing.

      (e) Notwithstanding anything contained herein to the contrary, (i) not more than two Borrowings may be made on the same Business Day and (ii) not more than seven Borrowings may be outstanding at any one time.

      SECTION 2.03. COMPUTATIONS OF OUTSTANDINGS. Whenever reference is made in this Agreement to the principal amount outstanding on any date under this Agreement, such reference shall refer to the sum of (i) the aggregate principal amount of all Advances outstanding on such date plus (ii) the aggregate LC Outstandings of all Letters of Credit outstanding on such date, in each case after giving effect to all Extensions of Credit to be made on such date and the application of the proceeds thereof. References to the unused portion of the Commitments shall refer to the excess, if any, of the Commitments over the principal amount outstanding hereunder; and references to the unused portion of any Lender's Commitment shall refer to such Lender's Percentage of the unused Commitments.

      SECTION 2.04. FEES. (a) The Borrower agrees to pay to the Agent for the account of each Lender the Commitment Fee from the date hereof, in the case of each Bank, and from the effective date specified in the Lender Assignment pursuant to which it became a Lender, in the case of each other Lender, until the Termination Date, payable quarterly in arrears on the last day of each March, June, September and December during the term of such Lender's Commitment, commencing on the first such date to occur following the date hereof, and on the Termination Date.

      (b) The Borrower agrees to pay to the Agent for the account of each Bank a participation fee equal to (i) 0.125% of such Bank's Commitment, if the amount of such Bank's initial commitment was equal to or in excess of $15,000,000 and less than $25,000,000, or (ii) 0.175% of such Bank's Commitment, if the amount of such Bank's initial commitment was equal to or in excess of $25,000,000, such fee to be payable on the Effective Date.

      (c) The Borrower agrees to pay to the Agent for the account of each Lender a commission on such Lender's Percentage of the average daily aggregate amount of the LC Outstandings from the date hereof until the Termination Date at a rate per annum equal to the Applicable Margin with respect to Eurodollar Rate Advances from time to time, payable quarterly in arrears on the last day of each March, June, September and December, commencing on the first such date to occur following the date hereof, and on the Termination Date.

      (d) In addition to the fees provided for in subsections (a), (b) and (c), above, the Borrower shall pay to the Agent, for the account of the Agent, such other fees as are provided for in the Fee Letter, at the times and in the manner set forth therein.

      SECTION 2.05. REDUCTION OF THE COMMITMENTS. The Borrower shall have the right, upon at least three

Business Days' notice to the Agent, to terminate in whole or reduce ratably in part the unused portions of the respective Commitments of the Lenders; provided that the aggregate amount of the Commitments of the Lenders shall not be reduced to an amount that is less than the aggregate principal amount then outstanding hereunder; and provided, further, that each partial reduction shall be in an aggregate amount equal to $5,000,000 and an integral multiple of $1,000,000 in excess thereof.

      SECTION 2.06. REPAYMENT OF ADVANCES. The Borrower shall repay the principal amount of each Advance made by each Lender in accordance with the Note to the order of such Lender; provided, however, that the aggregate principal amount outstanding of all Advances made by a Lender shall be due and payable in full on the Termination Date applicable to such Lender.

      SECTION 2.07. INTEREST ON ADVANCES. The Borrower shall pay interest on the unpaid principal amount of each Advance owing to each Lender from the date of such Advance until such principal amount shall be paid in full, at the Applicable Rate for such Advance (except as otherwise provided in this Section 2.07), payable as follows:

           (a) ALTERNATE BASE RATE ADVANCES. If such Advance is an Alternate Base Rate Advance, interest thereon shall be payable quarterly in arrears on the last day of each March, June, September and December, on the date of any Conversion of such Alternate Base Rate Advance and on the date such Alternate Base Rate Advance shall become due and payable or shall otherwise be paid in full; provided that any amount of principal that is not paid when due (whether at stated maturity, by acceleration, or otherwise) shall bear interest, from the date on which such amount is due until such amount is paid in full, payable on demand, at a rate per annum equal at all times to the Default Rate.

           (b) EURODOLLAR RATE ADVANCES. Subject to Section 2.08, if such Advance is a Eurodollar Rate Advance, interest thereon shall be payable on the last day of each Interest Period and, if the Interest Period for such Advance has a duration of six months, on the numerically corresponding day that occurs during such Interest Period three months from the first day of such Interest Period

      (or, if any such month does not have a numerically corresponding day, then on the last day of such month) and on the date such Eurodollar Rate Advance shall be Converted, shall become due and payable or shall otherwise be paid in full; provided that any amount of principal that is not paid when due (whether at stated maturity, by acceleration, or otherwise) shall bear interest, from the date on which such amount is due until such amount is paid in full, payable on demand, at a rate per annum equal at all times to the Default Rate.

      SECTION 2.08. ADDITIONAL INTEREST ON EURODOLLAR ADVANCES. The Borrower shall pay to Agent for the account of each Lender any costs actually incurred by such Lender which are attributable to such Lender's compliance with regulations of the Board of Governors of the Federal Reserve System requiring the maintenance of reserves with respect to liabilities or assets consisting of or including Eurocurrency Liabilities. Such costs shall be paid to the Agent for the account of such Lender in the form of additional interest on the unpaid principal amount of each Eurodollar Rate Advance of such Lender, from the date of such Advance until such principal amount is paid in full, at an interest rate per annum equal at all times to the remainder obtained by subtracting (i) the Eurodollar Rate for the Interest Period for such Advance from (ii) the rate obtained by dividing such Eurodollar Rate by a percentage equal to 100% minus the Eurodollar Reserve Percentage of such Lender for such Interest Period, payable on each date on which interest is payable on such Advance. Such additional interest shall be determined by such Lender and notified to the Borrower through the Agent. A certificate as to the amount of such additional interest, submitted to the Borrower and the Agent by such Lender, shall be conclusive and binding for all purposes, absent manifest error.

      SECTION 2.09. INTEREST RATE DETERMINATION. (a) Each Reference Bank agrees to furnish to the Agent timely information for the purpose of determining each Eurodollar Rate. If any one or more of the Reference Banks shall not furnish such timely information to the Agent for the purpose of determining any such interest rate, the Agent shall determine such interest rate on the basis of timely information furnished by the remaining Reference Banks.

      (b) The Agent shall give prompt notice to the Borrower and the Lenders of the applicable interest rate determined by the Agent for purposes of Section 2.07(a) or (b) and the applicable rate, if any, furnished by each Reference Bank for the purpose of determining the applicable interest rate under Section 2.07(b).

      (c) If fewer than two Reference Banks furnish timely information to the Agent for determining the Eurodollar Rate for any Eurodollar Rate Advances, due to the unavailability of funds to such Reference Banks in the relevant financial markets:

                (i) the Agent shall forthwith notify the Borrower and the Lenders that the interest rate cannot be determined for such Eurodollar Rate Advances;

                (ii) each such Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into an Alternate Base Rate Advance (or if such Advance is then an Alternate Base Rate Advance, will continue as an Alternate Base Rate Advance); and

                (iii) the obligation of the Lenders to make, or to Convert Advances into, Eurodollar Rate Advances, shall be suspended until the Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist.

      (d) If, with respect to any Eurodollar Rate Advances, the Majority Lenders notify the Agent that the Eurodollar Rate for any Interest Period for such Advances will not adequately reflect the cost to such Majority Lenders of making, funding, or maintaining their respective Eurodollar Rate Advances for such Interest Period, the Agent shall forthwith so notify the Borrower and the Lenders, whereupon:

                (i) each Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into an Alternate Base Rate Advance; and

                (ii) the obligation of the Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended until the Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist.

      (e) If the Borrower shall fail to select the duration of any Interest Period for any Eurodollar Rate Advances in accordance with the provisions contained in the definition of "INTEREST PERIOD" in Section 1.01, the Agent will forthwith so notify the Borrower and the Lenders and such Advances will automatically, on the last day of the then existing Interest Period therefor, Convert into Alternate Base Rate Advances.

      (f) On the date on which the aggregate unpaid principal amount of Advances comprising all Borrowings shall be reduced, by payment or prepayment or otherwise, to less than $5,000,000, such Advances shall, if they are Eurodollar Rate Advances, automatically Convert into Alternate Base Rate Advances, and on and after such date the right of the Borrower to Convert such Advances into Eurodollar Rate Advances shall be suspended until such time that the aggregate unpaid principal amount of Advances comprising all Borrowings shall equal or exceed $5,000,000.

      SECTION 2.10. CONVERSION OF ADVANCES. So long as no Event of Default or Unmatured Default shall have occurred and be continuing, the Borrower may on any Business Day, by delivering a notice of Conversion (a "NOTICE OF CONVERSION") to the Agent not later than 12:00 noon (i) on the third Business Day prior to the date of the proposed Conversion, in the case of a Conversion to Eurodollar Rate Advances and (ii) on the date of the proposed Conversion, in the case of a Conversion to Alternate Base Rate Advances, and subject to the provisions of Sections 2.09 and 2.13, Convert all Advances of one Type comprising the same Borrowing into Advances of another Type; provided, however, that, in the case of any Conversion of any Eurodollar Rate Advances into Advances of another Type on a day other than the last day of an Interest Period for such Eurodollar Rate Advances, the Borrower shall be obligated to reimburse the Lenders in respect thereof pursuant to Section 9.04(b). Each such Notice of Conversion shall be in substantially the form of Exhibit B-2 hereto and shall, within the restrictions specified above, specify (A) the date of such Conversion, (B) the Advances to be Converted, (C) if such Conversion is into Eurodollar Rate Advances, the duration of the Interest Period for each such Advance, and (D) the aggregate amount of Advances proposed to be Converted.

      SECTION 2.11. OPTIONAL PREPAYMENTS OF ADVANCES. The Borrower may, upon at least three Business Days' notice to the Agent stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given the Borrower shall, prepay the outstanding principal amounts of the Advances comprising part of the same Borrowing in whole or ratably in part, together with accrued interest to the date of such prepayment on the principal amount prepaid; provided, however, that (i) each partial prepayment shall be in an aggregate principal amount not less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof and (ii) in the case of any such prepayment of Eurodollar Rate Advances, the Borrower shall be obligated to reimburse the Lenders in respect thereof pursuant to Section 9.04(b) on the date of such prepayment. Except as provided in this Section 2.11, the Borrower shall have no right to prepay any principal amount of any Advances.

      SECTION 2.12. MANDATORY PREPAYMENTS. (a) If and to the extent that the aggregate principal amount outstanding on any date hereunder shall exceed the aggregate amount of the Commitments hereunder on such date, the Borrower shall pay or prepay for the ratable accounts of the Lenders so much of the principal amount outstanding under this Agreement as shall be necessary in order that the principal amount outstanding (after giving effect to such prepayment) will not exceed the amount of Commitments on such date, together with (i) accrued interest to the date of such prepayment on the principal amount repaid or prepaid and (ii) in the case of prepayments of Eurodollar Rate Advances, any amount payable to the Lenders pursuant to Section 9.04(b).

      (b) All prepayments required to be made pursuant to subsection (a), above, shall be applied by the Agent:

           (i) first, to the prepayment in whole or ratably in part of the principal amount of all outstanding Alternate Base Rate Advances (without reference to minimum dollar requirements);

           (ii) second, to the prepayment in whole or ratably in part of the principal amount of all outstanding Eurodollar Rate Advances (without reference to minimum dollar requirements); and

           (iii) third, to the cash collateralization of LC Outstandings by depositing such amounts in a special interest-bearing escrow account maintained by the Agent at the Agent's office and pledged to the Agent for the benefit of the Lenders pursuant to documentation reasonably satisfactory to the Borrower and the Agent.

      (c) In lieu of prepaying any Eurodollar Rate Advances under any provision (other than Sections 2.14 and 7.02) of this Agreement, the Borrower may, upon notice to the Agent, deliver such funds to the Agent, to be held as additional cash collateral securing the obligations hereunder and under the Notes. The Agent shall deposit all amounts delivered to it in a non-interest-bearing special purpose cash collateral account, to be governed by a cash collateral agreement in form and substance satisfactory to the Borrower and the Agent, and shall apply all such amounts in such account against such Advances, and such Advances shall be deemed prepaid, on the last day of the Interest Period therefor. The Agent shall promptly notify the Lenders of any election by the Borrower to deliver funds to the Agent under this subsection (c).

      (d) In addition, in the event that any Lender shall not have consented to a request made by the Borrower under Section 2.18 to extend the Termination Date, then, on the date of any termination or reduction of the Commitment of such Lender pursuant to Section 2.18, the Borrower shall pay or prepay to such Lender the aggregate outstanding principal amount of all Advances of such Lender, together with accrued interest to the date of such prepayment on the principal amount prepaid. In the case of any such prepayment of a Eurodollar Rate Advance, the Borrower shall be obligated to reimburse each such Lender in respect thereof pursuant to Section 9.04(b).

      SECTION 2.13. INCREASED COSTS. (a) If, due to either (i) the introduction of or any change (other than any change by way of imposition or increase of reserve requirements, in the case of Eurodollar Rate Advances, included in the Eurodollar Reserve Percentage) in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in (A) the cost to any Lender of agreeing to make or making, funding or maintaining Eurodollar Rate Advances, or of participating in the issuance, maintenance or funding of any Letter of Credit, or (B) the cost to any LC Bank of issuing, maintaining or funding any Letter of Credit, then the Borrower shall from time to time, upon demand by such Lender or any LC Bank, as the case may be (with a copy of such demand to the Agent), pay to the Agent for the account of such Lender or LC Bank, as the case may be, additional amounts sufficient to compensate such Lender or LC Bank, as the case may be, for such increased cost. A certificate as to the amount of such increased cost, submitted to the Borrower and the Agent by such Lender or LC Bank, shall be conclusive and binding for all purposes, absent manifest error.

      (b) If any Lender or LC Bank determines that compliance with any law or regulation or any guideline or request from any central bank or other governmental authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by such Lender or LC Bank or any corporation controlling such Lender or LC Bank and that the amount of such capital is increased by or based upon (1) the existence of such Lender's or LC Bank's commitment to lend or issue or participate in any Letter of Credit hereunder or (2) the participation in or issuance or maintenance of any Letter of Credit or Advance and (3) other similar such commitments, then, upon demand by such Lender or LC Bank (with a copy of such demand to the Agent), the Borrower shall immediately pay to the Agent for the account of such Lender or LC Bank from time to time as specified by such Lender or LC Bank additional amounts sufficient to compensate such Lender or LC Bank or such corporation in the light of such circumstances, to the extent that such Lender or LC Bank reasonably determines such increase in capital to be allocable to the transactions contemplated hereby. A certificate as to such amounts submitted to the Borrower and the Agent by such Lender or LC Bank, describing in reasonable detail the manner in which such amounts have been calculated, shall be conclusive and binding for all purposes, absent manifest error.

      (c) Notwithstanding the provisions of subsection (a) or (b), above, to the contrary, no Lender or LC Bank shall be entitled to demand compensation or be compensated thereunder to the extent that such compensation relates to any period of time more than 180 days prior to the date upon which such Lender or LC Bank first notified the Borrower of the occurrence of the event entitling such Lender to such compensation (unless, and to the extent, that any such compensation so demanded shall relate to the retroactive application of any event so notified to the Borrower).

      SECTION 2.14. ILLEGALITY. Notwithstanding any other provision of this Agreement to the contrary, if any Lender (the "AFFECTED LENDER") shall notify the Agent and the Borrower that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for the Affected Lender or its Eurodollar Lending Office to perform its obligations hereunder to make Eurodollar Rate Advances or to fund or maintain Eurodollar Rate Advances hereunder, (i) all Eurodollar Rate Advances of the Affected Lender shall, on the fifth Business Day following such notice from the Affected Lender (or sooner if required by such law, regulation, central bank or other governmental authority), automatically be Converted into a like number of Alternate Base Rate Advances, each in the amount of the corresponding Eurodollar Rate Advance of the Affected Lender being so Converted (each such Advance, as so Converted, being an "AFFECTED LENDER ADVANCE"), and the obligation of the Affected Lender to make, maintain, or Convert Advances into Eurodollar Rate Advances shall thereupon be suspended until the Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist, or the Affected Lender has been replaced pursuant to Section 9.07(g), and (ii) in the event that, on the last day of each of the then-current Interest Periods for each Eurodollar Rate Advance (each such Advance being an "UNAFFECTED LENDER ADVANCE") of each of the other Lenders (each such Lender being an "UNAFFECTED LENDER"), the Agent shall have yet to notify the Borrower and the Lenders that the circumstances causing such suspension of the Affected Lender's obligations as aforesaid no longer exist, or the Affected Lender has not yet been replaced pursuant to
Section 9.07(g), such Unaffected Lender Advances shall be Converted into Alternate Base Rate Advances, and the obligation of each such Unaffected Lender to make, maintain, or Convert Advances into Eurodollar Rate Advances shall be suspended until the Agent shall so notify the Borrower and the Lenders, or the Affected Lender shall be so replaced. For purposes of any prepayment under this Agreement, each Affected Lender Advance shall be deemed to continue to be part of the same Borrowing as the Unaffected Lender Advances to which it corresponded at the time of the Conversion of such Affected Lender Advance pursuant to clause
(i), above.

      SECTION 2.15.  PAYMENTS AND COMPUTATIONS.   (a) The Borrower shall make
each payment hereunder and under the Notes not later than 1:00 P.M. on the day when due in

Dollars to the Agent at its address referred to in Section 9.02 in same day funds. Any payment that is received by the Agent after 1:00 P.M. on any Business Day shall be deemed received on the immediately succeeding Business Day. The Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal or interest or fees ratably (other than amounts payable pursuant to Section 2.02(c), 2.04(b), 2.04(d), 2.08, 2.12(d), 2.13, 2.16, 9.04(b) or 9.04(c)) (in accordance with their respective Percentages) to the Lenders for the account of their respective Applicable Lending Offices, and like funds relating to the payment of any other amount payable to any Lender to such Lender for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. Upon its acceptance of a Lender Assignment and recording of the information contained therein in the Register pursuant to Section 9.07(d), from and after the effective date specified in such Lender Assignment, the Agent shall make all payments hereunder and under the Notes in respect of the interest assigned thereby to the Lender assignee thereunder, and the parties to such Lender Assignment shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

      (b) The Borrower hereby authorizes each Lender and LC Bank, if and to the extent payment owed to such Lender or LC Bank is not made when due hereunder or under any Note held by such Lender, to charge from time to time against any or all of the Borrower's accounts with such Lender or LC Bank, as the case may be, any amount so due.

      (c) All computations of interest based on the Alternate Base Rate and of fees shall be made by the Agent on the basis of a year of 365 or 366 days, as the case may be, and all computations of interest based on the Eurodollar Rate and the Federal Funds Rate shall be made by the Agent, and all computations of interest pursuant to Section 2.08 shall be made by a Lender, on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or fees are payable. Each determination by the Agent (or, in the case of Section 2.08, by a Lender) of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

      (d) Whenever any payment hereunder, under the Notes, under an LC Bank Agreement or under any other Loan

Document shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or fees, as the case may be; provided, however, that if such extension would cause payment of interest on or principal of Eurodollar Rate Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day, and such reduction of time shall in such case be taken into account in the computation of interest or fees, as the case may be.

      (e) Unless the Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Lenders hereunder that the Borrower will not make such payment in full, the Agent may assume that the Borrower has made such payment in full to the Agent on such date and the Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent that the Borrower shall not have so made such payment in full to the Agent, each Lender shall repay to the Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Agent, at the Federal Funds Rate.

      (f) Notwithstanding anything to the contrary contained herein, any amount payable by the Borrower hereunder or under any Note that is not paid when due (whether at stated maturity, by acceleration or otherwise) shall (to the fullest extent permitted by law) bear interest from the date when due until paid in full at a rate per annum equal at all times to the Default Rate, payable upon demand.

      SECTION 2.16. TAXES. (a) Any and all payments by the Borrower hereunder and under the other Loan Documents shall be made, in accordance with Section 2.15, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges, or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender, each LC Bank and the Agent, taxes imposed on its overall net income and franchise taxes imposed on it by the jurisdiction under the laws of which such Lender, LC Bank or the Agent (as the case may be) is organized or any political subdivision thereof and, in the case of each Lender, taxes imposed on its overall net income and franchise taxes imposed on it by the jurisdiction of such Lender's Applicable Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "TAXES"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any other Loan Document to any Lender, any LC Bank or the Agent, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.16) such Lender, such LC Bank or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

      (b) In addition, the Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges, or similar levies which arise from any payment made hereunder or under any other Loan Document or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Document (hereinafter referred to as "OTHER TAXES").

      (c) The Borrower will indemnify each Lender, each LC Bank and the Agent for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this
Section 2.16) paid by such Lender, such LC Bank or the Agent (as the case may
be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within 30 days from the date such Lender, such LC Bank or the Agent (as the case may be) makes written demand therefor.

      (d) Within 30 days after the date of any payment of Taxes, the Borrower will furnish to the Agent, at its address referred to in Section 9.02, the original or a certified copy of a receipt evidencing payment thereof.

      (e) Each Lender which is organized under the laws of a jurisdiction outside of the United States agrees that, on or prior to the date upon which it shall become a party hereto, and upon the reasonable request from time to time of the Borrower or the Agent, such Lender will deliver to the Borrower and the Agent duly completed copies of such form or forms as may from time to time be prescribed by the United States Internal Revenue Service indicating that such Lender is entitled to receive payments without deduction or withholding of any United States Federal income taxes, as permitted by the Code. Each Lender that delivers to the Borrower and the Agent the form or forms referred to in the preceding sentence further undertakes to deliver to the Borrower and the Agent further copies of such form or forms, or successor applicable form or forms, as the case may be, as and when any previous form filed by it hereunder shall expire or shall become incomplete or inaccurate in any respect, unless such Lender is no longer permitted under United States law to deliver such form or forms. Each such Lender represents and warrants that each such form supplied by it to the Agent and the Borrower pursuant to this subsection (e), and not superseded by another form supplied by it, is or will be, as the case may be, complete and accurate.

      (f) Any Lender claiming any additional amounts payable pursuant to this
Section 2.16 shall use its best efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its Applicable Lending Office if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts which may thereafter accrue and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender.

      (g) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 2.16 shall survive the payment in full of principal and interest hereunder and under the Notes.

      SECTION 2.17.  SHARING OF PAYMENTS, ETC.   If any Lender shall obtain any
payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the Advances made by it (other than pursuant to Section 2.02(c), 2.08, 2.12(d), 2.16, 9.04(b) or 9.07) in excess of its ratable share of payments on account of the Advances obtained by all the Lenders, such Lender shall forthwith purchase from the other Lenders such participations in the Advances made by them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery, together with an amount equal to such Lender's ratable share (according to the proportion of (i) the amount of such Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 2.17 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

      SECTION 2.18. EXTENSION OF TERMINATION DATE. (a) At least 60 but not more than 90 days before each of the first two anniversaries of the Effective Date, the Borrower may, by delivering a written request to the Agent (each such request being irrevocable), request that each Lender extend for one year the Termination Date with respect to such Lender's Commitment. The Agent shall, upon its receipt of such a request, promptly notify each Lender thereof, and request that each Lender promptly advise the Agent of its approval or rejection of such request.

      (b) Upon receipt of such notification from the Agent, each Lender may (but shall not be required to), in its sole and absolute discretion, agree to extend the Termination Date with respect to its Commitment for a period of one year, and shall (should it determine to do so), no later than 30 days following its receipt of such notification, notify the Agent of its approval concerning such request. If any Lender shall not so notify the Agent, such Lender shall be deemed not to have consented to such request. The Agent shall thereupon notify the Borrower as to the Lenders, if any, that have consented to such request.

      (c) The Commitment of each Lender that consents to such request shall be extended for a period of one year, commencing on the then-scheduled Termination Date. Subject to subsection (d), below, the Commitment of any Lender electing not to extend (or failing to notify the

Agent of its consent to extend) the Termination Date shall automatically terminate on the then-scheduled Termination Date.

      (d) In the event that any Lender (a "NONCONSENTING LENDER") shall not consent (or shall be deemed not to have consented) to the Borrower's extension request made prior to the first anniversary of the Effective Date pursuant to subsection (a), above, the Borrower may, by delivering a written request to the Agent (such request being irrevocable) at least 60 but no more than 90 days prior to the second anniversary of the Effective Date, request that each Nonconsenting Lender extend for two years the Termination Date with respect to such Lender's Commitment. The Agent shall, upon its receipt of such a request, promptly notify such Nonconsenting Lender thereof, and request that each Nonconsenting Lender promptly advise the Agent of its approval or rejection of such request. Upon receipt of such notification from the Agent, each Nonconsenting Lender may (but shall not be required to), in its sole and absolute discretion, agree to extend the Termination Date with respect to its Commitment for a period of two years, and shall (should it determine to do so), no later than 30 days following its receipt of such notification, notify the Agent of its approval concerning such request. If any Nonconsenting Lender shall not so notify the Agent, such Nonconsenting Lender shall be deemed not to have consented to such request. The Agent shall thereupon notify the Borrower as to the Nonconsenting Lenders, if any, that have consented to such request. The Commitment of each Nonconsenting Lender that consents to such request shall be extended for a period of two years, commencing on the then-scheduled Termination Date for such Nonconsenting Lender. The Commitment of any Nonconsenting Lender electing not to extend (or failing to notify the Agent of its consent to extend) the Termination Date shall automatically terminate on the then-scheduled Termination Date for such Nonconsenting Lender.

      (e) On each then-scheduled Termination Date, the aggregate Commitments shall be automatically reduced by an amount equal to the product of (i) the sum of the Percentages of those Lenders (including Nonconsenting Lenders) that have elected not to extend (or failed to notify the Agent of their consent to extend) their Commitment pursuant to subsection (b) or (d), above, as applicable, and
(ii) the Commitments on such Termination Date immediately prior to such calculation.

                                  ARTICLE III
                               LETTERS OF CREDIT


      SECTION 3.01 LC BANKS. (a) Subject to the terms and conditions hereof, the Borrower may from time to time arrange for one or more Lenders to act as an LC Bank hereunder. Any such designation by the Borrower shall be notified to the Agent at least five Business Days prior to the first date upon which the Borrower proposes that such LC Bank issue its first Letter of Credit, so as to provide adequate time for such proposed Letter of Credit to be approved by the Agent hereunder; provided, that nothing contained herein shall be deemed to require any Lender to agree to act as an LC Bank, if it does not so desire. Within two Business Days following the receipt of any such designation of a proposed LC Bank together with the proposed form of such Letter of Credit, the Agent shall notify the Borrower as to whether such Letter of Credit complies with the requirements specified therefor in this Agreement.

      (b) The aggregate amount of all LC Outstandings in respect of all Letters of Credit outstanding on any date of determination shall not exceed $100,000,000.

      SECTION 3.02 LETTERS OF CREDIT. (a) Each Letter of Credit shall be issued (or the stated maturity thereof extended or terms thereof modified or amended) on not less than three Business Days' prior written notice thereof to the Agent (which shall promptly distribute copies thereof to the Lenders) and the relevant LC Bank. Each such notice (a "REQUEST FOR ISSUANCE") shall specify
(i) the date (which shall be a Business Day) of issuance of such Letter of Credit (or the date of effectiveness of such extension, modification or amendment) and the stated expiry date thereof (which shall be no later than the latest then-scheduled Termination Date on which the amount of the Commitments (without giving effect to any scheduled reductions in the Commitments on such date) will equal or exceed the aggregate stated amount of such Letter of Credit and all other Letters of Credit that are then scheduled to expire thereafter),
(ii) the proposed stated amount of such Letter of Credit (which shall not be less than $1,000,000) and (iii) such other information as shall demonstrate compliance by such Letter of Credit with the requirements specified therefor in this Agreement and the relevant LC Bank Agreement. Each Request for Issuance shall be irrevocable unless modified or rescinded by the Borrower not less than two days prior to the proposed date of issuance (or effectiveness) specified therein. Not later than 12:00 noon on the proposed date of issuance (or effectiveness) specified in such Request for Issuance, and upon fulfillment of the applicable conditions precedent and the other requirements set forth herein and in the relevant LC Bank Agreement, such LC Bank shall issue (or extend, amend or modify) such Letter of Credit and provide notice and a copy thereof to the Agent, which shall promptly furnish copies thereof to the Lenders.

      (b) Each Lender severally agrees with such LC Bank to participate in the Extension of Credit resulting from the issuance (or extension, modification or amendment) of such Letter of Credit, in the manner and the amount provided in
Section 3.04(b), and the issuance of such Letter of Credit shall be deemed to be a confirmation by such LC Bank and each Lender of such participation in such amount.

      SECTION 3.03 LC BANK FEES. The Borrower shall pay directly to each LC Bank the letter of credit fees, if any, specified to be paid pursuant to the terms of the LC Bank Agreement to which such LC Bank is a party at the times and in the manner specified in such LC Bank Agreement.

      SECTION 3.04 REIMBURSEMENT TO LC BANKS. (a) The Borrower hereby agrees to pay to the Agent for the account of each LC Bank, on demand made by such LC Bank to the Borrower and the Agent, on and after each date on which such LC Bank shall pay any amount under the Letter of Credit issued by such LC Bank, a sum equal to the amount so paid plus interest on such amount from the date so paid by such LC Bank until repayment to such LC Bank in full at a fluctuating interest rate per annum equal at all times to the interest rate hereunder for Alternate Base Rate Advances.

      (b) If any LC Bank shall not have been reimbursed in full for any payment made by such LC Bank under the Letter of Credit issued by such LC Bank on the date of such payment, such LC Bank shall give the Agent and each Lender notice thereof (an "LC PAYMENT NOTICE") no later than 12:00 noon on the Business Day immediately succeeding the date of such payment by such LC Bank. Each Lender severally agrees to purchase a participation in the reimbursement obligation of the Borrower to such LC Bank under subsection (a), above, by paying to the

Agent for the account of such LC Bank an amount equal to such Lender's Percentage of such unreimbursed amount paid by such LC Bank, plus interest on such amount at a rate per annum equal to the Federal Funds Rate from the date of such payment by such LC Bank to the date of payment to such LC Bank by such Lender. Each such payment by a Lender shall be made not later than 3:00 P.M. on the later to occur of (i) the Business Day immediately following the date of such payment by such LC Bank and (ii) the Business Day on which such Lender shall have received an LC Payment Notice from such LC Bank. Each Lender's obligation to make each such payment to the Agent for the account of such LC Bank shall be several and shall not be affected by the occurrence or continuance of an Unmatured Default or Event of Default or the failure of any other Lender to make any payment under this Section 3.04. Each Lender further agrees that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

      (c) The failure of any Lender to make any payment to the Agent for the account of an LC Bank in accordance with subsection (b), above, shall not relieve any other Lender of its obligation to make payment, but no Lender shall be responsible for the failure of any other Lender. If any Lender shall fail to make any payment to the Agent for the account of an LC Bank in accordance with subsection (b), above, within five Business Days after the LC Payment Notice relating thereto, then, for so long as such failure shall continue, such LC Bank shall be deemed, for purposes of Section 2.17 and Article VII hereof, to be a Lender hereunder owed an Advance in an amount equal to the outstanding principal amount due and payable by such Lender to the Agent for the account of such LC Bank pursuant to subsection (b), above.

      (d) Each participation purchased by a Lender under subsection (b), above, shall constitute an Alternate Base Rate Advance deemed made by such Lender to the Borrower on the date of such payment by the relevant LC Bank under the Letter of Credit issued by such LC Bank (irrespective of the Borrower's noncompliance, if any, with the conditions precedent for Advances hereunder); and all such payments by the Lenders in respect of any one such payment by such LC Bank shall constitute a single Borrowing hereunder.

      SECTION 3.05 OBLIGATIONS ABSOLUTE. The payment obligations of each Lender under Section 3.04(b) and of the Borrower under this Agreement in respect of any payment under any Letter of Credit and any Advance made under Section 3.04(d) shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including, without limitation, the following circumstances:

           (i) any lack of validity or enforceability of any Loan Document or any other agreement or instrument relating thereto or to such Letter of Credit;

           (ii) any amendment or waiver of, or any consent to departure from, all or any of the Loan Documents;

           (iii) the existence of any claim, set-off, defense or other right that the Borrower may have at any time against any beneficiary, or any transferee, of such Letter of Credit (or any Persons for whom any such beneficiary or any such transferee may be acting), any LC Bank, or any other Person, whether in connection with this Agreement, the transactions contemplated herein or by such Letter of Credit, or any unrelated transaction;

           (iv) any statement or any other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

           (v) payment in good faith by any LC Bank under the Letter of Credit issued by such LC Bank against presentation of a draft or certificate which does not comply with the terms of such Letter of Credit; or

           (vi) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.

      SECTION 3.06 LIABILITY OF LC BANKS AND THE LENDERS. The Borrower assumes all risks of the acts and omissions of any beneficiary or transferee of any Letter of Credit. Neither the LC Bank that has issued such Letter of Credit, the Lenders nor any of their respective officers, directors, employees, agents or Affiliates shall be liable or responsible for (i) the use that may be made of such Letter of Credit or any acts or omissions of any beneficiary or transferee thereof in connection therewith; (ii) the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged; (iii) payment by such LC Bank against presentation of documents that do not comply with the terms of such Letter of Credit, including failure of any documents to bear any reference or adequate reference to such Letter of Credit; or (iv) any other circumstances whatsoever in making or failing to make payment under such Letter of Credit, except that the Borrower and each Lender shall have the right to bring suit against such LC Bank, and such LC Bank shall be liable to the Borrower and any Lender, to the extent of any direct, as opposed to consequential, damages suffered by the Borrower or such Lender which the Borrower or such Lender proves were caused by such LC Bank's wilful misconduct or gross negligence, including such LC Bank's wilful failure to make timely payment under such Letter of Credit following the presentation to it by the beneficiary thereof of a draft and accompanying certificate(s) that strictly comply with the terms and conditions of such Letter of Credit. In furtherance and not in limitation of the foregoing, any LC Bank may accept sight drafts and accompanying certificates presented under a Letter of Credit issued by such LC Bank that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary. Notwithstanding the foregoing, no Lender (in its capacity as Lender) shall be obligated to indemnify the Borrower for damages caused by any LC Bank's wilful misconduct or gross negligence, and the obligation of the Borrower to reimburse the Lenders hereunder shall be absolute and unconditional, notwithstanding the gross negligence or wilful misconduct of any LC Bank.


                                   ARTICLE IV
                             CONDITIONS OF LENDING

      SECTION 4.01. CONDITIONS PRECEDENT TO INITIAL EXTENSION OF CREDIT. The obligation of each Lender to make its initial Extension of Credit is subject to the satisfaction, prior to or concurrently with the making of such initial Extension of Credit, of each of the following conditions precedent:

      (a) DOCUMENTS AND OTHER AGREEMENTS. The Agent shall have received the following, each dated the same date (unless otherwise specified below), in form and substance satisfactory to the Agent and each Lender and (except for the Notes) in sufficient copies for each Lender:

           (i) The Notes payable to the order of each of the Lenders, respectively, duly executed by the Borrower;

           (ii) A copy of the Guaranty, duly executed by the Parent;

           (iii) Certified copies of the resolutions of the Board of Directors of the Borrower approving this Agreement, the Notes, the other Loan Documents to which it is a party and the transactions contemplated hereby and thereby and any other documents to be delivered by the Borrower hereunder, and of all documents evidencing other necessary corporate action and all Governmental Approvals, if any, with respect to this Agreement, the Notes and the other Loan Documents;

           (iv) Certified copies of the resolutions of the Board of Directors of the Parent approving the Guaranty and any other documents to be delivered by the Parent hereunder or thereunder, and of all documents evidencing other necessary corporate action and all Governmental Approvals, if any, with respect to the Guaranty;

           (v) A certificate of the Secretary or an Assistant Secretary of the Borrower certifying (A) the names and true signatures of the officers of the Borrower authorized to sign this Agreement, the Notes and the other documents to be delivered hereunder and (B) that attached thereto are true and correct copies of the Certificate of Incorporation (or comparable charter document) and the By-laws of the Borrower, in each case as in effect on such date;

           (vi) A certificate of the Secretary or an Assistant Secretary of the Parent certifying (A) the names and true signatures of the officers of the Parent authorized to sign the Guaranty and any other documents to be delivered by the Parent hereunder or thereunder and (B) that attached thereto are true and correct copies of the Certificate of Incorporation (or comparable charter document) and By-laws of the Parent, in each case as in effect on such date;

           (vii) A good standing certificate issued by the Secretary of State of its incorporation for each of the Borrower and the Parent, each dated as of a date not more than five days prior to such date;

           (viii) A certificate of the chief financial officer of the Borrower, or such other officer of the Borrower acceptable to the Agent, stating that (A) the representations and warranties contained in Section 5.01 of this Agreement are true and correct on and as of the date of such certificate as though made on and as of such date and (B) no Event of Default and no Unmatured Default has occurred and is continuing;

           (ix) A certificate of the chief financial officer of the Parent, or such other officer of the Parent acceptable to the Agent, stating that the representations and warranties contained in Section 6 of the Guaranty are true and correct on and as of the date of such certificate as though made on such date;

           (x) A favorable opinion of Sidley & Austin, counsel for the Borrower and the Parent, substantially in the form of Exhibit F hereto and as to such other matters as the Majority Lenders through the Agent may reasonably request;

           (xi) A favorable opinion of King & Spalding, special counsel for the Agent, substantially in the form of Exhibit G hereto; and

           (xii) Such other approvals, opinions and documents as the Majority Lenders, through the Agent, may reasonably request.

      (b) PAYMENT OF FEES. The Agent and the Banks shall have received all fees required to be paid by the Borrower on or prior to the date hereof pursuant to
Section 2.04(b) and (d) and all costs and expenses of the Agent (including counsel fees and disbursements) incurred through (and for which statements have been provided prior to) the date hereof.

      SECTION 4.02. CONDITIONS PRECEDENT TO EACH EXTENSION OF CREDIT. The obligation of each Lender or LC Bank, as the case may be, to make an Extension of Credit (including the initial Extension of Credit) shall be subject to the further conditions precedent that, on the date of such Extension of Credit and after giving effect thereto:

      (a) The following statements shall be true (and each of the giving of the applicable notice or request with respect thereto and the making of such Extension of Credit shall constitute a representation and warranty by the Borrower that, on the date of such Extension of Credit, such statements are true):

           (i) the representations and warranties contained in Section 5.01 of this Agreement (other than those contained in subsections (e) and (f) thereof) and in Section 6 of the Guaranty (other than those contained in subsections (f) and (g) thereof) are true and correct on and as of the date of such Extension of Credit, before and after giving effect to such Extension of Credit and to the application of the proceeds thereof, as though made on and as of such date; and

           (ii) no Event of Default has occurred and is continuing, or would result from such Extension of Credit or the application of the proceeds thereof.

      (b) The Agent shall have received such other approvals, opinions and documents as the Majority Lenders or any LC Bank, through the Agent, may reasonably request as to the legality, validity, binding effect or enforceability of the Loan Documents or the financial condition, results of operations, operations, business, properties or prospects of the Borrower or of the Parent and its Subsidiaries.

      SECTION 4.03. CONDITIONS PRECEDENT TO CERTAIN EXTENSIONS OF CREDIT. The obligation of each Lender or LC Bank, as the case may be, to make an Extension of Credit (including the initial Extension of Credit) that would (after giving effect to all Extensions of Credit on such date and the application of proceeds thereof) increase the principal amount outstanding hereunder, or to make an Extension of Credit of the type described in clause (ii) or (iii) of the definition thereof, shall be subject to the further conditions precedent that, on the date of such Extension of Credit and after giving effect thereto:

      (a) the following statements shall be true (and each of the giving of the applicable notice or request with respect thereto and the making of such Extension of Credit shall constitute a representation and warranty by the Borrower that, on the date of such Extension of Credit, such statements are true):

           (i) the representations and warranties contained in subsections (e) and (f) of Section 5.01 of this Agreement and in subsections (f) and (g) of Section 6 of the Guaranty are true and correct on and as of the date of such Extension of Credit, before and after giving effect to such Extension of Credit and to the application of the proceeds thereof, as though made on and as of such date; and

           (ii) no Unmatured Default has occurred and is continuing, or would result from such Extension of Credit or the application of the proceeds thereof.

      (b) The Agent shall have received such other approvals, opinions and documents as the Majority Lenders or any LC Bank, through the Agent, may reasonably request.

      SECTION 4.04. RELIANCE ON CERTIFICATES. The Lenders, the LC Banks and the Agent shall be entitled to rely conclusively upon the certificates delivered from time to time by officers of the Borrower and the Parent as to the names, incumbency, authority and signatures of the respective persons named therein until such time as the Agent may receive a replacement certificate, in form acceptable to the Agent, from an officer of such Person identified to the Agent as having authority to deliver such certificate, setting forth the names and true signatures of the officers and other representatives of such Person thereafter authorized to act on behalf of such Person.

                                   ARTICLE V
                         REPRESENTATIONS AND WARRANTIES


      SECTION 5.01. REPRESENTATIONS AND WARRANTIES OF THE BORROWER. The Borrower represents and warrants as follows:

      (a) The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Illinois, and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted or the property owned, operated or leased by it requires such qualification and where the failure to so qualify might have a Material Adverse Effect, and has full power and authority to own and hold under lease its property and to conduct its business substantially as presently conducted by it.

      (b) The execution, delivery and performance by the Borrower of this Agreement, the Notes and the other Loan Documents to which it is a party are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action and do not, and will not, (i) contravene the Borrower's Certificate of Incorporation (or other comparable charter document) or By-laws, law or any contractual or legal restriction binding on or affecting the Borrower or its properties, (ii) result in a breach of, or constitute a default under, any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Borrower is a party or by which it or its properties may be bound or affected, or (iii) result in or require the creation of any Lien upon or with respect to any of its properties.

      (c) No Governmental Approval is required for the due execution, delivery and performance by the Borrower of this Agreement, the Notes or any other Loan Document to which it is a party.

      (d) This Agreement has been duly executed and delivered by the Borrower and is, and the Notes and the other Loan Documents to which the Borrower is a party when delivered hereunder will be, legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms.

      (e) The balance sheets of the Borrower and its Subsidiaries as at September 30, 1994, and the related statements of income, cash flows and retained earnings of the Borrower and its Subsidiaries for the ten-month period (December 1, 1993 to September 30, 1994) then ended, copies of each of which have been furnished to each Lender, fairly present (subject to year-end adjustments) the financial condition of the Borrower and its Subsidiaries as at such dates and the results of the operations of the Borrower and its Subsidiaries for the periods ended on such dates, all in accordance with GAAP (except for the absence of notes thereto), and since September 30, 1994, there has been no material adverse change in the financial condition, results of operations, operations, business, properties or prospects of the Borrower and its Subsidiaries, taken as a whole (other than operating losses resulting from start-up operations of Subsidiaries of the Borrower), or in the Borrower's ability to perform any of its obligations under this Agreement, the Notes and the other Loan Documents to which it is a party.

      (f) There is no pending or threatened action or proceeding affecting the Borrower, the Parent or any of their respective Subsidiaries before any court, governmental agency or arbitrator that may result in a Material Adverse Effect, or that relates to this Agreement or the other Loan Documents or any transaction contemplated hereby or thereby.

      (g) No proceeds of any Advance will be used to acquire any equity security of a class which is registered pursuant to Section 12 of the Exchange Act or in any transaction subject to the requirements of Section 13 or 14 of the Exchange Act.

      (h) The Borrower is not engaged in the business of extending credit for the purpose of buying or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System), and no proceeds of any Advance and no Letter of Credit will be used to buy or carry any margin stock or to extend credit to others for the purpose of buying or carrying any margin stock.

      (i) Neither the Borrower nor any Subsidiary of the Borrower is in violation of any law or governmental regulation or court decree or order which may result in a Material Adverse Effect.

      (j) Each of the Borrower and its Subsidiaries has filed all tax returns and reports required by law to have been filed by it and has paid all taxes and governmental charges thereby shown to be owing, except any such taxes or charges which are being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books. No tax Liens have been filed with respect to the Borrower or any of its Subsidiaries and, to the knowledge of the Borrower, no claims with respect to any such taxes or charges are being asserted which, individually or in the aggregate, could result in a Material Adverse Effect.

      (k) During the preceding twelve-consecutive-month period, no steps have been taken to terminate any Pension Plan, and no contribution failure has occurred with respect to any Pension Plan sufficient to give rise to a Lien under Section 302(f) of ERISA. No condition exists or event or transaction has occurred with respect to any Pension Plan which could result in the incurrence by the Borrower of any material liability, fine, or penalty. The Borrower has no contingent liability with respect to any post-retirement benefit under a Welfare Plan, other than liability for continuation coverage described in Part 6 of Title I of ERISA.

      (l) All factual information heretofore or contemporaneously furnished by or on behalf of the Borrower in writing to any Lender or the Agent for purposes of or in connection with this Agreement, any other Loan Document or any transaction contemplated hereby is, and all other such factual information hereafter furnished by or on behalf of the Borrower or Parent to the Agent or any Lender will be, true and accurate in every material respect on the date as of which such information is dated or certified, and not incomplete by omitting to state any material fact necessary to make such information not misleading.

      (m) The Borrower is not (i) a "public utility holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended, or (ii) an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or an "investment advisor" within the meaning of the Investment Advisors Act of 1940, as amended.

                                   ARTICLE VI
                           COVENANTS OF THE BORROWER


      SECTION 6.01. AFFIRMATIVE COVENANTS. So long as any Note or any amount payable by the Borrower hereunder shall remain unpaid, any Letter of Credit shall remain outstanding or any Lender shall have any Commitment hereunder, the Borrower will, unless the Majority Lenders shall otherwise consent in writing:

      (a) REPORTING REQUIREMENTS.  Furnish to each Lender:

           (i) as soon as available and in any event within 60 days after the end of each of the first three quarters of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such quarter and consolidated statements of income, retained earnings and cash flows of the Borrower and its Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, all in reasonable detail and duly certified (subject to year-end audit adjustments) by the chief financial officer or the Treasurer of the Borrower as having been prepared in accordance with GAAP consistently applied, except for (A) the absence of notes thereto and (B) changes in accounting principles required by GAAP;

           (ii) as soon as available and in any event within 90 days after the end of each fiscal year of the Borrower and its Subsidiaries, a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year and consolidated statements of income, retained earnings and cash flows of the Borrower and its Subsidiaries for such fiscal year, certified in a manner acceptable to the Agent by Arthur Anderson & Co. or another nationally-recognized independent public accounting firm selected by the Borrower and acceptable to the Agent;

           (iii) concurrently with the financial statements for each quarterly accounting period and for each fiscal year of the Borrower furnished pursuant to paragraphs (i) and (ii), above, (A) a certificate of the chief financial officer, any vice president responsible for financial or accounting matters, or the Treasurer of the Borrower stating that (1) the Borrower has performed and observed all of, and the Borrower is not in default in the performance or observance of any of, the terms, covenants, agreements and conditions of this Agreement or any Loan Document or, if the Borrower shall be in default, specifying all such defaults and the nature thereof, of which the signer of such certificate may have knowledge, and (2) the signer has obtained no knowledge of any Unmatured Default or Event of Default except as specified in such certificate, and
      (B) an analysis prepared and certified by the chief financial officer, any vice president responsible for financial or accounting matters, or the Treasurer of the Borrower of the covenant contained in Section 6.02(b) containing all information necessary for determining compliance by the Borrower with such covenant;

           (iv) as soon as available and in any event within 90 days after the end of each fiscal year of the Borrower and concurrently with the financial statements furnished pursuant to paragraph (ii), above, a written statement of the independent public accountants that certified such financial statements stating that, in making the examination necessary for their certification of such financial statements, they have obtained no knowledge of any Unmatured Default or Event of Default by the Borrower in the observance of any of the covenants contained in Section
      6.02 or, if such accountants shall have obtained knowledge of any such Unmatured Default or Event of Default, specifying all such Unmatured Defaults and Events of Defaults and the nature thereof, it being understood that they shall not be liable directly or indirectly for any failure to obtain knowledge of any Unmatured Default or Event of Default;

           (v) as soon as possible and in any event within ten days after the commencement of litigation against the Borrower or any of its Subsidiaries that may result in a Material Adverse Effect or that questions the validity or enforceability of any Loan Document against the Borrower or the Parent, notice of such litigation describing in reasonable detail the facts and circumstances concerning such litigation and the Borrower's, or such Subsidiary's, as the case may be, proposed actions in connection therewith;

           (vi) if the Borrower has any class of securities registered under the Exchange Act, then promptly after the sending or filing thereof, copies of all reports which the Borrower sends to any of its security holders, and copies of all reports and registration statements which the Borrower or any of its Subsidiaries files with the Securities and Exchange Commission or any national securities exchange;

           (vii) promptly after the occurrence of the institution of any steps by the Borrower or any other Person to terminate any Pension Plan, or the failure to make a required contribution to any Pension Plan if such failure is sufficient to give rise to a Lien under Section 302(f) of ERISA, or the taking of any action with respect to a Pension Plan which could result in the requirement that the Borrower or any of its Subsidiaries furnish a bond or other security to the PBGC or such Pension Plan, or the occurrence of any event with respect to any Pension Plan which could result in the incurrence by the Borrower or any of its Subsidiaries of any material liability, fine, or penalty, or any material increase in the contingent liability of the Borrower or any of its Subsidiaries with respect to any post-retirement Welfare Plan benefit, notice of such event and the action the Borrower proposes to take with respect thereto;

           (viii) as soon as possible and in any event within ten days after the Borrower knows or should have reason to know of the occurrence of each Unmatured Default or Event of Default continuing on the date of such statement, a statement of the chief financial officer, any vice president responsible for financial or accounting matters, or the Treasurer of the Borrower setting forth details of such Unmatured Default or Event of Default and the action that the Borrower has taken and proposes to take with respect thereto; and

           (ix) such other information respecting the business, assets, revenues, financial condition, results of operations, operations, business, properties or prospects of the Borrower or any of its Subsidiaries as the Agent or any Lender, through the Agent, may from time to time reasonably request.

      (b) PRESERVATION OF CORPORATE EXISTENCE, ETC. Preserve and maintain, and cause each of its Subsidiaries to preserve and maintain, its legal existence in the jurisdiction of its organization and qualify and remain qualified as a foreign organization in each jurisdiction in which such qualification is reasonably necessary in view of its business and operations or the ownership of its properties, and preserve, renew and keep in full force and effect the rights, privileges and franchises necessary or desirable in the normal conduct of its business, except to the extent that the Borrower's chief financial officer certifies to the Lenders that the loss of any such right, privilege or franchise, both individually and together with all other rights, privileges and franchises lost since the Effective Date, would not have a Material Adverse Effect.

      (c) COMPLIANCE WITH LAWS, ETC. Comply, and cause each of its Subsidiaries to comply, in all material respects with all Applicable Laws, such compliance to include compliance with ERISA and Environmental Laws.

      (d) MAINTENANCE OF INSURANCE, ETC. Maintain, and cause each of its Subsidiaries to maintain, such insurance as may be required by law and such other insurance, to the extent and against such hazards and liabilities, as is customarily maintained by companies similarly situated.

      (e) INSPECTION RIGHTS. At any reasonable time and from time to time as the Agent or any Lender may reasonably request, permit the Agent, each Lender or any agents or representatives thereof to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Borrower and any of its Subsidiaries, and to discuss the affairs, finances and accounts of the Borrower and any of its Subsidiaries with any of their respective officers or directors.

      (f) MAINTAINING OF BOOKS. Maintain, and cause each of its Subsidiaries to maintain, complete and accurate books of record and account in which entries shall be made of all financial transactions and the assets and business of the Borrower and each of its Subsidiaries in accordance with GAAP.

      (g) MAINTENANCE OF PROPERTIES. Cause all properties used or useful in the conduct of the business of the Borrower or any of its Subsidiaries to be maintained and kept in reasonable condition, repair and working order, and cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Borrower may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that neither the Borrower nor any such Subsidiary shall be prevented from discontinuing the operation and maintenance of any such properties if the chief financial officer of the Borrower certifies that such discontinuance is desirable in the conduct of the Borrower's or such Subsidiary's business and such discontinuance, individually or with all such other discontinuances since the Effective Date, would not have a Material Adverse Effect.

      (h) TAXES AND LIABILITIES. Pay, and cause each of its Subsidiaries to pay, when due all taxes, assessments, governmental charges and other liabilities imposed upon it or its property, except to the extent contested in good faith and by appropriate proceedings and in respect of which adequate reserves for the payment thereof have been set aside by the Borrower or such Subsidiary, as the case may be, in accordance with GAAP.

      (i) USE OF PROCEEDS. Use the proceeds of each Extension of Credit hereunder exclusively to finance investments in nonregulated energy generation and energy-service-related businesses and projects, and for other general corporate purposes, including, without limitation, intercompany advances to the Parent in an aggregate amount not to exceed $25,000,000 at any one time outstanding.

      (j) CONDUCT OF BUSINESS. Carry out and conduct, and cause each of its Subsidiaries to carry out and conduct, its business in substantially the same manner and in substantially the same fields (including, without limitation, nonregulated energy generation and energy-service-related businesses and projects) as such business is now carried on and conducted.

      (k) ERISA. Maintain, and cause each of its Subsidiaries to maintain, each of its defined benefit plans in substantial compliance with all applicable requirements of ERISA and of the Code and with all applicable rulings and regulations issued under the provisions of ERISA and the Code.

      SECTION 6.02. NEGATIVE COVENANTS. So long as any Note or any amount payable by the Borrower hereunder shall remain unpaid, any Letter of Credit shall remain outstanding or any Lender shall have any Commitment hereunder, the Borrower will not, unless the Majority Lenders shall otherwise consent in writing:

      (a) BORROWER STOCK. Permit any of its Subsidiaries to purchase, redeem, retire, or otherwise acquire for value any shares of capital stock of the Borrower, or any warrants, rights, or options to acquire any such shares, now or hereafter outstanding.

      (b) DEBT.  Create, incur, assume or suffer to exist any Debt, other than
(i) Debt hereunder and under the Notes and the other Loan Documents, (ii) unsecured Contingent Obligations (other than in respect of Letters of Credit issued pursuant to Article III hereof) in an aggregate amount at any one time outstanding not to exceed the excess of (A) $300,000,000 over (B) the amount of Contingent Obligations incurred by the Parent pursuant to Section 8(c)(ii) of the Guaranty, and (iii) unsecured intercompany advances from the Parent subordinated in all respects to any and all Debt hereunder and under the Notes upon the terms set forth in Exhibit H hereto; provided, however, that, notwithstanding the foregoing, the aggregate amount of Debt of the Borrower and its Subsidiaries and of the Parent at any one time outstanding shall not exceed $500,000,000.

      (c) INVESTMENTS IN OTHER PERSONS. Make, or permit any of its Subsidiaries to make, any loan or advance to any Person or purchase or otherwise acquire any capital stock, obligations or other securities of, make any capital contribution to, or otherwise invest in, any Person, except that (i) so long as no Unmatured Default or Event of Default has occurred and is continuing, (A) the Borrower may make capital contributions and intercompany advances to any of its Subsidiaries, and (B) the Borrower or any of its Subsidiaries may make investments in single-purpose entities engaged in, or that will engage in, nonregulated energy generation and energy-service-related businesses and projects to the extent that foreclosure of any such investment would not have a Material Adverse Effect and (ii) the Borrower may make intercompany advances to the Parent in an aggregate amount not to exceed $25,000,000 at any one time outstanding.

      (d) DISTRIBUTIONS. Upon the occurrence and during the continuance of an Event of Default, declare or pay, directly or indirectly, any dividend, payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any share of any class of capital stock of the Borrower, or purchase, redeem, retire, or otherwise acquire for value any shares of any class of capital stock of the Borrower or any warrants, rights, or options to acquire any such shares, now or hereafter outstanding, or make any distribution of assets to any of its shareholders.

      (e) LIENS, ETC. Create or suffer to exist, or permit any of its Subsidiaries to create or suffer to exist, any lien, security interest, or other charge or encumbrance, or any other type of preferential arrangement, upon or with respect to any of its properties (including, without limitation, the capital stock of any of its Subsidiaries), whether now owned or hereafter acquired, or assign, or permit any of its Subsidiaries to assign, any right to receive income, in each case to secure or provide for the payment of any Debt of any Person (any of the foregoing being referred to herein as a "LIEN"), other than (i) Liens imposed by law, such as carriers', warehousemen's and mechanics' Liens and other similar Liens arising in the ordinary course of business and
(ii) Liens on the capital stock of any of the Borrower's single-purpose Subsidiaries or any such Subsidiary's assets to secure the repayment of nonrecourse project financing for such Subsidiary.

      (f) MAINTENANCE OF OWNERSHIP OF SUBSIDIARIES. Sell, assign, transfer, pledge, hypothecate, or otherwise dispose of any shares of capital stock of any of its Significant Subsidiaries or any warrants, rights or options to acquire such capital stock, or permit any of its Significant Subsidiaries to issue, sell, or otherwise dispose of any shares of its capital stock or the capital stock of any other of its Significant Subsidiaries or any warrants, rights, or options to acquire such capital stock, except (and only to the extent) as may be necessary to give effect to a transaction permitted by subsection (e)(ii), above (including, without limitation, any disposition pursuant to a foreclosure of any Lien permitted by subsection (e)(ii), above, provided that such disposition would not have a Material Adverse Effect), subsection (g), below, or Section 8(g) of the Guaranty and except that any Significant Subsidiary may issue and sell shares of its capital stock, and warrants, rights, or options to acquire the same, to the Borrower or such Significant Subsidiary's parent corporation (if not the Borrower); provided, however, that the Borrower may sell or otherwise dispose of up to 49% of the capital stock of any of its Subsidiaries (other than a Significant Subsidiary) to any Person.

      (g) MERGERS; SALE OF ASSETS; ETC. (i) Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with or into any Person, or (ii) convey, transfer, lease or otherwise dispose of, or permit any of its Subsidiaries to convey, transfer, lease or otherwise dispose of, whether in one transaction or in a series of transactions, and whether in a sale/leaseback transaction or otherwise, more than 10% of its assets (whether now owned or hereafter acquired, unless, in the case of a merger, immediately after giving effect thereto, (i) no event shall occur and be continuing that constitutes an Unmatured Default or an Event of Default, (ii) in the case of any merger involving the Borrower, the Borrower is the surviving corporation, (iii) in the case of any merger between any Subsidiary of the Borrower and any other Person (other than the Borrower and the Parent), such Subsidiary is the surviving corporation, and (iv) the Borrower and such Subsidiary shall not be liable with respect to any Debt or allow its property to be subject to any Lien which it could not become liable with respect to or allow its property to become subject to under this Agreement on the date of such transaction; provided, however, that any Subsidiary of the Borrower may transfer any turnkey project constructed by such Subsidiary for any other Person to the extent that such Subsidiary receives adequate consideration (in the judgment of its board of directors) therefor.

      (h) OTHER AGREEMENTS. Enter into, or permit any of its Subsidiaries to enter into, any agreement containing any provision that would be violated or breached by the performance of its obligations hereunder or under any instrument or document delivered or to be delivered by the Borrower hereunder or in connection herewith.

      (i) REGULATION U. Use or permit any Letter of Credit or any proceeds of any Advance to be used, whether directly or indirectly, for the purpose, whether immediate, incidental, or ultimate, of "buying or carrying any margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System.

      (j) TRANSACTIONS WITH AFFILIATES. Enter into, or permit any of its Subsidiaries to enter into, any transaction with an Affiliate of the Borrower, unless such transaction is on terms no less favorable to the Borrower or such Subsidiary, as the case may be, than if the transaction had been negotiated in good faith on an arm's length basis with a Person that was not an Affiliate of the Borrower; provided, however, that the foregoing restrictions shall not apply to any transaction between the Borrower and any of its Subsidiaries or between Commonwealth and the Borrower or any of the Borrower's Subsidiaries.


                                  ARTICLE VII
                               EVENTS OF DEFAULT


      SECTION 7.01. EVENTS OF DEFAULT. If any of the following events (each an "EVENT OF DEFAULT") shall occur and be continuing after the applicable grace period and notice requirement (if any), the Agent and the Lenders shall be entitled to exercise the remedies set forth in Section 7.02:

      (a) the Borrower shall fail to pay any principal of any Note, or any reimbursement obligation in respect of any drawing under any Letter of Credit, when the same becomes due and payable; or

      (b) the Borrower shall fail to pay any interest on any Note, any fees or any other amount due under this Agreement for two Business Days after the same becomes due and payable; or

      (c) any representation or warranty made or deemed made by the Borrower herein or in any of the other Loan Documents or by the Borrower (or any of its officers) in connection with this Agreement or any of the Loan Documents, or any representation or warranty made or deemed made by the Parent in the Guaranty or by the Parent (or any of its officers) in connection with the Guaranty, shall prove to have been incorrect in any material respect when made or deemed made; or

      (d) (i) the Borrower shall fail to perform or observe any term, covenant, or agreement contained in Section 6.01(i) or Section 6.02; (ii) the Parent shall fail to perform or observe any term, covenant or agreement contained in Section 7(i), Section 7(j), Section 7(l) or Section 8 of the Guaranty; (iii) the Borrower shall fail to perform or observe any other term, covenant, or agreement contained in this Agreement or in any other Loan Document on its part to be performed or observed (and not constituting an Event of Default under any of the other provisions of this Section 7.01) if such failure shall remain unremedied for 30 days; or (iv) the Parent shall fail to perform or observe any other term, covenant, or agreement contained in the Guaranty on its part to be performed or observed (and not constituting an Event of Default under any of the other provisions of this Section 7.01) if such failure shall remain unremedied for 30 days; or

      (e) Commonwealth shall fail to pay any principal of or premium or interest on any of its Debt which is outstanding in a principal amount of at least $25,000,000 in the aggregate, when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt; or any such Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof; or

      (f) the Parent shall fail to pay any principal of or premium or interest on any of its Debt which is outstanding in a principal amount of at least $5,000,000 in the aggregate, when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt; or any such Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof; or

      (g) the Borrower or any of its Subsidiaries shall fail to pay any principal of or premium or interest on any of its Debt (excluding Debt evidenced by the Notes and any Debt secured by a Lien of the type referred to in Section 6.02(e)(ii)) which is outstanding in a principal amount of at least $5,000,000 in the aggregate, when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt; or any such Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof; or

      (h) either (i) the Parent, Commonwealth, the Borrower or any Significant Subsidiary shall generally fail to pay, or admit in writing its inability to pay, its debts as they become due, or shall voluntarily commence any proceeding or file any petition under any bankruptcy, insolvency, or similar law seeking dissolution, liquidation, or reorganization or the appointment of a receiver, trustee, custodian, or liquidator for itself or a substantial portion of its property, assets, or business, or to effect a plan or other arrangement with its creditors, or shall file any answer admitting the jurisdiction of the court and the material allegations of any involuntary petition filed against it in any bankruptcy, insolvency, or similar proceeding, or shall be adjudicated bankrupt, or shall make a general assignment for the benefit of creditors, or shall consent to, or acquiesce in the appointment of, a receiver, trustee, custodian, or liquidator for itself or a substantial portion of its property, assets, or business, or (ii) corporate action shall be taken by the Parent, Commonwealth, the Borrower or any Significant

Subsidiary for the purpose of effectuating any of the foregoing; or

      (i) involuntary proceedings or an involuntary petition shall be commenced or filed against the Parent, Commonwealth, the Borrower or any Significant Subsidiary under any bankruptcy, insolvency, or similar law or seeking the dissolution, liquidation, or reorganization of the Parent, Commonwealth, the Borrower or such Significant Subsidiary (as the case may be) or the appointment of a receiver, trustee, custodian, or liquidator for the Parent, Commonwealth, the Borrower or such Significant Subsidiary (as the case may be) or of a substantial part of the property, assets, or business of the Parent, Commonwealth, the Borrower or such Significant Subsidiary (as the case may be), or any writ, judgment, warrant of attachment, execution, or similar process shall be issued or levied against a substantial part of the property, assets, or business of the Parent, Commonwealth, the Borrower or any Significant Subsidiary, and such proceedings or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution, or similar process shall not be released, vacated, or fully bonded, within 45 days after commencement, filing, or levy, as the case may be; or

      (j) any judgment or order for the payment of money in excess of (i) $5,000,000 shall be rendered against the Parent or the Borrower or any Subsidiary of the Borrower or any of their respective properties, or (ii) $20,000,000 shall be rendered against Commonwealth or any of its properties, and either (A) enforcement proceedings shall have been commenced by any creditor upon such judgment or order, or (B) there shall be any period during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

      (k) (i) the institution of any steps by the Borrower or any sponsor of a Pension Plan to terminate a Pension Plan, if as a result of such termination the Borrower or any of its Subsidiaries could be required to make a contribution to such Pension Plan, or could incur a liability or obligation to such Pension Plan, in excess of $5,000,000, or (ii) a contribution failure occurs with respect to any Pension Plan sufficient to give rise to a Lien under Section 302(f) of ERISA; or

      (l) the Borrower or any of its Subsidiaries shall default in the payment when due, or in the performance or observance of, any Debt described in clause (iii), (vii), or (viii) of the definition of "Debt" or any material obligation of, or material condition agreed to by the Borrower or such Subsidiary, with respect to any material purchase or lease of goods or services (subject to any applicable grace period and except as waived or to the extent that the existence of any such default is being contested in good faith by appropriate proceedings and reserves therefor are being maintained in accordance with GAAP); or

      (m) the Parent shall fail to own directly 100% of the issued and outstanding shares of capital stock of the Borrower or 80% of the issued and outstanding shares of voting capital stock of Commonwealth; or

      (n) any provision of the Guaranty or any of the subordination provisions of any Debt incurred by the Borrower pursuant to Section 6.02(b)(iii) shall for any reason (except pursuant to the terms thereof) cease to be valid and binding on the Parent or the Parent shall so assert in writing; or

      (o) any provision of any Loan Document to which the Borrower is a party shall for any reason (except pursuant to the terms thereof) cease to be valid and binding on the Borrower or the Borrower shall so assert in writing; or

      (p) at any time any LC Bank shall have been served with or otherwise subjected to a court order, injunction, or other process or decree issued or granted at the instance of the Borrower restraining or seeking to restrain such LC Bank from paying any amount under any Letter of Credit issued by it and either (i) there has been a drawing under such Letter of Credit which such LC Bank would otherwise be obligated to pay or (ii) the stated expiration date or any reduction of the stated amount of such Letter of Credit has occurred but the right of the beneficiary to draw thereunder has been extended in connection with the pendency of the related court action or proceeding; or

      (q) the Parent shall receive cash dividends from its Subsidiaries in any two consecutive fiscal quarters of the Parent in an aggregate amount less than $150,000,000.

      SECTION 7.02. REMEDIES. If any Event of Default has occurred and is continuing, then the Agent shall at the request, or may with the consent, of the Majority Lenders, upon notice to the Borrower (i) declare the Commitments and the obligation of each Lender to make Advances (other than Advances under Section 3.04 hereof) and of any LC Bank to issue a Letter of Credit to be terminated, whereupon the same shall forthwith terminate, (ii) declare the Notes, all interest thereon and all other amounts payable under this Agreement and the other Loan Documents to be forthwith due and payable, whereupon the Notes, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower, and (iii) make demand upon the Borrower to, and forthwith upon such demand the Borrower shall, deposit with the Agent in same day funds in a special interest-bearing cash escrow account maintained by the Agent at the Agent's office and pledged to the Agent for the benefit of the Lenders pursuant to documentation satisfactory to the Agent, an amount equal to the aggregate LC Outstandings, such cash escrow to be held for the benefit of the LC Banks and the Lenders as security for the payment obligations of the Borrower under this Agreement, the Notes and the other Loan Documents; provided, however, that in the event of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code, (A) the Commitments and the obligation of each Lender to make Advances and of any LC Bank to issue any Letter of Credit shall automatically be terminated and (B) the Notes, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower. Notwithstanding anything to the contrary contained herein, no notice given or declaration made by the Agent pursuant to this Section 7.02 shall affect (i) the obligation of any LC Bank to make any payment under any Letter of Credit issued by such LC Bank in accordance with the terms of such Letter of Credit or (ii) the participatory interest of each Lender in each such payment thereunder.

                                 ARTICLE VIII
                                   THE AGENT


      SECTION 8.01. AUTHORIZATION AND ACTION. Each Lender and LC Bank hereby appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement or any other Loan Document (including, without limitation, enforcement or collection of the Notes), the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Lenders, and such instructions shall be binding upon all Lenders and all holders of Notes; provided, however, that the Agent shall not be required to take any action which exposes the Agent to personal liability or which is contrary to this Agreement or applicable law. The Agent agrees to give to each Lender prompt notice of each notice given to it by the Borrower pursuant to the terms of this Agreement.

      SECTION 8.02. AGENT'S RELIANCE, ETC. Neither the Agent nor any of its directors, officers, agents, or employees shall be liable to any Lender, any LC Bank or the Borrower for any action taken or omitted to be taken by it or them under or in connection with this Agreement or any other Loan Document, except for its or their own gross negligence or wilful misconduct. Without limitation of the generality of the foregoing, the Agent: (a) may treat the payee of any Note as the holder thereof until the Agent receives and accepts a Lender Assignment entered into by the Lender which is the payee of such Note, as assignor, and an Eligible Assignee, as assignee, as provided in Section 9.07;
(b) may consult with legal counsel (including counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any Lender or LC Bank and shall not be responsible to any Lender or LC Bank for any statements, warranties, or representations (whether written or oral) made in or in connection with this

                                                                              63
Agreement or any other Loan Document; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or any other Loan Document on the part of the Borrower or the Parent or to inspect the property (including the books and records) of the Borrower or the Parent; (e) shall not be responsible to any Lender or LC Bank for the due execution, legality, validity, enforceability, genuineness, sufficiency, or value of this Agreement, any other Loan Document, or any other instrument or document furnished pursuant hereto or thereto; and
(f) shall incur no liability under or in respect of this Agreement or any other Loan Document by acting upon any notice, consent, certificate, or other instrument or writing (which may be by telecopier, telegram, cable, or telex) believed by it to be genuine and signed or sent by the proper party or parties.

      SECTION 8.03. CITIBANK AND AFFILIATES. With respect to its Commitment, the Advances made by it and the Notes issued to it, Citibank shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the Agent; and the term "Bank" or "Banks" and "Lender" or "Lenders" shall, unless otherwise expressly indicated, include Citibank in its individual capacity. Citibank and its Affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, the Borrower, any of its Subsidiaries and any Person who may do business with or own securities of the Borrower or any such Subsidiary, all as if Citibank were not the Agent and without any duty to account therefor to the Lenders.

      SECTION 8.04. LENDER CREDIT DECISION. Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender and based on the financial statements referred to in Section 5.01(e) and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

      SECTION 8.05. INDEMNIFICATION. The Lenders agree to indemnify the Agent (to the extent not reimbursed by the Borrower), ratably according to the respective principal amounts of the Notes then held by each of them (or if no Notes are at the time outstanding or if any Notes are held by Persons which are not Lenders, ratably according to the respective Percentages of the Lenders), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Agent in any way relating to or arising out of this Agreement or any action taken or omitted by the Agent under this Agreement, provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements resulting from the Agent's gross negligence or wilful misconduct. Without limitation of the foregoing, each Lender agrees to reimburse the Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including counsel fees) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment, or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, to the extent that the Agent is not reimbursed for such expenses by the Borrower.

      SECTION 8.06. SUCCESSOR AGENT. The Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower and may be removed at any time with or without cause by the Majority Lenders, with any such resignation or removal to become effective only upon the appointment of a successor Agent pursuant to this Section 8.06. Upon any such resignation or removal, the Majority Lenders shall have the right to appoint a successor Agent, which shall be another commercial bank or trust company reasonably acceptable to the Borrower organized under the laws of the United States or of any State thereof. If no successor Agent shall have been so appointed by the Majority Lenders, and shall have accepted such appointment, within 30 days after the retiring Agent's giving of notice of resignation or the Majority Lenders' removal of the retiring Agent, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be another commercial bank or trust company organized under the laws of the United States of any State thereof reasonably acceptable to the Borrower. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor

Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Article VIII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. Notwithstanding the foregoing, the Borrower shall not have any approval rights with respect to any successor Agent if, at the time of appointment of such successor Agent, an Unmatured Default or an Event of Default shall have occurred and be continuing.


                                  ARTICLE IX
                                 MISCELLANEOUS


      SECTION 9.01. AMENDMENTS, ETC. No amendment or waiver of any provision of any Loan Document, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Majority Lenders and, in the case of any amendment, the Borrower, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by all the Lenders, do any of the following: (a) waive, modify or eliminate any of the conditions specified in Article IV, (b) increase the Commitments of any of the Lenders or subject any of the Lenders to any additional obligations, (c) except as otherwise provided in Section 2.18, extend the term of the Commitments of any of the Lenders, (d) reduce the principal of, or interest on, the Notes, any Applicable Margin or any fees or other amounts payable hereunder, (e) postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees or other amounts payable hereunder, (f) change the Percentage of the Commitments or of the aggregate unpaid principal amount of the Notes, or the number of Lenders, which shall be required for the Lenders or any of them to take any action hereunder,
(g) amend any Loan Document in a manner intended to prefer one or more Lenders,
(h) release the Parent from its guaranty obligations under the Guaranty or (i) amend this Section 9.01; and provided, further, that no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Lenders required above to take such action, affect the rights or duties of the Agent under this Agreement or any other Loan Document.

      SECTION 9.02. NOTICES, ETC. All notices and other communications provided for hereunder and under the other Loan Documents shall be in writing (including telecopier, telegraphic, telex or cable communication) and mailed, telecopied, telegraphed, telexed, cabled, or delivered, if to the Borrower, at its address at P.O. Box A-3005, 10 South Dearborn Street, 38th Floor, Chicago, Illinois 60690-3005, Attention: Treasurer (Telephone: 312.394.3153 or 312.394.8203; and Telecopier 312.394.4082); if to any Bank, at its Domestic Lending Office specified opposite its name on Schedule I hereto; if to any other Lender, at its Domestic Lending Office specified in the Lender Assignment pursuant to which it became a Lender; and if to the Agent, at its address at 399 Park Avenue, New York, New York 10043, Attention: Utilities Department, North American Finance Group (Telephone: 312.559.1500; Telecopier 212.793.6130); or, as to each party, at such other address as shall be designated by such party in a written notice to the other parties. All such notices and communications shall, when mailed, telecopied, telegraphed, telexed or cabled, be effective five days after being deposited in the mails, or when delivered to the telegraph company, telecopied, confirmed by telex answerback or delivered to the cable company, respectively, except that notices and communications to the Agent pursuant to Article II or VIII shall not be effective until received by the Agent.

      SECTION 9.03. NO WAIVER; REMEDIES. No failure on the part of any Lender, any LC Bank or the Agent to exercise, and no delay in exercising, any right hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

      SECTION 9.04. COSTS, EXPENSES, TAXES AND INDEMNIFICATION. (a) The Borrower agrees to pay on demand all costs and expenses of the Agent in connection with the preparation (including, without limitation, printing costs), negotiation, execution, delivery, administration, modification and amendment of this Agreement and the other Loan Documents, and the other documents and instruments to be delivered hereunder and thereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Agent with respect thereto and with respect to advising the Agent as to its rights and responsibilities under this Agreement and the other Loan Documents. The Borrower further agrees to pay on demand all costs and expenses, if any (including, without limitation, reasonable counsel fees and expenses of outside counsel and internal counsel), of the Agent, the Lenders and the LC Banks in connection with the enforcement (whether through negotiations, legal proceedings, or otherwise) of this Agreement and the other Loan Documents and the other documents and instruments to be delivered hereunder and thereunder, including, without limitation, reasonable counsel fees and expenses in connection with the enforcement of rights under this Section 9.04(a). In addition, the Borrower shall pay any and all stamp and other taxes payable or determined to be payable in connection with the execution and delivery of this Agreement and the other Loan Documents, and the other documents and instruments to be delivered hereunder and thereunder, and agrees to save the Agent and each Lender harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes.

      (b) If any payment of principal of, or Conversion of any Eurodollar Rate Advance is made other than on the last day of the Interest Period for such Advance or as a result of a payment or Conversion pursuant to Section 2.09(f), 2.10, 2.11, 2.12 or 2.14 or acceleration of the maturity of the Notes pursuant to Section 7.02 or for any other reason, the Borrower shall, upon demand by any Lender (with a copy of such demand to the Agent), pay to the Agent for the account of such Lender any amounts required to compensate such Lender for any additional losses, costs, or expenses which it may reasonably incur as a result of such payment or Conversion, including, without limitation, any loss, cost, or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender to fund or maintain such Advance.

      (c) The Borrower hereby agrees to indemnify and hold harmless each Lender, each LC Bank, the Agent, counsel to the Agent and their respective officers, directors, partners, employees and Affiliates (each, an "INDEMNIFIED PERSON") from and against any and all claims, damages, losses, liabilities, costs, or expenses (including reasonable attorney's fees and expenses, whether or not such Indemnified Person is named as a party to any proceeding or is otherwise subjected to judicial or legal process arising from any such proceeding) which any of them may incur or which may be claimed against any of them by any Person:

                (i) by reason of or in connection with the execution, delivery, or performance of any of the Loan Documents or any transaction contemplated thereby, or the use by the Borrower of the proceeds of any Extension of Credit; and

                (ii) in connection with or resulting from the utilization, storage, disposal, treatment, generation, transportation, release, or ownership of any Hazardous Substance (i) at, upon, or under any property of the Borrower or any of its Affiliates or (ii) by or on behalf of the Borrower or any of its Affiliates at any time and in any place.

      (d) The Borrower's obligations under this Section 9.04 shall survive the repayment of all amounts owing to the Lenders, the LC Banks and the Agent under the Loan Documents and the termination of the Commitments. If and to the extent that the obligations of the Borrower under this Section 9.04 are unenforceable for any reason, the Borrower agrees to make the maximum contribution to the payment and satisfaction thereof which is permissible under applicable law.

      SECTION 9.05. RIGHT OF SET-OFF. (a) Upon (i) the occurrence and during the continuance of any Event of Default and (ii) the making of the request or the granting of the consent specified by Section 7.02 to authorize the Agent to declare the Notes due and payable pursuant to the provisions of Section 7.02, each Lender and LC Bank is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional, or final) at any time held and other indebtedness at any time owing by such Lender or LC Bank to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under any Loan Document and any Note held by such Lender, irrespective of whether or not such Lender or LC Bank shall have made any demand under such Loan Document or such Note and although such obligations may be unmatured. Each Lender and LC Bank agrees promptly to notify the Borrower after any such set-off and application made by such Lender or LC Bank, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender and LC Bank under this Section 9.05 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which such Lender or LC Bank may have.

      (b) The Borrower agrees that it shall have no right of set-off, deduction, or counterclaim in respect of its obligations hereunder, and that the obligations of the Lenders hereunder are several and not joint. Nothing contained herein shall constitute a relinquishment or waiver of the Borrower's rights to any independent claim that the Borrower may have against the Agent, any Lender or any LC Bank for the Agent's, such Lender's or such LC Bank's, as the case may be, gross negligence or wilful misconduct, but no Lender or LC Bank shall be liable for the conduct of the Agent, any other Lender or any other LC Bank, and the Agent shall not be liable for the conduct of any Lender or LC Bank.

      SECTION 9.06. BINDING EFFECT. This Agreement shall become effective on the Effective Date and thereafter shall be binding upon and inure to the benefit of the Borrower, the Agent, each LC Bank and each Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights or obligations hereunder or any interest herein without the prior written consent of the Lenders.

      SECTION 9.07. ASSIGNMENTS AND PARTICIPATIONS. (a) Each Lender may, with the consent of the Borrower (such consent not to be unreasonably withheld or delayed), assign to one or more banks or other entities all or a portion of its rights and obligations under this Agreement and the other Loan Documents (including, without limitation, all or a portion of its Commitment, the Advances owing to it and the Note or Notes held by it); provided, however, that (i) each such assignment shall be of a constant, and not a varying, percentage of all of the assigning Lender's rights and obligations under this Agreement, (ii) after giving effect to any partial assignment, the amount of the Commitment of each of the assigning and the assignee Lender shall in no event be less than $10,000,000, (iii) each such assignment shall be to an Eligible Assignee, and
(iv) the parties to each such assignment shall execute and deliver to the Agent a duly completed Lender Assignment, together with any Note or Notes subject to such assignment and a processing and recordation fee of $2,500; and provided, further, however, that the consent of the Borrower shall not be required for any assignments (A) by a Lender to any of its Affiliates or (B) made during the continuance of an Event of Default. Promptly following its receipt of such Lender Assignment, Note or Notes and fee, the Agent shall accept and record such Lender Assignment in the Register. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Lender Assignment, which effective date shall be at least five Business Days after the execution thereof, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Lender Assignment, have the rights and obligations of a Lender hereunder and (y) the Lender assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it to an Eligible Assignee pursuant to such Lender Assignment, relinquish its rights and be released from its obligations under this Agreement (and, in the case of a Lender Assignment covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto); provided, however, that the limitation set forth in clause (ii), above, shall not apply if an Event of Default shall have occurred and be continuing and the Agent shall have declared all Advances to be immediately due and payable hereunder. In addition to, and notwithstanding, the foregoing, any Lender may at any time pledge or assign for security purposes its rights to receive payments hereunder (or any part thereof) to any Federal Reserve Bank; provided, however, that no such pledge or assignment shall relieve the pledging or assigning Lender from its obligations hereunder or grant to such Federal Reserve Bank any right to direct such Lender with respect to any action which such Lender would be entitled to take or omit to take hereunder but for the existence of such pledge or assignment.

      (b) By executing and delivering a Lender Assignment, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Lender Assignment, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with any Loan Document or any other instrument or document furnished pursuant thereto or the execution, legality, validity, enforceability, genuineness, sufficiency, or value of any

Loan Document or any other instrument or document furnished pursuant thereto;
(ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the Parent or the performance or observance by the Borrower or the Parent of any of their obligations under any Loan Document or any other instrument or document furnished pursuant thereto; (iii) such assignee confirms that it has received a copy of each Loan Document, together with such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Lender Assignment; (iv) such assignee will, independently and without reliance upon the Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

      (c) The Agent shall maintain at its address referred to in Section 9.02 a copy of each Lender Assignment delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Advances owing to, each Lender from time to time (the "REGISTER"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

      (d) Upon its receipt of a Lender Assignment executed by an assigning Lender and an assignee representing that it is an Eligible Assignee, together with any Note or Notes subject to such assignment, the Agent shall, if such Lender Assignment has been completed and is in substantially the form of Exhibit C hereto, (i) accept such Lender Assignment, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrower. Within 15 Business Days after its receipt of such notice, the Borrower shall execute and deliver to the Agent in exchange for the surrendered Note or Notes a new Note to such Eligible Assignee in an amount equal to the Commitment assumed by it pursuant to such Lender Assignment and, if the assigning Lender has retained a Commitment hereunder, a new Note to the assigning Lender in an amount equal to the Commitment retained by it hereunder. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes and shall be dated the effective date of such Lender Assignment and shall otherwise be in substantially the form of Exhibit A hereto.

      (e) Each Lender may sell participations to one or more banks, financial institutions, or other entities in all or a portion of its rights and obligations under the Loan Documents (including, without limitation, all or a portion of its Commitment, the Advances owing to it and the Note or Notes held by it); provided, however, that (i) such Lender's obligations under this Agreement (including, without limitation, its Commitment to the Borrower hereunder) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations,
(iii) such Lender shall remain the holder of any such Note for all purposes of this Agreement, (iv) the Borrower, the Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, (v) such Lender shall not agree with any such participant (other than an Affiliate of such Lender) that such Lender shall take directions from such participant with respect to any action which such Lender shall be entitled to take or omit to take hereunder or under or in respect of the other Loan Documents, other than, in the case of a participant in an Advance or a Commitment, actions under Section 2.18 and
Section 9.01(a), (b), (c), (d), or (g), and (vi) such participant shall be entitled to the cost protection provisions contained in Sections 2.08 and 2.13 only if the Lender from which such participant acquired its participation would have been entitled to such cost protection provisions had such Lender not sold such participation hereunder.

      (f) Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 9.07, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Borrower furnished to such Lender by or on behalf of the Borrower; provided, that, prior to any such disclosure, the assignee or participant or proposed assignee or participant shall agree to preserve the confidentiality of any confidential information received by it from such Lender.

      (g) If any Lender (or any bank, financial institution, or other entity to which such Lender has sold a participation) shall (i) make any demand for payment under Section 2.08 or 2.13, (ii) give notice to the Agent pursuant to
Section 2.14, (iii) either (A) not have outstanding unsecured long-term indebtedness rated at or above "investment grade" by at least two of Moody's, S&P and D&P, or (B) not have outstanding short-term unsecured indebtedness rated at or above A-2, P-2, or D-2 by at least two of Moody's, S&P and D&P, or (iv) determine not to extend the Termination Date in response to any request by the Borrower pursuant to Section 2.18, then (1) in the case of any demand made under clause (i) or the occurrence of the event described in clause (ii), within 30 days after any such demand (if, but only if, in the case of any demanded payment described in clause (i), such demanded payment has been made by the Borrower),
(2) in the case of the occurrence of any event described in clause (iii), at any time thereafter, and (3) in the case of the occurrence of any event described in clause (iv), at any time prior to the then-scheduled Termination Date for such Lender, the Borrower may, with the approval of the Agent (which approval shall not be unreasonably withheld), and provided that no Event of Default or Unmatured Default shall then have occurred and be continuing, demand that such Lender assign in accordance with this Section 9.07 to one or more Eligible Assignees designated by the Borrower all (but not less than all) of such Lender's Commitment and the Advances owing to it within the period ending on the later to occur of the last day in the period described in clause (1), (2), or
(3), above, as applicable, and the last day of the longest of the then current Interest Periods for such Advances. If any such Eligible Assignee designated by the Borrower shall fail to consummate such assignment on terms acceptable to such Lender, or if the Borrower shall fail to designate any such Eligible Assignees for all or part of such Lender's Commitment or Advances, then such demand by the Borrower shall become ineffective; it being understood for purposes of this subsection (g) that such assignment shall be conclusively deemed to be on terms acceptable to such Lender, and such Lender shall be compelled to consummate such assignment to an Eligible Assignee designated by the Borrower, if such Eligible Assignee (x) shall agree to such assignment by entering into a Lender Assignment with such Lender, (y) shall offer compensation to such Lender in an amount equal to all amounts then owing by the Borrower to such Lender hereunder and under the Note made by the Borrower to such Lender, whether for principal, interest, fees, costs or expenses (other than the demanded payment referred to above and payable by the Borrower as a condition to the Borrower's right to demand such assignment), or otherwise, and (z) shall pay to the Agent the $2,500 processing and recordation fee referred to in Section 9.07(a)(iii).

      SECTION 9.08. WAIVER OF JURY TRIAL. THE AGENT, THE LENDERS, THE LC BANKS AND THE BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), OR ACTIONS OF THE AGENT, SUCH LENDERS, SUCH LC BANKS OR THE BORROWER. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE AGENT, THE LC BANKS AND THE LENDERS ENTERING INTO THIS AGREEMENT.

      SECTION 9.09. CONSENT. Unless otherwise specified as being within the sole discretion of the Agent, the Lenders, the LC Banks, the Majority Lenders or the Borrower, whenever the consent or approval of the Agent, the Lenders, the Majority Lenders, or the Borrower, respectively, is required herein, such consent or approval shall not be unreasonably withheld or delayed.

      SECTION 9.10. GOVERNING LAW. This Agreement and the other Loan Documents shall be governed by, and construed in accordance with, the laws of the State of New York. Each of the Borrower, the Lenders, the LC Banks and the Agent (i) irrevocably submits to the non-exclusive jurisdiction of any New York State Court or Federal court sitting in New York City in any action arising out of any Loan Document, (ii) agrees that all claims in such action may be decided in such court, (iii) waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum and any objection to venue and (iv) consents to the service of process by mail. A final judgment in any such action shall be conclusive and may be enforced in other jurisdictions. Nothing herein shall affect the right of any party to serve legal process in any manner permitted by law or affect its right to bring any action in any other court.

      SECTION 9.11. RELATION OF THE PARTIES; NO BENEFICIARY. No term, provision or requirement, whether express or implied, of any Loan Document, or actions taken or to be taken by any party thereunder, shall be construed to create a partnership, association, or joint venture between such parties or any of them. No term or provision of the Loan Documents shall be construed to confer a benefit upon, or grant a right or privilege to, any Person other than the parties thereto.

      SECTION 9.12. EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

      SECTION 9.13. SEVERABILITY. Any provision of this Agreement or any other Loan Document that is prohibited, unenforceable or invalid in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, unenforceability or invalidity without invalidating the remaining provisions hereof or thereof or affecting the validity, enforceability or legality of such provision in any other jurisdiction.

      SECTION 9.14. HEADINGS. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

      SECTION 9.15. ENTIRE AGREEMENT. This Agreement, the Exhibits and Schedules hereto and the other Loan Documents constitute the entire agreement and understanding among the parties hereto and thereto relative to the subject matter hereof and thereof. Any previous agreement among the parties with respect to the subject matter hereof and thereof is superseded by this Agreement, the Exhibits and Schedules hereto and the other Loan Documents. Nothing in this Agreement or in the other Loan Documents, expressed or implied, is intended to confer upon any party other than the parties hereto and thereto any rights, remedies, obligations, or liabilities under or by reason of this Agreement or the other Loan Documents.

                                                                         RCA S-1

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.


                                          UNICOM ENTERPRISES INC.



                                          By         Dennis F. O'Brien
                                            -----------------------------------
                                              Name:       Dennis F. O'Brien
                                              Title:      Treasurer


                                          CITIBANK, N.A., as Agent



                                           By
                                            -----------------------------------
                                              Name:       Emily J. Eisenlohr
                                              Title:      Attorney-In-Fact







            SIGNATURE PAGE TO THE UNICOM REVOLVING CREDIT AGREEMENT

                                                                         RCA S-1


      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.


                                          UNICOM ENTERPRISES INC.



                                          By
                                            -----------------------------------
                                              Name:       Dennis F. O'Brien
                                              Title:      Treasurer


                                          CITIBANK, N.A., as Agent



                                          By          Emily J. Eisenlohr
                                            ------------------------------------
                                              Name:       Emily J. Eisenlohr
                                              Title:      Attorney-In-Fact







            SIGNATURE PAGE TO THE UNICOM REVOLVING CREDIT AGREEMENT

                                                                         RCA S-2
COMMITMENT                           BANK
----------                           ----

$21,000,000                     CITIBANK, N.A.



                                          By         Emily J. Eisenlohr
                                            ------------------------------------
                                              Name:    Emily J. Eisenlohr






            SIGNATURE PAGE TO THE UNICOM REVOLVING CREDIT AGREEMENT

                                                                         RCA S-3

COMMITMENT                        BANK
----------                        ----

$21,000,000            THE FIRST NATIONAL BANK OF
                          CHICAGO



                                          By          Susan Verback
                                            -----------------------------------
                                            Name:   Susan Verback
                                            Title:  Assistant Vice-President




            SIGNATURE PAGE TO THE UNICOM REVOLVING CREDIT AGREEMENT

                                                                        RCA S-4
COMMITMENT                           BANK
----------                           ----

$21,000,000               MORGAN GUARANTY TRUST
                          COMPANY OF NEW YORK



                                          By         Robert M. Osieski
                                            ----------------------------------
                                              Name:   Robert M. Osieski
                                              Title:  Vice President






            SIGNATURE PAGE TO THE UNICOM REVOLVING CREDIT AGREEMENT

                                                                         RCA S-5

COMMITMENT                           BANK
----------                           ----

$21,000,000            TORONTO DOMINION (TEXAS), INC.



                                          By         Frederic B. Hawley
                                            -----------------------------------
                                              Name:   Frederic Hawley
                                              Title:  Vice President




            SIGNATURE PAGE TO THE UNICOM REVOLVING CREDIT AGREEMENT

                                                                         RCA S-6

COMMITMENT                           BANK
----------                           ----

$17,000,000                 BANK OF AMERICA ILLINOIS



                                          By           Ronald E. McKaig
                                            ------------------------------------
                                              Name:   Ronald E. McKaig
                                              Title:  Vice President








            SIGNATURE PAGE TO THE UNICOM REVOLVING CREDIT AGREEMENT

                                                                         RCA S-7
COMMITMENT                           BANK
----------                           ----

$17,000,000                  ROYAL BANK OF CANADA



                                          By          Gordon MacArthur
                                            ------------------------------------
                                              Name:   Gordon MacArthur
                                              Title:  Manager







            SIGNATURE PAGE TO THE UNICOM REVOLVING CREDIT AGREEMENT

                                                                         RCA S-8

COMMITMENT                           BANK
----------                           ----

$17,000,000                 THE BANK OF NEW YORK



                                          By         Nathan S. Howard
                                            -----------------------------------
                                             Name:   Nathan S. Howard
                                             Title:  Vice President






            SIGNATURE PAGE TO THE UNICOM REVOLVING CREDIT AGREEMENT

                                                                         RCA S-9

COMMITMENT                           BANK
----------                           ----

$13,000,000                     BANK OF MONTREAL



                                          By       J. Michael Linton
                                            -------------------------------
                                              Name:   J. Michael Linton
                                              Title:  Director







            SIGNATURE PAGE TO THE UNICOM REVOLVING CREDIT AGREEMENT

                                                                        RCA S-10

COMMITMENT                           BANK
----------                           ----

$13,000,000                      CHEMICAL BANK



                                          By            Beth Herman
                                            -----------------------------------
                                              Name:   Beth F. Herman
                                              Title:  Vice President






            SIGNATURE PAGE TO THE UNICOM REVOLVING CREDIT AGREEMENT

                                                                        RCA S-11
COMMITMENT                           BANK
----------                           ----

$13,000,000                        CIBC INC.



                                          By          P. Saggan
                                            ----------------------------------
                                              Name:   Peter Saggan
                                              Title:  Vice President






            SIGNATURE PAGE TO THE UNICOM REVOLVING CREDIT AGREEMENT

                                                                        RCA S-12

COMMITMENT                           BANK
----------                           ----

$13,000,000                    MELLON BANK N.A.



                                          By            A. K. Marsh
                                            ----------------------------------
                                              Name:   A. K. Marsh
                                              Title:  Vice President






            SIGNATURE PAGE TO THE UNICOM REVOLVING CREDIT AGREEMENT

                                                                        RCA S-13

COMMITMENT                           BANK
----------                           ----

$13,000,000                  THE SUMITOMO BANK, LTD.



                                          By            K. Iwasawa
                                            -----------------------------------
                                              Name:   Katsuyasu Iwasawa
                                              Title:  Joint General Manager







            SIGNATURE PAGE TO THE UNICOM REVOLVING CREDIT AGREEMENT

                                   SCHEDULE I

                            UNICOM ENTERPRISES INC.

      $200,000,000 Credit Agreement, dated as of November 22, 1994, among Unicom Enterprises Inc., the Banks named therein and Citibank, N.A., as Agent


NAME OF BANK                   DOMESTIC LENDING OFFICE                 CD LENDING OFFICE            EURODOLLAR LENDING OFFICE
--------------------------     -----------------------------------     ------------------------     -------------------------
Bank of America Illinois       231 South Lasalle Street-1036           Same as Domestic Lending     Same as Domestic Lending
                               Chicago, Illinois  60697-1036           Office                       Office
                               Telephone:  312.828.6720
                               Telecopier:  312.987.5614
                               Attention:  Mr. Robert I. Ingersoll

The Bank of New York           Public Utilities Division               Same as Domestic Lending     Same as Domestic Lending
                               One Wall Street, 19th Floor             Office                       Office
                               New York, New York  10286
                               Telephone:  212.635.7916
                               Telecopier:  212.635.7923/24
                               Attention:  Mr. Nathan S. Howard

Bank of Montreal               115 South LaSalle, 12th Floor           Same as Domestic Lending     Same as Domestic Lending
                               Chicago, Illinois  60603                Office                       Office
                               Telephone:  312.750.3876
                               Telecopier:  312.750.4314
                               Attention:  Mr. Howard Turner


Chemical Bank                  Utilities and Communications            Same as Domestic Lending     Same as Domestic Lending
                               270 Park Avenue, 8th Floor              Office                       Office
                               New York, New York  10017
                               Telephone:  212.270.6993
                               Telecopier:  212.270.3841
                               Attention:  Ms. Beth Herman


NAME OF BANK                   DOMESTIC LENDING OFFICE                 CD LENDING OFFICE            EURODOLLAR LENDING OFFICE
--------------------------     -----------------------------------     ------------------------     -------------------------
CIBC Inc.                      Two Paces West                          Same as Domestic Lending     Same as Domestic Lending
                               2727 Paces Ferry Road, Suite 1200       Office                       Office
                               Atlanta, Georgia  30339
                               Telephone:  404.319.4836
                               Telecopier:  404.319.4950
                               Attention:  Ms. Clare Coyne

Citibank, N.A.                 399 Park Avenue,                        Same as Domestic Lending     Same as Domestic Lending
                               4th Floor, zone 22                      Office                       Office
                               New York, New York  10043
                               Telephone:  212.559.6986
                               Telecopier:  212.793.6130
                               Attention:  Ms. Emily J. Eisenlohr

The First National Bank of     One First National Plaza,               Same as Domestic Lending     Same as Domestic Lending
 Chicago                       Suite 0363                              Office                       Office
                               Chicago, Illinois  60670-0363
                               Telephone:  312.732.9780
                               Telecopier:  312.732.3055
                               Attention:  Mr. Robert G. Bussa

Mellon Bank, N.A.              Three Mellon Bank Center                Same as Domestic Lending     Same as Domestic Lending
                               Suite 2305                              Office                       Office
                               Pittsburgh, Pennsylvania  15259
                               Telephone:  412.234.9448
                               Telecopier:  412.234.5409
                               412.236.2028
                               Attention:  Ms. Judy Laughrey

Morgan Guaranty Trust          60 Wall Street                          Same as Domestic Lending     Same as Domestic Lending
 Company of New York           New York, New York  10260               Office                       Office
                               Telephone:  212.648.7420
                               Telecopier:  212.648.5014
                               Attention:  Ms. Sheila J. O'Connell


NAME OF BANK                   DOMESTIC LENDING OFFICE                 CD LENDING OFFICE            EURODOLLAR LENDING OFFICE
--------------------------     -----------------------------------     ------------------------     -------------------------
Royal Bank of Canada           Grand Cayman (North America No. 1)      Same as Domestic Lending     Same as Domestic Lending
                               Branch                                  Office                       Office
                               Royal Bank of Canada
                               c/o New York Branch
                               Financial Square, 23rd Floor
                               New York, New York  10005-3531
                               Telephone:  212.428.2372
                               Telecopier:  212.428.6324
                               Attention:  Manager, Credit
                               Administration

                               with a copy to:

                               Royal Bank of Canada
                               One North Franklin, Suite 700
                               Chicago, Illinois  60606
                               Telephone:  312.551.1613
                               Telecopier:  312.551.0805
                               Attention:  Mr. Gordon MacArthur

The Sumitomo Bank, Ltd.        233 South Wacker Drive                  Same as Domestic Lending     Same as Domestic Lending
                               Suite 4800                              Office                       Office
                               Chicago, Illinois  60606
                               Telephone:  312.876.6435
                               Telecopier:  312.876.6436
                               Attention:  Mr. John E. Buchfink

Toronto Dominion (Texas),      Houston Agency                          Same as Domestic Lending     Same as Domestic Lending
 Inc.                          Suite 1700                              Office                       Office
                               909 Fannin
                               Houston, Texas  77010
                               Telephone:  713.653.8281
                               Telecopier:  713.951.9921
                               Attention:  Mr. Fred Harley

                                   EXHIBIT A

                                  FORM OF NOTE



U.S.$______________                                       Dated: _________, 19__



      FOR VALUE RECEIVED, the undersigned, UNICOM ENTERPRISES INC., an Illinois corporation (the "BORROWER"), HEREBY PROMISES TO PAY to the order of ___________________________ (the "LENDER") for the account of its Applicable Lending Office (such term and other capitalized terms herein being used as defined in the Credit Agreement referred to below) the principal sum of U.S.$[amount of the Lender's Commitment in figures] or, if less, the aggregate principal amount of the Advances made by the Lender to the Borrower pursuant to the Credit Agreement outstanding on the Termination Date applicable to the Lender.

      The Borrower promises to pay interest on the unpaid principal amount of each Advance from the date of such Advance until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement.

      Both principal and interest are payable in lawful money of the United States of America to Citibank, N.A., as Agent, at 399 Park Avenue, New York, New York 10043, in same day funds. Each Advance made by the Lender to the Borrower pursuant to the Credit Agreement, and all payments made on account of principal thereof, shall be recorded by the Lender and, prior to any transfer hereof, endorsed on the grid attached hereto which is part of this Promissory Note, provided that the failure to so record any Advance or any payment on account thereof shall not affect the payment obligations of the Borrower hereunder or under the Credit Agreement.

      This Promissory Note is one of the Notes referred to in, and is entitled to the benefits of, the Credit Agreement, dated as of November 22, 1994 (as amended, modified or supplemented from time to time, the "CREDIT AGREEMENT"), among the Borrower, the Lender and certain other banks parties thereto, and Citibank, N.A., as Agent for the Lender and such other banks. The Credit Agreement, among other things, (i) provides for the making of Advances by the Lender to the Borrower from time to time in an aggregate amount not to exceed at any time outstanding the U.S. dollar amount first above mentioned, the indebtedness of the Borrower resulting from each such Advance being evidenced by this Promissory Note, and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

      The Borrower hereby waives presentment, demand, protest and notice of any kind. No failure to exercise, and no delay in exercising, any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights.

      THIS PROMISSORY NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                                                UNICOM ENTERPRISES INC.



                                                By___________________________
                                                   Name:
                                                   Title:

              ADVANCES, INTEREST PERIODS AND PAYMENTS OF PRINCIPAL


--------------------------------------------------------------------------------

                           Interest                      Amount of
                          Period (if      Principal      Unpaid
           Amount of       any) of         Paid or       Principal      Notation
Date       Advance         Advance         Prepaid       Balance        Made By

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                  EXHIBIT B-1

                          FORM OF NOTICE OF BORROWING


Citibank, N.A., as Agent for the
  Lenders parties to the Credit
  Agreement referred to below
399 Park Avenue
New York, New York 10043


                                                                 [Date]


     Attention:  Utilities Department
                 North American Finance Group


Ladies and Gentlemen:

     The undersigned, Unicom Enterprises Inc., refers to the Credit Agreement, dated as of November 22, 1994 (as amended, modified or supplemented from time to time, the "CREDIT AGREEMENT", the terms defined therein being used herein as therein defined), among the undersigned, certain Lenders parties thereto and Citibank, N.A., as Agent for said Lenders, and hereby gives you notice, irrevocably, pursuant to Section 2.02 of the Credit Agreement that the undersigned hereby requests a Borrowing under the Credit Agreement, and in that connection sets forth below the information relating to such Borrowing (the "PROPOSED BORROWING") as required by Section 2.02(a) of the Credit Agreement:

          (i) The Business Day of the Proposed Borrowing is ________________, 19__.

          (ii) The Type of Advances to be made in connection with the Proposed Borrowing is [Alternate Base Rate Advances] [Eurodollar Rate Advances].

          (iii) The aggregate principal amount of the Proposed Borrowing is $___________.

         [(iv)   The Interest Period for each Advance made as part of the
     Proposed Borrowing is ____ month[s].]*

     The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Borrowing:

          (A) the representations and warranties contained in Section 5.01 of the Credit Agreement are true and correct, before and after giving effect to the Proposed Borrowing and to the application of the proceeds thereof, as though made on and as of such date; and

          (B) no event has occurred and is continuing, or would result from such Proposed Borrowing or from the application of the proceeds thereof, that constitutes an Event of Default or Unmatured Default.


                                          Very truly yours,

                                          UNICOM ENTERPRISES INC.



                                          By _____________________________
                                             Name:
                                             Title:


----------------
*  For Eurodollar Rate Advances only.

                                  EXHIBIT B-2

                          FORM OF NOTICE OF CONVERSION


Citibank, N.A., as Agent
  for the Lenders parties
  to the Credit Agreement
  referred to below
399 Park Avenue
New York, New York 10043


                                     [Date]


      Attention:     Utilities Department
                     North American Finance Group


Ladies and Gentlemen:

      The undersigned, Unicom Enterprises Inc., refers to the Credit Agreement, dated as of November 22, 1994 (as amended, modified or supplemented from time to time, the "CREDIT AGREEMENT", the terms defined therein and not otherwise defined herein being used herein as therein defined), among the Borrower, the Lenders named therein and the Agent, and hereby gives you notice, irrevocably, pursuant to Section 2.10 of the Credit Agreement that the undersigned hereby requests a Conversion under the Credit Agreement, and in that connection sets forth below the information relating to such Conversion (the "PROPOSED CONVERSION") as required by Section 2.10 of the Credit Agreement:

           (i) The Business Day of the Proposed Conversion is
      ____________________, _______.

           (ii) The Type of Advances to be subject to the Proposed Conversion is [Alternate Base Rate Advances] [Eurodollar Rate Advances].

           (iii) The aggregate principal amount of the Advances to be subject to the Proposed Conversion is $_________________.

           (iv) The Type of Advances to which such Advances are proposed to be Converted is [Alternate Base Rate Advances] [Eurodollar Rate Advances].

          [(v) The Interest Period for each Advance made as part of the Proposed Conversion is ____ month(s).]/1/

          The undersigned hereby certifies that the Borrower's request for the Proposed Conversion is made in compliance with Sections 2.01, 2.09 and 2.10 of the Credit Agreement.

      The undersigned hereby further certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed
Conversion:

           (i) The representations and warranties contained in Section 5.01 of the Credit Agreement (other than those contained in subsections (e) and (f) thereof) and in Section 6 of the Guaranty (other than those contained in subsections (f) and (g) thereof) are true and correct, before and after giving effect to the Proposed Conversion, as though made on and as of such date; and

           (ii) No Unmatured Default or Event of Default has occurred and is continuing, or would result from the Proposed Conversion.

                                               Very truly yours,

                                               UNICOM ENTERPRISES INC.



                                               By___________________________
                                                  Title:

----------------
/1/     Delete for Base Rate Advances

                                   EXHIBIT C


                          [FORM OF LENDER ASSIGNMENT]


                           ASSIGNMENT AND ACCEPTANCE

                            Dated ___________, 19__



      Reference is made to the Credit Agreement, dated as of November 22, 1994 (as amended, modified or supplemented from time to time, the "CREDIT AGREEMENT"), among Unicom Enterprises Inc., an Illinois corporation (the "BORROWER"), the Lenders named therein and from time to time parties thereto and Citibank, N.A., as Agent for the Lenders (the "AGENT"). Terms defined in the Credit Agreement and not otherwise defined herein are used herein with the same meaning.

      _____________ (the "ASSIGNOR") and ____________ (the "ASSIGNEE") agree as follows:

      1. The Assignor hereby sells and assigns without recourse to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, that interest in and to all of the Assignor's rights and obligations under the Credit Agreement as of the date hereof which represents the percentage interest specified on Schedule 1 of all outstanding rights and obligations under the Credit Agreement, including, without limitation, such interest in the Assignor's Commitment, the Advances owing to the Assignor, the Assignor's participation in Letters of Credit, and the Note[s] held by the Assignor. After giving effect to such sale and assignment, the Assignee's Commitment and the amount of the Advances owing to the Assignee will be as set forth in Section 2 of Schedule 1.

      2. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with any Loan Document or any other instrument or document furnished pursuant thereto or the execution, legality, validity, enforceability, genuineness, sufficiency or value of any Loan Document or any other instrument or document furnished pursuant thereto;
(iii) makes no representation
or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under the Credit Agreement or any other instrument or document furnished pursuant thereto; and (iv) attaches the Note[s] referred to in paragraph 1 above and requests that the Agent exchange such Note[s] for a new Note payable to the order of the Assignee in an amount equal to the Commitment assumed by the Assignee pursuant hereto or new Notes payable to the order of the Assignee in an amount equal to the Commitment assumed by the Assignee pursuant hereto and the Assignor in an amount equal to the Commitment retained by the Assignor under the Credit Agreement, respectively, as specified on Schedule 1 hereto.

      3. The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in
Section 5.01(e) thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) confirms that it is an Eligible Assignee; (iv) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (v) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender; [and] (vi) specifies as its Domestic Lending Office (and address for notices) and Eurodollar Lending Office the offices set forth beneath its name on the signature pages hereof [and (vi) attaches the forms prescribed by the Internal Revenue Service of the United States certifying that it is exempt from United States withholding taxes with respect to all payments to be made to the Assignee under the Credit Agreement and the Notes]./1/

      4. Following the execution of this Assignment and Acceptance by the Assignor, the Assignee and, if

----------------
/1/ If the Assignee is organized under the laws of a jurisdiction outside the United States.

required pursuant to Section 9.07(a) of the Credit Agreement, the Borrower, it will be delivered to the Agent for acceptance and recording by the Agent. The effective date of this Assignment and Acceptance shall be the date of acceptance thereof by the Agent, unless otherwise specified on Schedule 1 hereto (the "EFFECTIVE ASSIGNMENT DATE").

      5. Upon such acceptance and recording by the Agent, as of the Effective Assignment Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

      6. Upon such acceptance and recording by the Agent, from and after the Effective Assignment Date, the Agent shall make all payments under the Credit Agreement and the Notes in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement and the Notes for periods prior to the Effective Assignment Date directly between themselves.

      7. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of New York.

      IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed by their respective officers thereunto duly authorized, as of the date first above written, such execution being made on
Schedule 1 hereto.

                                   Schedule 1
                                       to
                           Assignment and Acceptance

                             Dated __________, 19__


Section 1.
----------

     Percentage Interest:                                        ____%

Section 2.
----------

     Assignee's Commitment:                                      $____

     Aggregate Outstanding Principal
       Amount of Advances owing to the Assignee:                 $____

     A Note payable to the order of the Assignee
                      Dated:   _________, 19__

                              Principal amount:                  $____

     A Note payable to the order of the Assignor
                      Dated:   _________, 19__

                              Principal amount:                  $____

Section 3.
----------

     Effective Assignment Date/1/:        _________, 19__



                                        [NAME OF ASSIGNOR]



                                        By_____________________________
                                           Name:
                                           Title:


                                        [NAME OF ASSIGNEE]

----------------
/1/  This date should be no earlier than the date of acceptance by the Agent.

                                        By_____________________________
                                           Name:
                                           Title:


                                        Domestic Lending Office (and
                                          address for notices):
                                               [Address]

                                        Eurodollar Lending Office:
                                               [Address]

Consented to as of the
date first above written:

UNICOM ENTERPRISES INC.



By________________________________
   Name:
   Title:


Accepted this ____ day
of ____________, 19__

CITIBANK, N.A.


By________________________________
   Name:
   Title:

                                   EXHIBIT D

                           FORM OF LC BANK AGREEMENT

     LETTER OF CREDIT BANK AGREEMENT (the "AGREEMENT"), dated as of __________, 19___, between UNICOM ENTERPRISES INC., an Illinois corporation (the "BORROWER"), and _____________________ (the "LC BANK").


                             PRELIMINARY STATEMENTS

     (1) The Borrower has entered into a Credit Agreement, dated as of November 22, 1994 (said agreement, as amended, modified or supplemented from time to time, being the "CREDIT AGREEMENT"), with certain lenders named therein and from time to time parties thereto (the "LENDERS") and Citibank, N.A., as Agent. Unless otherwise defined herein, capitalized terms used herein shall have the meanings assigned to such terms in the Credit Agreement.

     (2) Pursuant to Section 3.01 of the Credit Agreement, the Borrower may from time to time identify and arrange for one or more Lenders to act as an LC Bank thereunder and issue one or more Letters of Credit (as defined below) in an aggregate stated amount not exceeding $100,000,000. The Borrower desires to designate ________________ as an LC Bank under the Credit Agreement. Subject to the terms and conditions hereof and of the Credit Agreement, ______________ has agreed to act as an LC Bank and to issue an irrevocable letter of credit in favor of ________________________ (the "BENEFICIARY") in the amount of $__________ (the "LC COMMITMENT") for the account of the Borrower.

     (3) [PURPOSE OF THE LETTER OF CREDIT TO BE ISSUED HEREUNDER.]

     NOW, THEREFORE, in consideration of the premises and in order to induce the LC Bank to issue the Letter of Credit, the parties hereto agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

     SECTION 1.01. CERTAIN DEFINED TERMS. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

          "BENEFICIARY" has the meaning assigned to that term in Preliminary Statement (2).

          "ISSUANCE TERMINATION DATE" has the meaning assigned to that term in
     Section 3.01 hereof.

          "LC COMMITMENT" has the meaning assigned to that term in Preliminary Statement (2).

          "LETTER OF CREDIT" means the letter of credit issued by the LC Bank pursuant to Section 3.02 hereof, as such letter of credit may from time to time be amended, modified or extended in accordance with the terms of the Credit Agreement and this Agreement, in form and substance satisfactory to the LC Bank, the Borrower and the Agent.

          "STATED TERMINATION DATE" means ___________________________; provided, however, that the Stated Termination Date of the Letter of Credit upon its date of issuance shall be no later than the latest then-scheduled Termination Date; and provided further, however, that if the aggregate amount of the Commitments on any scheduled Termination Date (after giving effect to any scheduled reductions in the Commitments on such date) will be less than the LC Commitment, the Stated Termination Date of the Letter of Credit shall be no later than such Termination Date.

     SECTION 1.02. COMPUTATION OF TIME PERIODS. Computation of a period of time from a specified date to a later specified date shall be made in accordance with the Credit Agreement.

     SECTION 1.03. ACCOUNTING TERMS. All accounting terms not specifically defined herein or in the Credit Agreement shall be construed in accordance with generally accepted United States accounting principles as in effect as of the date hereof consistently applied, except as otherwise stated herein.


                                   ARTICLE II
                              THE CREDIT AGREEMENT

     SECTION 2.01. CREDIT AGREEMENT. (a) The parties hereto acknowledge and agree that this Agreement is an

"LC Bank Agreement" under the Credit Agreement, and that the parties hereto shall be entitled to the rights and remedies, and bound by the obligations, accorded to the parties in interest to an "LC Bank Agreement" as so provided in the Credit Agreement. The parties hereto hereby further acknowledge and agree that the Agent, the Lenders and the Beneficiary, as the case may be, are intended third-party beneficiaries hereof and are entitled (acting through the Agent, in the case of the Lenders) to the rights and benefits accorded hereunder.

     (b) The LC Bank hereby acknowledges and agrees that it is an "LC Bank" under the Credit Agreement, that, by its execution and delivery hereof, it is deemed a party to the Credit Agreement as if it were a signatory thereof in such capacity and that it assumes all obligations, and acquires all rights and remedies, of an "LC Bank" under the Credit Agreement.

     (c) In the event of any conflict between the terms of this Agreement and the Credit Agreement (unless such conflict arises solely as a result of an amendment to the Credit Agreement made after the date hereof without the written consent of the LC Bank thereto), the terms of the Credit Agreement shall control and such conflicting terms hereunder shall be of no force or effect.


                                  ARTICLE III
                         AMOUNT AND TERMS OF THE LETTER
                                   OF CREDIT


     SECTION 3.01. THE LETTER OF CREDIT. The LC Bank agrees, on the terms and conditions hereinafter set forth, and subject, at all times, to Sections 3.01(b) and 2.12(a) of the Credit Agreement, to issue the Letter of Credit to the Beneficiary on any Business Day during the period from the date hereof to and including ________________, 19__ (the "ISSUANCE TERMINATION DATE") in an amount not to exceed the LC Commitment and expiring on or before the Stated Termination Date.

     SECTION 3.02. ISSUING THE LETTER OF CREDIT. The Letter of Credit shall be issued (or the stated maturity thereof extended or terms thereof modified or amended) on not less than three Business Days' prior written notice thereof to the Agent and the LC Bank pursuant to, and in accordance with, Section 3.02 of the Credit Agreement.

     SECTION 3.03.  FEES.

          (a) The Borrower hereby agrees to pay to the LC Bank, upon the issuance of the Letter of Credit hereunder, an issuance fee in an amount equal to [___% of the initial stated amount thereof] [$________].

          (b) The Borrower hereby agrees to pay to the LC Bank, upon each drawing made by the Beneficiary under the Letter of Credit, a drawing fee in an amount equal to $______.

          (c) The Borrower hereby agrees to pay to the LC Bank, upon each amendment to the Letter of Credit, an amendment fee in an amount equal to $______.

          [(d) The Borrower hereby agrees to pay to the LC Bank a fronting fee equal to ___% of the average daily amount of the stated amount of the Letter of Credit from the date of issuance of the Letter of Credit until the date of expiry of the Letter of Credit, payable on the last day of each __________, __________, __________ and __________ during such period and on such date of expiry.]

          SECTION 3.04. PAYMENTS AND COMPUTATIONS. The Borrower shall make each payment hereunder not later than 12:00 noon (New York City time) on any day when due in U.S. Dollars. Any such payment shall be made to the Agent for the account of the LC Bank at the Agent's office set forth in Section 9.02 of the Credit Agreement. The Borrower hereby authorizes the LC Bank, if and to the extent payment is not made when due hereunder, to charge from time to time against any or all of the Borrower's accounts with the LC Bank any amount so due. Computations of the fees hereunder shall be made by the LC Bank on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) elapsed.

          SECTION 3.05. EXTENSION OF THE STATED TERMINATION DATE. At least 30 but not more than 60 days before the Stated Termination Date of the Letter of Credit, the Borrower may request the LC Bank in writing (with a copy of each such request to the Agent) to extend the Stated Termination Date of the Letter of Credit for purposes of this Agreement and the Letter of Credit to any date not later than the latest then-scheduled Termination Date (provided, however, that if the aggregate amount of the Commitments on any scheduled Termination Date (after giving effect to any scheduled reductions in the Commitments on such date) will be less than the LC

Commitment, the extended Stated Termination Date of the Letter of Credit shall be no later than such Termination Date). If the Borrower shall make such a request, the LC Bank shall, on or before the 15th Business Day after its receipt of such request, notify the Borrower in writing whether or not the LC Bank consents to such request and, if the LC Bank does so consent, the conditions of such consent (including conditions relating to legal documentation and the consent of the Beneficiary thereof). If the LC Bank shall not so notify the Borrower, the LC Bank shall be deemed not to have consented to such request.
Any such extension shall be effective only if and when made in accordance with Articles III and IV of the Credit Agreement.


                                   ARTICLE IV
                             CONDITIONS OF ISSUANCE


          SECTION 4.01. CONDITIONS PRECEDENT TO ISSUANCE OF THE LETTER OF CREDIT. The obligation of the LC Bank to issue the Letter of Credit is subject to the satisfaction of the applicable conditions precedent set forth in Article IV of the Credit Agreement.


                                   ARTICLE V
                         REPRESENTATIONS AND WARRANTIES


          SECTION 5.01. REPRESENTATIONS AND WARRANTIES OF THE BORROWER. The Borrower hereby represents and warrants for the benefit of the LC Bank that the representations and warranties of the Borrower set forth in Article V of the Credit Agreement are true and correct on the date hereof, on each date of issuance of the Letter of Credit and on each date on which the term thereof is extended in accordance with Section 3.05 hereof, as if made on and as of such date.


                                   ARTICLE VI
                                 MISCELLANEOUS


          SECTION 6.01. AMENDMENTS, ETC. No amendment or waiver of any provision of this Agreement, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing, signed by the LC Bank and the Borrower and consented to by the Agent on behalf of the Majority Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

          SECTION 6.02. NOTICES, ETC. All notices and other communications provided for hereunder shall be made in accordance with Section 9.02 of the Credit Agreement and sent, if to the LC Bank, at its address set forth on the signature page hereof.

          SECTION 6.03. NO WAIVER; REMEDIES. No failure on the part of the Borrower or LC Bank to exercise, and no delay in exercising, any right hereunder or under the Credit Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein and therein provided are cumulative and not exclusive of any remedies provided by law.

          SECTION 6.04. COSTS, EXPENSES AND TAXES. The Borrower agrees to pay on demand all costs and expenses incurred by the LC Bank, including, without limitation, the reasonable counsel fees and expenses of counsel to the LC Bank, in connection with the preparation, execution, delivery and administration of this Agreement and any other documents that may be delivered in connection with this Agreement and any proposed modification, amendment or consent relating to this Agreement, including, without limitation, fees and out-of-pocket expenses of counsel for the LC Bank with respect thereto and with respect to advising the LC Bank as to its rights and responsibilities under this Agreement. The Borrower further agrees to pay on demand all costs and expenses, if any (including, without limitation, counsel fees and expenses of outside counsel and of internal counsel), incurred by the LC Bank in connection with (i) the enforcement (whether through negotiations, legal proceedings or otherwise) of this Agreement and such other documents that may be delivered in connection with this Agreement and (ii) any action or proceeding relating to a court order, injunction, or other process or decree restraining or seeking to restrain the LC Bank from paying any amount under the Letter of Credit. In addition, the Borrower shall pay any and all stamp and other taxes and fees payable or determined to be payable in connection with the execution and delivery of this Agreement or the Letter of Credit or any such other documents, and agrees to save the LC Bank harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees.

          SECTION 6.05. BINDING EFFECT. This Agreement shall become effective when it shall have been executed by the Borrower and the LC Bank and consented to in writing by the Agent (for itself as the Agent and on behalf of the Lenders); and thereafter shall be binding upon and inure to the benefit of the Borrower, the LC Bank, the Agent, the Lenders and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders and the LC Bank shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders.

          SECTION 6.06. SEVERABILITY. Any provision of this Agreement which is prohibited, unenforceable or not authorized in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, unenforceability or non-authorization without invalidating the remaining provisions hereof or affecting the validity, enforceability or legality of such provision in any other jurisdiction.

          SECTION 6.07. WAIVER OF JURY TRIAL. EACH OF THE LC BANK AND THE BORROWER HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE LETTER OF CREDIT, OR ANY OTHER INSTRUMENT OR DOCUMENT DELIVERED HEREUNDER OR THEREUNDER.

          SECTION 6.08. GOVERNING LAW; SUBMISSION TO JURISDICTION. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York. Each of the Borrower and the LC Bank (i) irrevocably submits to the jurisdiction of any New York State court or Federal court sitting in New York City in any action arising out of this Agreement or the Letter of Credit, (ii) agrees that all claims in such action may be decided in such court,
(iii) waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum and any objections to venue and (iv) consents to the service of process by mail. A final judgment in any such action shall be conclusive and may be enforced in other jurisdictions. Nothing herein shall affect the right of any party to serve legal process in any manner permitted by law or affect its right to bring any action in any other court.

          SECTION 6.09. HEADINGS. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

          SECTION 6.10. EXECUTION IN COUNTERPARTS. This Agreement may be executed and consented to in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed or consented to shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

                    UNICOM ENTERPRISES INC.



                    By__________________________________
                      Name:
                      Title:


                    [INSERT LC BANK], as LC Bank



                    By__________________________________
                      Name:
                      Title:


Consented to as of the date
first above written:

CITIBANK, N.A., as Agent on
  behalf of the Lenders



By____________________________________
    Name:
    Title:

                                   EXHIBIT E


                               FORM OF GUARANTY


      GUARANTY, dated as of November ___, 1994, made by UNICOM CORPORATION, a corporation organized and existing under the laws of the State of Illinois (the "GUARANTOR"), in favor of the Lenders (the "LENDERS") and the LC Banks parties to the Credit Agreement (as defined below) and Citibank, N.A., as agent (in such capacity, the "AGENT") for the Lenders.


                             PRELIMINARY STATEMENTS

      (1) The Lenders and the Agent have entered into a Credit Agreement, dated as of the date hereof (said Agreement, as it may hereafter be amended or otherwise modified from time to time, being the "CREDIT AGREEMENT", the terms defined therein and not otherwise defined herein being used herein as therein defined), with Unicom Enterprises Inc., a corporation organized and existing under the laws of the State of Illinois (the "BORROWER"). The Guarantor will derive substantial direct and indirect benefit from the transactions contemplated by the Credit Agreement, the Notes and the other Loan Documents.

      (2) The Borrower is a wholly-owned Subsidiary of the Guarantor.

      (3) It is a condition precedent to the making of Advances by the Lenders under the Credit Agreement and the issuance of Letters of Credit by the LC Banks pursuant to the Credit Agreement that the Guarantor shall have executed and delivered this Guaranty.

      NOW, THEREFORE, in consideration of the premises and in order to induce the Lenders to make Advances and each LC Bank to issue Letters of Credit under the Credit Agreement, the Guarantor hereby agrees as follows:

      SECTION 1. CERTAIN DEFINED TERMS. As used in this Guaranty, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

           "CONSOLIDATED CAPITALIZATION" means, at any date of determination, the sum of (i) common equity of the Guarantor and its Consolidated Subsidiaries, (ii) preferred and preference stock of the Guarantor and its Consolidated Subsidiaries and (iii) Consolidated Debt of the Guarantor and its Consolidated Subsidiaries.

           "CONSOLIDATED DEBT" means, at any date of determination, the sum of Debt of the Guarantor and its Consolidated Subsidiaries and Contingent Obligations of the Guarantor and its Consolidated Subsidiaries.

           "CONSOLIDATED SUBSIDIARY" means, as to any Person, any Subsidiary of such Person whose accounts are or are required to be consolidated with the accounts of such Person in accordance with GAAP.

           "CONTINGENT OBLIGATION" means, as to any Person, the undrawn face amount of any letters of credit issued for the account of such Person and shall also mean any obligation of such Person guaranteeing or in effect guaranteeing any Debt, leases, dividends, letters of credit, or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities, or services primarily for the purpose of assuring the obligee under any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (d) otherwise to assure or hold harmless the obligee under such primary obligation against loss in respect thereof; provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation or, where such

      Contingent Obligation is specifically limited to a portion of any such primary obligation, that portion to which it is limited or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith. For purposes of computing the consolidated Debt of any Person, the amount of any primary obligation of any Subsidiary of such Person and the amount of any Contingent Obligation of such Person corresponding to such primary obligation shall only be counted once (i.e., without duplication).

           "TANGIBLE NET WORTH" means, at any time of determination, with respect to any Person, the excess of such Person's total assets over its total liabilities, with total assets and total liabilities each to be determined in accordance with GAAP consistently applied, excluding, however, from the determination of total assets (i) goodwill, organizational expenses, research and development expenses, trademarks, trade names, copyrights, patents, patent applications, licenses and rights in any thereof, and other similar intangibles, (ii) all prepaid expenses, deferred charges or unamortized debt discount and expense, (iii) all reserves carried and not deducted from assets, (iv) securities that are not readily marketable, (v) cash held in a sinking or other analogous fund established for the purpose of redemption, retirement or prepayment of capital stock or Debt, (vi) any write-up in the book value of any asset resulting from a revaluation thereof subsequent to September 30, 1994, and
      (vii) any items not included in clauses (i) through (vi), above, that are treated as intangibles in conformity with GAAP.

      SECTION 2. GUARANTY. The Guarantor hereby absolutely, unconditionally and irrevocably guaranties the punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all obligations of the Borrower now or hereafter existing under the Credit Agreement, the Notes and any other Loan Documents, whether for principal, reimbursement obligations, interest, fees, expenses or otherwise (all such obligations being the "OBLIGATIONS"), and agrees to pay any and all expenses (including counsel fees and expenses) incurred by the Agent, the LC Banks or the

Lenders in enforcing any rights under this Guaranty. Without limiting the generality of the foregoing, the Guarantor's liability shall extend to all amounts that constitute part of the Obligations and would be owed by the Borrower to the Agent, the LC Banks or the Lenders under the Credit Agreement, the Notes and the other Loan Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Borrower.

      SECTION 3. GUARANTY ABSOLUTE. The Guarantor guarantees that the Obligations will be paid strictly in accordance with the terms of the Credit Agreement, the Notes and the other Loan Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Agent, the LC Banks or the Lenders with respect thereto. The obligations of the Guarantor under this Guaranty are independent of the Obligations, and a separate action or actions may be brought and prosecuted against the Guarantor to enforce this Guaranty, irrespective of whether any action is brought against the Borrower or whether the Borrower is joined in any such action or actions. The liability of the Guarantor under this Guaranty shall be absolute, unconditional and irrevocable irrespective of:

           (i) any lack of validity or enforceability of the Credit Agreement, the Notes, any other Loan Document, any Advance, or any other agreement or instrument relating thereto;

           (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of, or any consent to departure from, the Credit Agreement or the Notes, including, without limitation, any increase in the Obligations resulting from the extension of additional credit to the Borrower or otherwise and any extension of the Termination Date;

           (iii) any manner of application of collateral, or proceeds thereof, to all or any of the Obligations, or any manner of sale or other disposition of, any release of or any failure to perfect any lien on or security interest in any collateral for all or any of the Obligations or any other assets of the Borrower or any of its

      Subsidiaries, or any release or discharge of any Person liable for any or all of the Obligations;

           (iv) any change, restructuring or termination of the corporate structure or existence of the Borrower or any of its Subsidiaries or any bankruptcy, insolvency, liquidation or similar proceeding instituted by or against the Borrower or any of its Subsidiaries; or

           (v) any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower or a guarantor.

As against the Guarantor, this Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Obligations is rescinded or must otherwise be returned by the Agent, any LC Bank or any Lender upon the insolvency, bankruptcy or reorganization of the Borrower or otherwise, all as though such payment had not been made.

      SECTION 4. WAIVER. The Guarantor hereby waives promptness, diligence, presentment, protest, notice of protest, notice of dishonor, notice of acceptance and any other notice with respect to any of the Obligations and this Guaranty and any requirement that the Agent, any LC Bank or any Lender protect, secure, perfect or insure any security interest or lien on any property subject thereto or exhaust any right or take any action against the Borrower or any other person or entity or any collateral.

      SECTION 5. WAIVER OF RIGHTS OF SUBROGATION. The Guarantor hereby expressly and irrevocably waives with respect to the Borrower and its successors and assigns and any other Person, any and all rights at law or in equity, by agreement or otherwise, to subrogation, reimbursement, exoneration, contribution, setoff, share in any collateral or any other rights that could accrue to a surety against a principal, to a guarantor against a maker or obligor, to an accommodation party against the party accommodated, or to a holder or transferee against a maker, and that the Guarantor may have or hereafter acquire against the Borrower, any of its Affiliates, or any other Person in connection with or as a result of the Guarantor's execution, delivery or performance hereunder. In furtherance of the foregoing, the Guarantor agrees that any payment by the Guarantor to the Agent, the LC Banks or the Lenders pursuant to this Guaranty shall be deemed a contribution to the capital of the Borrower, and no such payment shall constitute the Guarantor a creditor of the Borrower. The Guarantor hereby acknowledges and agrees that the foregoing waivers are intended to benefit the Borrower, the Agent, the LC Banks and the Lenders and shall not limit or otherwise affect the Guarantor's liability hereunder or the enforceability hereof. If, notwithstanding the foregoing, any amount shall be paid to the Guarantor on account of such subrogation rights at any time when all of the Obligations shall not have been paid in full, such amount shall be held by the Guarantor in trust for the Agent, the LC Banks and the Lenders, segregated from other funds of the Guarantor, and shall, forthwith upon receipt by the Guarantor, be turned over to the Agent in the exact form received by the Guarantor (duly endorsed by the Guarantor to the Agent), to be applied against the Obligations, whether matured or unmatured, in such order as the Agent may determine.

      SECTION 6. REPRESENTATIONS AND WARRANTIES. The Guarantor hereby represents and warrants as follows:

      (a) CORPORATE EXISTENCE AND POWER. It is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Illinois, is duly qualified to do business as a foreign corporation in, and is in good standing under the laws of, each state in which the ownership of its properties or the conduct of its business makes such qualification necessary, except where the failure to be so qualified would not have a material adverse effect on its business, assets, revenues, financial condition, results of operations, operations or prospects or its ability to perform its obligations under this Guaranty, and has all corporate powers and all governmental licenses, authorizations, consents and approvals required to own or lease its property and to carry on its business as now conducted.

      (b) CORPORATE AUTHORIZATION. The execution, delivery and performance by it of this Guaranty have been duly authorized by all necessary corporate action on its part and do not, and will not, require the consent or approval of its shareholders, or any trustee or holder of any Debt or other obligation of the Guarantor.

      (c) NO VIOLATION, ETC. The execution and delivery by the Guarantor of this Guaranty, and the performance by the Guarantor of its obligations hereunder, (i) are within the Guarantor's corporate powers, (ii) have been duly authorized by all necessary corporate action and (iii) do not and will not (A) violate any provision of the charter or by-laws of the Guarantor or of law, (B) violate any legal restriction binding on or affecting the Guarantor, (C) result in a breach of, or constitute a default under, any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Guarantor is a party or by which it or its properties may be bound or affected, or (D) result in or require the creation of any lien or security interest upon or with respect to any of its properties.

     (d) GOVERNMENTAL ACTIONS. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Guarantor of this Guaranty.

     (e) EXECUTION AND DELIVERY. This Guaranty has been duly executed and delivered by the Guarantor, and is the legal, valid and binding obligation of the Guarantor enforceable against it in accordance with its terms, subject, however, to the application by a court of general principles of equity and to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally.

     (f) LITIGATION. There is no pending or threatened action or proceeding (including, without limitation, any proceeding relating to, or arising out of, any Environmental Laws) affecting it or any of its Subsidiaries before any court, governmental agency or arbitrator, that may have a material adverse effect on the business, assets, revenues, financial condition, results of operations, operations or prospects of the Guarantor or the Guarantor and its Subsidiaries, taken as a whole, or on the Guarantor's ability to perform its obligations under this Guaranty, or that questions the validity or enforceability of this Guaranty or any other Loan Document against the Guarantor or the Borrower.

     (g) FINANCIAL STATEMENTS; MATERIAL ADVERSE CHANGE. The consolidated balance sheet of the Guarantor and its Consolidated Subsidiaries as at December 31, 1993, and the consolidated balance sheet of the Guarantor and its Consolidated Subsidiaries as at September 30, 1994 and the related consolidated statements of income, retained earnings and cash flows for the nine-month period then ended, together with the report thereon of Arthur Andersen LLP included in the Guarantor's Quarterly

Report on Form 10-Q for the quarterly period ended September 30, 1994, copies of each of which have been furnished to each Lender, fairly present (subject, in the case of such balance sheet and statements of income, retained earnings and cash flows for the nine months ended September 30, 1994, to year-end adjustments) the financial condition of the Guarantor and its Consolidated Subsidiaries as at such dates and the results of operations of the Guarantor and its Consolidated Subsidiaries for the periods ended on such dates, all in accordance with GAAP consistently applied (except for such changes in accounting methods described in such report of Arthur Andersen LLP). Since September 30, 1994, there has been no material adverse change in the business, assets, revenues, financial condition, results of operations, operations or prospects of the Guarantor and its Subsidiaries, taken as a whole, or the Borrower and its Subsidiaries, taken as a whole (other than operating losses resulting from start-up operations of Subsidiaries of the Borrower), or in the Guarantor's ability to perform any of its obligations hereunder.

     (h) ERISA. During the preceding twelve-consecutive-month period, no steps have been taken to terminate any Pension Plan, and no contribution failure has occurred with respect to any Pension Plan sufficient to give rise to a Lien under Section 302(f) of ERISA. No condition exists or event or transaction has occurred with respect to any Pension Plan which could result in the incurrence by the Guarantor or any of its Subsidiaries of any material liability, fine, or penalty. The Guarantor has no contingent liability with respect to any post-retirement benefit under a Welfare Plan, other than liability for continuation coverage described in Part 6 of Title I of ERISA.

     (i) TAXES. The Guarantor and each of its Subsidiaries have filed all tax returns (federal, state and local) required to be filed and paid all taxes shown thereon to be due, including interest and penalties, or provided adequate reserves for payment thereof other than such taxes that the Guarantor or such Subsidiary is contesting in good faith by appropriate legal proceedings and in respect of which the Guarantor or such Subsidiary, as the case may be, has established adequate reserves in conformity with GAAP.

     (j) VIOLATION OF LAW. Neither the Guarantor nor any of its Subsidiaries is in violation of any law or governmental regulation or court decree or order which may result in a material adverse effect on the business, assets, revenues, financial condition, results of operations, operations or prospects of the Guarantor and its Subsidiaries, taken as a whole, or the Borrower and its Subsidiaries, taken as a whole, or on the Guarantor's ability to perform any of its obligations hereunder.

     (k) INVESTMENT COMPANY. The Guarantor is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or an "investment advisor" within the meaning of the Investment Advisers Act of 1940, as amended.

     (l) HOLDING COMPANY. The Guarantor is a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended, but the Guarantor and its Subsidiaries are exempt from the provisions of that Act, except Section 9(a)(2) thereof, by virtue of an order issued by the Securities and Exchange Commission on July 22, 1994. Such exemption is in full force and effect and the Guarantor is not aware of any existing or proposed proceedings contemplating the revocation or modification of such exemption.

     (m) INFORMATION. All factual information heretofore or contemporaneously furnished by or on behalf of the Guarantor in writing to the Agent or any Lender for purposes of or in connection with this Guaranty or any transaction contemplated hereby is, and all other such factual information hereafter furnished by or on behalf of the Guarantor to the Agent, any LC Bank or any Lender will be, true and accurate in every material respect on the date as of which such information is dated or certified, and not incomplete by omitting to state any material fact necessary to make such information not misleading.

     (n) NO CONDITIONS PRECEDENT. There are no conditions precedent to the effectiveness of this Guaranty that have not been satisfied or waived.

     (o) RELIANCE. The Guarantor has, independently and without reliance upon the Borrower and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Guaranty.

     SECTION 7. AFFIRMATIVE COVENANTS. The Guarantor covenants and agrees that, so long as any part of the

Obligations shall remain unpaid or any Lender shall have any Commitment, the Guarantor will:

      (a) REPORTING REQUIREMENTS.  Furnish to each Lender:

           (i) as soon as available and in any event within 60 days after the end of each of the first three quarters of each fiscal year of the Guarantor, a consolidated balance sheet of the Guarantor and its Consolidated Subsidiaries as of the end of such quarter and consolidated statements of income, retained earnings and cash flows of the Guarantor and its Consolidated Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, all in reasonable detail and duly certified (subject to year-end audit adjustments) by the chief financial officer or the Treasurer of the Guarantor as having been prepared in accordance with GAAP consistently applied, except for (A) the absence of notes thereto and (B) changes in accounting principles required by GAAP;

           (ii) as soon as available and in any event within 90 days after the end of each fiscal year of the Guarantor and its Consolidated Subsidiaries, a copy of the annual report for such year for the Guarantor and its Consolidated Subsidiaries, containing a consolidated balance sheet of the Guarantor and its Consolidated Subsidiaries as at the end of such fiscal year and consolidated statements of income, retained earnings and cash flows of the Guarantor and its Consolidated Subsidiaries for such fiscal year, certified in a manner acceptable to the Agent by Arthur Anderson & Co. or another nationally-recognized independent public accounting firm selected by the Guarantor and acceptable to the Agent;

           (iii) concurrently with the financial statements for each quarterly accounting period and for each fiscal year of the Guarantor furnished pursuant to paragraphs (i) and (ii), above, (A) a certificate of the chief financial officer, any vice president responsible for financial or accounting matters, or the treasurer of the Guarantor stating that (1) the Guarantor has performed and observed all of, and the Guarantor is not in default in the performance or observance of any of, the terms, covenants, agreements and conditions of this Guaranty or, if the Guarantor shall be in default, specifying all such defaults and the nature thereof, of which the signer of such certificate may have knowledge, and (2) the signer has obtained no knowledge of any Unmatured Default or Event of Default except as specified in such certificate, and (B) an analysis prepared and certified by the chief financial officer, any vice president responsible for financial or accounting matters, or the Treasurer of the Guarantor of the covenants contained in Sections 7(i) and (j), containing all information necessary for determining compliance by the Guarantor with such covenants;

           (iv) as soon as available and in any event within 90 days after the end of each fiscal year of the Guarantor and concurrently with the financial statements furnished pursuant to paragraph (ii), above, a written statement of the independent public accountants that certified such financial statements stating that, in making the examination necessary for their certification of such financial statements, they have obtained no knowledge of any default by the Guarantor in the observance of any of the covenants contained in Section 7(i) or (j) or, if such accountants shall have obtained knowledge of any such default, specifying all such defaults and the nature thereof, it being understood that they shall not be liable directly or indirectly for any failure to obtain knowledge of any default;

           (v) as soon as possible and in any event within ten days after the commencement of litigation against the Guarantor, the Borrower, or any of their respective Subsidiaries that could reasonably be expected to have a material adverse effect on the business, assets, revenues, financial condition, results of operations, operations or prospects of the Guarantor and its Subsidiaries, taken as a whole, or that questions the validity or enforceability of any of the Loan Documents against the Guarantor or the Borrower, notice of such litigation describing in reasonable detail the facts and circumstances concerning such litigation and the Guarantor's, the Borrower's or such Subsidiary's, as the case may be, proposed actions in connection therewith;

           (vi) promptly after the sending or filing thereof, copies of all reports which the Guarantor sends to any of its security holders, and copies of all reports and registration statements (other than registration statements relating to (A) the offering of debt or preferred/preference stock equity securities and (B) employee benefit plans) which the Guarantor or any of its Subsidiaries files with the Securities and Exchange Commission or any national securities exchange;

           (vii) promptly after the occurrence of the institution of any steps by the Guarantor or any other Person to terminate any Pension Plan, or the failure to make a required contribution to any Pension Plan if such failure is sufficient to give rise to a Lien under Section 302(f) of ERISA, or the taking of any action with respect to a Pension Plan which could result in the requirement that the Guarantor or any of its Subsidiaries furnish a bond or other security to the PBGC or such Pension Plan, or the occurrence of any event with respect to any Pension Plan which could result in the incurrence by the Guarantor or any of its Subsidiaries of any material liability, fine, or penalty, or any material increase in the contingent liability of the Guarantor or any of its Subsidiaries with respect to any post-retirement Welfare Plan benefit, notice of such event and the action the Guarantor proposes to take with respect thereto;

           (viii) as soon as possible and in any event within ten days after the Guarantor knows or should have reason to know of the occurrence of each Unmatured Default or Event of Default continuing on the date of such statement, a statement of the chief financial officer, any vice president responsible for financial or accounting matters, or the Treasurer of the Guarantor setting forth details of such Unmatured Default or Event of Default and the action that the Guarantor or the Borrower has taken and proposes to take with respect thereto; and

           (ix) such other information (other than proprietary customer information) respecting the business, assets, revenues, financial condition, results of operations, operations or prospects of the Guarantor, the Borrower, or any of their respective Subsidiaries as the Agent or any Lender may from time to time reasonably request.

      (b) PRESERVATION OF CORPORATE EXISTENCE, ETC. Preserve and maintain, and cause each of its Subsidiaries to preserve and maintain, its legal existence in the jurisdiction of its organization and qualify and remain qualified as a foreign organization in each jurisdiction in which such qualification is reasonably necessary in view of its business and operations or the ownership of its properties, and preserve, renew and keep in full force and effect the rights, privileges and franchises necessary or desirable in the normal conduct of its business, except to the extent that the Guarantor's chief financial officer certifies to the Lenders that the loss of any such right, privilege or franchise, both individually and together with all other rights, privileges and franchises lost since the Effective Date, would not have a Material Adverse Effect.

      (c) COMPLIANCE WITH LAWS, ETC. Comply, and cause each of its Subsidiaries to comply, in all material respects with all Applicable Laws, such compliance to include compliance with ERISA and Environmental Laws.

      (d) MAINTENANCE OF INSURANCE, ETC. Maintain, and cause each of its Subsidiaries to maintain, such insurance as may be required by law and such other insurance, to the extent and against such hazards and liabilities, as is customarily maintained by companies similarly situated.

      (e) INSPECTION RIGHTS. At any reasonable time and from time to time as the Agent or any Lender may reasonably request, permit the Agent, each Lender or any agents or representatives thereof to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Guarantor and any of its Subsidiaries (except in the case of Commonwealth, as may be restricted by law), and to discuss the affairs, finances and accounts of the Guarantor and any of its Subsidiaries with any of their respective officers or directors.

      (f) MAINTAINING OF BOOKS. Maintain, and cause each of its Subsidiaries to maintain, complete and accurate books of record and account in which entries shall be made of all financial transactions and the assets and business of the Guarantor and each of its Subsidiaries in accordance with GAAP.

      (g) MAINTENANCE OF PROPERTIES. Cause all properties used or useful in the conduct of the business of the Guarantor or any of its Subsidiaries to be maintained and kept in reasonable condition, repair and working order, and cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Guarantor may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that neither the Guarantor nor any such Subsidiary shall be prevented from discontinuing the operation and maintenance of any such properties if the chief financial officer of the Guarantor certifies that such discontinuance is desirable in the conduct of the Guarantor's or such Subsidiary's business and such discontinuance, individually or with all such other discontinuances since the date hereof, would not have a material adverse effect on the business, assets, revenues, financial condition, results of operations, operations or prospects of the Guarantor and its Subsidiaries, taken as a whole.

      (h) TAXES AND LIABILITIES. Pay, and cause each of its Subsidiaries to pay, when due all taxes, assessments, governmental charges and other liabilities imposed upon it or its property, except to the extent contested in good faith and by appropriate proceedings and in respect of which adequate reserves for the payment thereof have been set aside by the Guarantor or such Subsidiary, as the case may be, in accordance with GAAP.

      (i) MAINTENANCE OF MINIMUM TANGIBLE NET WORTH. Maintain at all times an excess of (i) the Tangible Net Worth of the Guarantor and its Consolidated Subsidiaries over (ii) the Tangible Net Worth of Commonwealth and its Consolidated Subsidiaries, of at least $10,000,000.

      (j) CONSOLIDATED LEVERAGE RATIO. Maintain, on the last day of each fiscal quarter, a ratio of (i) Consolidated Debt to (ii) Consolidated Capitalization of not greater than 0.65 to 1.

      (k) ERISA. Maintain, and cause each of its Consolidated Subsidiaries to maintain, each of its defined benefit plans in substantial compliance with all applicable requirements of ERISA and of the Code and with all applicable rulings and regulations issued under the provisions of ERISA and the Code.

      (l) OWNERSHIP OF SUBSIDIARIES. Maintain direct ownership of 100% of the capital stock of the Borrower and at least 80% of the voting capital stock of Commonwealth.

      SECTION 8. NEGATIVE COVENANTS. The Guarantor covenants and agrees that, so long as any part of the Obligations shall remain unpaid or any Lender shall have any Commitment, the Guarantor will not:

      (a) LIENS, ETC. Create or suffer to exist, or permit any of its Subsidiaries to create or suffer to exist, any lien, security interest, or other charge or encumbrance, or any other type of preferential arrangement, upon or with respect to any of its properties (including, without limitation, the capital stock of any of its Subsidiaries), whether now owned or hereafter acquired, or assign, or permit any of its Subsidiaries to assign, any right to receive income, in each case to secure or provide for the payment of any Debt of any Person (any of the foregoing being referred to herein as a "LIEN"), other than (i) Liens imposed by law, such as carriers', warehousemen's and mechanics' Liens and other similar Liens arising in the ordinary course of business; (ii) Liens arising under the Indenture; (iii) "permitted liens", as such term is defined in the Indenture; and (iv) Liens permitted by Section 6.02(e)(ii) of the Credit Agreement; provided, however, that, notwithstanding the foregoing, if both before and after giving effect thereto no Unmatured Default or Event of Default shall have occurred and be continuing, Commonwealth may sell, pledge or otherwise dispose of its accounts receivable.

      (b) MERGERS, ETC. Merge or consolidate with or into any Person, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions, and whether in a sale/leaseback transaction or otherwise) more than 10% of its assets (whether now owned or hereafter acquired), unless, in the case of a merger, immediately after giving effect thereto, (i) no event shall occur and be continuing that constitutes an Unmatured Default or an Event of Default, (ii) the

Guarantor is the surviving corporation, (iii) the Guarantor's Tangible Net Worth shall be equal to or greater than its Tangible Net Worth immediately prior to such merger and (iv) the Guarantor shall not be liable with respect to any Debt or allow its property to be subject to any Lien which it could not become liable with respect to or allow its property to become subject to under this Guaranty on the date of such transaction.

      (c) DEBT.  Create, incur, assume or suffer to exist any Debt, other than
(i) Debt to the Borrower in an amount not to exceed $25,000,000 in the aggregate at any one time outstanding, (ii) Debt hereunder, (iii) unsecured Contingent Obligations (other than in respect of this Guaranty) in an aggregate amount at any one time outstanding not to exceed the excess of (A) $300,000,000 over (B) the amount of Contingent Obligations incurred by the Borrower and its Subsidiaries pursuant to Section 6.02(b)(ii) of the Credit Agreement, and (iv) other unsecured Debt; provided, however, that, notwithstanding the foregoing, the aggregate amount of Debt of the Guarantor, the Borrower and Subsidiaries of the Borrower at any one time outstanding shall not exceed $500,000,000.

      (d) GUARANTOR AND SUBSIDIARIES' STOCK. Permit any of its Subsidiaries to purchase or otherwise acquire any shares of capital stock of the Guarantor; or take any action, or permit any such Subsidiary to take any action, that would result in a material decrease in the percentage of the outstanding shares of capital stock of any "Significant Subsidiary" of the Guarantor (within the meaning of Rule 1-02 of the Regulation S-X of the Securities and Exchange Commission) owned by the Guarantor and its other Subsidiaries; provided, however, that the Guarantor or Commonwealth may take any such action with respect to the capital stock of Commonwealth, provided that, after giving effect to any such action, the Guarantor is in compliance with Section 7(l) hereof.

      (e) OTHER AGREEMENTS. Enter into any agreement containing any provision that would be violated or breached by the performance of its obligations hereunder or under any instrument or document delivered or to be delivered by the Guarantor hereunder or in connection herewith.

      (f) TRANSACTIONS WITH AFFILIATES. Enter into, or permit any of its Subsidiaries to enter into, any transaction with an Affiliate of the Guarantor, unless such transaction is on terms no less favorable to the Guarantor or such Subsidiary, as the case may be, than if the transaction had been negotiated in good faith on an arm's length basis with a Person that was not an Affiliate of the Guarantor; provided, however, that the foregoing restrictions shall not apply to any transaction between the Guarantor and any of its Subsidiaries, between the Guarantor and Commonwealth, or between Commonwealth and any of the Guarantor's other Subsidiaries.

      (g) MAINTENANCE OF OWNERSHIP OF SUBSIDIARIES. Sell, assign, transfer, pledge, hypothecate, or otherwise dispose of any shares of capital stock of any of its Subsidiaries or any warrants, rights or options to acquire such capital stock, or permit any of its Subsidiaries to issue, sell, or otherwise dispose of any shares of its capital stock or the capital stock of any other of its Subsidiaries or any warrants, rights, or options to acquire such capital stock, except (and only to the extent) as may be necessary to give effect to a transaction permitted by subsections (b) and (d), above, or subsections (e)(ii),
(f) or (g) of Section 6.02 of the Credit Agreement (including, without limitation, any disposition pursuant to a foreclosure of any Lien permitted by
Section 6.02(e)(ii) of the Credit Agreement, provided that such disposition would not have a Material Adverse Effect) and except that, subject to Section 6.02(f) of the Credit Agreement, any Subsidiary of the Guarantor may issue and sell shares of its capital stock, and warrants, rights, or options to acquire the same, to the Guarantor or such Subsidiary's parent corporation (if not the Guarantor); provided, however, that Commonwealth may issue shares of its common stock upon any exercise of its common stock purchase warrants and any conversion of its $1.425 convertible preferred stock, in each case only with respect to such warrants and shares of preferred stock outstanding on the date hereof.

      (h) DISTRIBUTIONS. Upon the occurrence and during the continuance of an Event of Default, declare or pay, directly or indirectly, any dividend, payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any share of any class of capital stock of the Guarantor, or purchase, redeem, retire, or otherwise acquire for value, or permit any of its Subsidiaries to purchase, redeem, retire, or otherwise acquire for value, any shares of any class of capital stock of the Guarantor or any warrants, rights, or options to acquire any such shares, now or hereafter outstanding, or make any distribution of assets to any of its shareholders; provided, however, that, notwithstanding the foregoing, the Guarantor may, to the extent that it is legally required to do so, pay any such dividend, payment or other distribution after the Guarantor has declared such dividend, payment or other distribution.

      SECTION 9. AMENDMENTS, ETC. No amendment or waiver of any provision of this Guaranty, and no consent to any departure by the Guarantor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Agent and the Majority Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given, provided, however, that no amendment, waiver or consent shall, unless in writing and signed by all of the Lenders, (i) limit the liability of, or release, the Guarantor hereunder, (ii) postpone any date fixed for payment hereunder, or (iii) change the number of Lenders required to take any action hereunder.

      SECTION 10. ADDRESSES FOR NOTICES. All notices and other communications provided for hereunder shall be in writing (including telecopier, telegraphic or cable communication) and mailed, telecopied, telegraphed, cabled or delivered to it, (i) if to the Guarantor, at its address at P.O. Box A-3005, 10 South Dearborn Street, 38th Floor, Chicago, Illinois 60690-3005, Attention: Treasurer,
Telecopy: (312) 394-4082, and (ii) if to the Agent, any LC Bank or any Lender, at its address specified in the Credit Agreement or, as to any party, at such other address as shall be designated by such party in a written notice to each other party. All such notices and other communications shall, when mailed, telecopied, telegraphed or cabled, be effective when deposited in the mails, telecopied, delivered to the telegraph company or delivered to the cable company, respectively.

      SECTION 11. NO WAIVER; REMEDIES. No failure on the part of the Agent, any LC Bank or any Lender to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law,

      SECTION 12. RIGHT OF SET-OFF. Upon the occurrence and during the continuance of any Event of Default, each Lender and LC Bank is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits of the Guarantor (general or special, time or demand, provisional or final). Each Lender and LC Bank agrees promptly to notify the Agent and the Guarantor after any such set-off and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender and LC Bank under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Lender or LC Bank may have.

      SECTION 13.  CONTINUING GUARANTY; ASSIGNMENTS UNDER CREDIT AGREEMENT.
This Guaranty is a continuing guaranty and shall (i) subject to the last sentence of Section 3, remain in full force and effect until the later to occur of (A) the payment in full of the Obligations and all other amounts payable under this Guaranty and (B) the expiration or termination of the Commitments,
(ii) be binding upon the Guarantor, its successors and assigns (provided, that the Guarantor may not assign any of its rights or obligations hereunder without the prior written consent of the Lenders), and (iii) inure to the benefit of, and be enforceable by, the Agent, the LC Banks, the Lenders and their respective successors, transferees and assigns. Without limiting the generality of the foregoing clause (iii), any Lender may assign or otherwise transfer all or any portion of its rights and obligations under the Credit Agreement (including, without limitation, all or any portion of its Commitment, the Advances owing to it and any Note held by it) to any other person or entity pursuant to Section
9.07 thereof, and such other person or entity shall thereupon become vested with all the benefits in respect thereof granted to such Lender herein or otherwise, subject, however, to the provisions of Article VIII (concerning the Agent) of the Credit Agreement.

      SECTION 14. GOVERNING LAW. THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

      SECTION 15.  CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL.   (a)  The
Guarantor hereby irrevocably (i) submits to the non-exclusive jurisdiction of any New York State or Federal court sitting in New York City and any appellate court from any thereof in any action or proceeding arising out of or relating to this Guaranty or any other Loan Document and (ii) agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State court or in such Federal court. The Guarantor hereby irrevocably waives the defense of an inconvenient forum to the maintenance of such action or proceeding and any objection to venue in connection therewith. The Guarantor also irrevocably consents to the service of any and all process in any such action or proceeding by the mailing by certified mail of copies of such process to the Guarantor at its address specified in Section 10. The Guarantor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

      (B) THE GUARANTOR HEREBY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS GUARANTY, ANY OTHER LOAN DOCUMENT, OR ANY OTHER INSTRUMENT OR DOCUMENT DELIVERED HEREUNDER OR THEREUNDER.

      SECTION 16.  EXECUTION IN COUNTERPARTS.   This Guaranty may be executed in
any number of counterparts and by different parties hereto in separate counterparts, each of which counterparts when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

      SECTION 17. SEVERABILITY. Any provision of this Guaranty or any other Loan Document that is prohibited, unenforceable or invalid in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, unenforceability or invalidity without invalidating the remaining provisions hereof or thereof or affecting the validity, enforceability or legality of such provision in any other jurisdiction.

      SECTION 18. HEADINGS. Article and Section headings used herein are for convenience of reference only, are not part of this Guaranty and are not to affect the construction of, or to be taken into consideration in interpreting, this Guaranty.

      SECTION 19. ENTIRE AGREEMENT. This Guaranty constitutes the entire agreement and understanding among the Guarantor, the Lenders, the LC Banks and the Agent relative to the subject matter hereof. Any previous agreement by or among such parties with respect to the subject matter hereof is superseded by this Guaranty. Nothing in this Guaranty, expressed or implied, is intended to confer upon any party other than the Lenders, the LC Banks and the Agent any rights, remedies, obligations, or liabilities under or by reason of this Guaranty.

      IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

                                           UNICOM CORPORATION



                                           By___________________________
                                             Name:
                                             Title:







                        SIGNATURE PAGE TO THE GUARANTY

                                   EXHIBIT F


                          FORM OF OPINION OF COUNSEL
                        FOR THE BORROWER AND THE PARENT


                               November 22, 1994



To each of the Lenders party to the Credit
Agreement hereinafter referred to and to Citibank, N.A., as Agent


                          RE:  UNICOM ENTERPRISES INC.

Ladies and Gentlemen:

          This opinion is furnished to you pursuant to Section 4.01(a)(x) of the Credit Agreement, dated as of November 22, 1994 (the "CREDIT AGREEMENT"), among Unicom Enterprises Inc., an Illinois corporation (the "BORROWER"), the Lenders named therein and from time to time party thereto (the "LENDERS") and Citibank, N.A., as Agent for said Lenders (the "AGENT"). Unless otherwise defined herein, capitalized terms defined in the Credit Agreement are used herein as therein defined.

          We have acted as counsel to the Borrower and to Unicom Corporation, an Illinois corporation (the "PARENT"; together with the Borrower, the "LOAN PARTIES"), in connection with the preparation, execution and delivery of the Credit Agreement and the other Loan Documents to be delivered thereunder.

          In that capacity, we have examined:

          (1)  the Credit Agreement;

          (2) the Notes executed and delivered on the date hereof;

          (3)  the Guaranty;

          (4) the form of the LC Bank Agreement attached as Exhibit D to the Credit Agreement;

To each of the Lenders party to the Credit
Agreement hereinafter referred to and to Citibank, N.A., as Agent
November 22, 1994
Page 2


           (5) the other documents furnished by the Borrower and the Parent pursuant to Section 4.01 of the Credit Agreement;

           (6) the Articles of Incorporation of the Borrower and all amendments thereto (the "BORROWER CHARTER");

           (7) the by-laws of the Borrower and all amendments thereto (the "BORROWER BY-LAWS");

           (8) a certificate of the Secretary of State of the State of Illinois, dated November 18, 1994, attesting to the continued corporate existence and good standing of the Borrower in that State;

           (9) the Articles of Incorporation of the Parent and all amendments thereto (the "PARENT CHARTER");

           (10) the by-laws of the Parent and all amendments thereto (the "PARENT BY-LAWS"); and

           (11) a certificate of the Secretary of State of the State of Illinois, dated November 18, 1994, attesting to the continued corporate existence and good standing of the Parent in that State.

           We are familiar with the corporate proceedings taken by the Borrower and the Parent in connection with the foregoing agreements and documents and the transactions contemplated thereby. We have relied, as to various questions of fact material to the opinions expressed below, upon the representations made by the Borrower in the Credit Agreement and by the Parent in the Guaranty and upon certificates delivered by or on behalf of each of them on the date hereof. We have also examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and other statements of government officials and other instruments, have examined such questions of law and have satisfied ourselves as to such matters of fact as we have considered relevant and necessary as a basis for the opinions hereinafter expressed. We have assumed the authenticity of all documents submitted to us

To each of the Lenders party to the Credit
Agreement hereinafter referred to and to Citibank, N.A., as Agent
November 22, 1994
Page 3


as originals, the genuineness of all signatures, the legal capacity of all natural persons and the conformity with the original documents of any copies thereof submitted to us for our examination.

           Based upon, and subject to, the foregoing, it is our opinion that:

           1. Each of the Loan Parties is a corporation duly organized, validly existing and in good standing under the laws of the State of Illinois. Each of the Loan Parties has full corporate power and authority to own and to hold under lease its property and to conduct its business substantially as currently being conducted by it. The Borrower has full corporate power and authority (a) to execute, deliver and perform its obligations under the Credit Agreement and the Notes and (b) to obtain Extensions of Credit as contemplated by the Credit Agreement. The Parent has full corporate power and authority to execute, deliver and perform its obligations under the Guaranty.

           2. The execution, delivery and performance by the Borrower of the Credit Agreement, the Notes and the other Loan Documents to which it is, or is to become, a party have been duly authorized by all necessary corporate action, and do not and will not (A) breach, constitute a default under or otherwise violate (i) the Borrower Charter or the Borrower By-laws, (ii) any law, rule or regulation binding on the Borrower, (iii) to our knowledge, any order, decree, writ or judgment to which the Borrower is a party or (iv) to our knowledge, any indenture, any loan or credit agreement or any other agreement, lease or instrument to which the Borrower is a party or by which it or its properties are bound or (B) to our knowledge, result in or create any lien or security interest on or in any of the Borrower's properties.

           3. The execution, delivery and performance by the Parent of the Guaranty have been duly authorized by all necessary corporate action, and do not and will not (A) breach, constitute a default under or otherwise violate (i) the Parent Charter or the Parent By-laws, (ii) any law, rule or regulation binding on the Parent,

To each of the Lenders party to the Credit
Agreement hereinafter referred to and to Citibank, N.A., as Agent
November 22, 1994
Page 4


(iii) to our knowledge, any order, decree, writ or judgment to which the Parent is a party or (iv) to our knowledge, any indenture, any loan or credit agreement or any other agreement, lease or instrument to which the Parent is a party or by which it or its properties are bound or (B) to our knowledge, result in or create any lien or security interest on or in any of the Parent's properties.

          4. To our knowledge, neither the Parent nor any of its Subsidiaries is in default in the payment of (or in the performance of any material obligation applicable to) any Debt or Contingent Obligation exceeding $5,000,000, in the case of the Parent, the Borrower or Northwind, or any Debt or Contingent Obligation exceeding $20,000,000, in the case of Commonwealth Edison Company or any of its Subsidiaries, or in violation of any court decree or order which could reasonably be expected to result in a material adverse effect on the business or financial condition of the Borrower.

          5. The Credit Agreement and the Notes have been duly executed and delivered by the Borrower. Each of the Credit Agreement and the Notes constitutes, and each LC Bank Agreement, when duly completed, executed and delivered by an authorized officer of the Borrower, will constitute, the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its respective terms, subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws of general applicability relating to or affecting the enforceability of creditors' rights generally, and except as the enforceability thereof may be limited by general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

          6. The Guaranty has been duly executed and delivered by the Parent and constitutes the legal, valid and binding obligation of the Parent, enforceable against the Parent in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws of general

To each of the Lenders party to the Credit
Agreement hereinafter referred to and to Citibank, N.A., as Agent
November 22, 1994
Page 5


applicability relating to or affecting the enforceability of creditors' rights generally, and except as the enforceability thereof may be limited by general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

          7. To our knowledge, except as disclosed in writing by the Parent or the Borrower to the Lenders on or prior to the date hereof, there is no pending or overtly threatened action or proceeding to which the Parent or any of its Subsidiaries is a party before any court, governmental agency or arbitrator which relates to the Credit Agreement, the Notes or the Guaranty which could reasonably be expected to materially and adversely affect the Parent's performance of its obligations under the Guaranty or the Borrower's performance of its obligations under the Credit Agreement or the Notes.

          8. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is or will be required to be made or obtained by the Parent or any of its Subsidiaries in connection with the execution, delivery and performance by the Borrower or the Parent of any Loan Document to which it is, or is to become, a party.

          9. Neither the Borrower nor the Parent is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or an "investment advisor" within the meaning of the Investment Advisors Act of 1940, as amended.

         10. The Borrower is not a "public utility holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended (the "ACT"). The Parent is a "public utility holding company" within the meaning of the Act, but the Parent and its Subsidiaries are exempt from the provisions of the Act, except Section 9(a)(2) thereof, by virtue of an order dated July 22, 1994 issued by the Securities and Exchange Commission. Such order is in full force and effect and, to our knowledge, there are no pending or overtly threatened

To each of the Lenders party to the Credit
Agreement hereinafter referred to and to Citibank, N.A., as Agent
November 22, 1994
Page 6


proceedings contemplating the revocation or modification of such order.

          In rendering the opinions set forth in paragraph 5 above with respect to the Credit Agreement and any LC Bank Agreement, we have assumed, with your approval: the due authorization, execution and delivery of such agreements on behalf of all parties thereto other than the Borrower; the legality, validity, binding effect and enforceability of such agreements with respect to all such other parties, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws of general applicability relating to or affecting the enforceability of creditors' rights generally, and except as the enforceability thereof may be limited by general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity); and such authorization, execution and delivery and the performance of the Credit Agreement and any LC Bank Agreement by the Agent and the Lenders will not violate any law, rule, regulation, permit or court order applicable thereto or violate any agreement, document or instrument binding upon the Agent or the Lenders.

          We express no opinion as to (i) the enforceability of the last sentence of Section 2.13(a) and the last sentence of Section 2.13(b) of the Credit Agreement to the extent that such sentences state that non-manifest errors contained in the certificates referred to therein are conclusive and binding, (ii) the enforceability of the provisions contained in Section 9.10 of the Credit Agreement, Section 15(a) of the Guaranty or Section 6.08 of the LC Bank Agreement with respect to the submission to the jurisdiction of the United States District Court for the Southern District of New York, (iii) the enforceability of the provisions contained in Section 9.08 of the Credit Agreement, Section 15(b) of the Guaranty or Section 6.07 of the LC Bank Agreement with respect to the waiver of jury trial or (iv) Sections 3.05(i),
(iv) and (vi) of the Credit Agreement and Sections 3(i) and (v) of the Guaranty to the extent that such provisions constitute a waiver of illegality as a defense to performance of contractual obligations or any other defense which cannot, as a

To each of the Lenders party to the Credit
Agreement hereinafter referred to and to Citibank, N.A., as Agent
November 22, 1994
Page 7


matter of law, be effectively waived or a waiver of rights to seek protection under the Federal Bankruptcy Code or other similar law.

          Any opinion or statement herein which is expressed to be "to our knowledge" or is otherwise qualified by words of like import means that the lawyers in this firm who have had an involvement in negotiating the Loan Documents and, in connection with the opinion set forth in paragraph 7 above, such lawyers and the lawyers in this firm who currently supervise litigation and regulatory matters handled by this Firm for Commonwealth Edison Company, have no current conscious awareness of any facts or information contrary to such opinion or statement. This opinion is limited to the federal laws of the United States of America and the laws of the States of Illinois and New York.

          This opinion is being delivered solely for the benefit of the persons to whom it is addressed; accordingly, it may not be relied upon by any other person or otherwise circulated or utilized for any purpose without our prior written consent. It may not be quoted or filed with any governmental authority or other regulatory agency (except to the extent required by law).


                                       Very truly yours,

                                   EXHIBIT G


            FORM OF OPINION OF SPECIAL NEW YORK COUNSEL TO THE AGENT


                                           [Date of Initial Extension of Credit]



To each of the Lenders parties to the
  Credit Agreement referred to below,
  and to Citibank, N.A., as Agent


      Re:  Unicom Enterprises Inc.
           -----------------------

Ladies and Gentlemen:

      We have acted as special New York counsel to Citibank, N.A., individually and as Agent, in connection with the execution and delivery of the Credit Agreement, dated as of November 22, 1994 (the "CREDIT AGREEMENT"), among Unicom Enterprises Inc., the Banks parties thereto and the other Lenders from time to time parties thereto, and Citibank, N.A., as Agent. Terms defined in the Credit Agreement are used herein as therein defined.

      In this connection, we have examined an executed counterpart of the Credit Agreement, together with the other documents listed on Schedule A hereto.

      In our examination of the documents referred to above, we have assumed the authenticity of all such documents submitted to us as originals, the genuineness of all signatures, the due authority of the parties executing such documents and the conformity to the originals of all such documents submitted to us as copies. We have further assumed that you have evaluated, and are satisfied with, the creditworthiness of the Borrower and the Parent and the business and financial terms evidenced by the Loan Documents. We have relied, as to factual matters, on the documents we have examined.

      Our opinions expressed below are limited to the law of the State of New York and the Federal law of the United States, and we do not express any opinions concerning any other law.

      Based upon and subject to the foregoing and upon such investigation as we have deemed necessary, and while we have not independently considered the matters covered by the opinion listed on Schedule A hereto to the extent necessary to enable us to express the conclusions stated therein, we are of the opinion that (a) the Credit Agreement, the Notes and the Guaranty are in substantially acceptable legal form, and (b) the opinion of counsel to the Borrower and the Parent and the other documents listed on Schedule A hereto are substantially responsive to the requirements of the corresponding subsections of
Section 4.01(a) of the Credit Agreement pursuant to which the same have been delivered.

                                          Very truly yours,

                                  SCHEDULE A

                          List of Documents Examined
                          --------------------------

                      All documents are dated on or as
                      of November 22, 1994.  Terms
                      defined in the Credit Agreement
                      are used herein as therein defined.
                      Unless otherwise indicated, all
                      section references are to those
                      contained in the Credit Agreement.

  1.  The Notes payable to the order of the Lenders, delivered pursuant to
      Section 4.01(a)(i).

  2.  The Guaranty, delivered pursuant to Section 4.01(a)(ii).

  3. Certificate of David A. Scholz, Secretary of the Borrower, as to (i) the Articles of Incorporation of the Borrower, (ii) the By-laws of the Borrower, (iii) the resolutions of the Board of Directors of the Borrower and (iv) the name and true signature of the Treasurer of the Borrower, delivered pursuant to Sections 4.01(a)(iii) and (v).

  4. Certificate of David A. Scholz, Secretary of the Parent, as to (i) the Articles of Incorporation of the Parent, (ii) the By-laws of the Parent,
      (iii) the resolutions of the Board of Directors of the Parent and (iv) the name and true signature of the Treasurer of the Parent, delivered pursuant to Sections 4.01(a)(iv) and (vi).

  5. Certificate of Good Standing for each of the Borrower and the Parent, issued by the Secretary of State of the State of Illinois on November 18, 1994, delivered pursuant to Section 4.01(a)(vii).

  6. Certificate of Dennis F. O'Brien, Treasurer of the Borrower, certifying that the representations and warranties set forth in Section 5.01 are true and correct and that no Event of Default and no Unmatured Default has occurred and is continuing, delivered pursuant to Section 4.01(a)(viii).

  7. Certificate of Dennis F. O'Brien, Treasurer of the Parent, certifying that the representations and warranties set forth in Section 6 of the Guaranty are true and correct, delivered pursuant to Section 4.01(a)(ix).

  8. Opinion of Sidley & Austin, counsel for the Borrower and the Parent, delivered pursuant to Section 4.01(a)(x).

                                   EXHIBIT H


                             TERMS OF SUBORDINATION



                  [The following provisions are to be included
                   in each instrument or document evidencing
                 loans from the Parent to the Borrower pursuant
                to Section 6.02(b)(iii) of the Credit Agreement]


      1. Reference is made to the Credit Agreement, dated as of November 22, 1994 (such agreement, as it may hereafter be amended, modified or supplemented from time to time, being the "Credit Agreement"; the terms defined therein and not otherwise defined herein being used herein as therein defined), among Unicom Enterprises Inc., the Lenders named therein and Citibank, N.A., as Agent for the Lenders. The Parent hereby agrees for the benefit of the Agent and the Lenders that all obligations of the Borrower to the Parent hereunder (the "Subordinated Debt") are and shall be subordinate, to the extent and in the manner set forth hereinafter, in right of payment to the prior payment in full of all obligations of the Borrower under the Credit Agreement and the other Loan Documents, whether for principal, interest (including interest, as provided in the Loan Documents, after the filing of a petition initiating any proceeding referred to in paragraph 3, below), fees, expenses or otherwise (all such obligations being the "Senior Debt").

      2. Upon the occurrence and during the continuance of an Event of Default or an Unmatured Default, the Parent shall not ask, demand, sue for, take or receive from the Borrower, directly or indirectly, in cash or other property or by set-off or in any other manner (including, without limitation, from or by way of collateral), payment of all or any of the Subordinated Debt.

      3. Upon any distribution of all or any of the assets of the Borrower to creditors of the Borrower upon the dissolution, winding up, liquidation, arrangement, reorganization or composition of the Borrower, whether in any bankruptcy, insolvency, arrangement, reorganization, receivership or similar proceedings or upon an assignment for the benefit of creditors or any other marshalling of the assets and liabilities of the Borrower or otherwise, any payment or distribution of any kind (whether in cash, property or securities) which otherwise would be payable or deliverable upon or with respect to the Subordinated Debt shall be paid or delivered directly to the Agent for the benefit of the Agent and the Lenders for application (in the case of cash) to or as collateral (in the case of non-cash property or securities) for the payment or prepayment of the Senior Debt until the Senior Debt shall have been paid in full. For the purposes of these provisions, the Senior Debt shall not be deemed to have been paid in full until the Agent and the Lenders shall have indefeasibly received payment in full of the Senior Debt in cash.

      4. Until such time as the Senior Debt shall have been paid in full, if any proceeding referred to in paragraph 3, above, is commenced by or against the Borrower, the Agent is hereby irrevocably authorized and empowered (in its own name, on behalf of the Lenders, in the name of the Parent, or otherwise), but shall have no obligation, to demand, sue for, collect and receive every payment or distribution referred to in paragraph 3, above, and give acquittance therefor and to file claims and proofs of claim and take such other action (including, without limitation, voting the Subordinated Debt or enforcing any Lien securing payment of the Subordinated Debt) as it may deem necessary or advisable for the exercise or enforcement of any of the rights or interests of the Lenders hereunder.

      5. All payments or distributions upon or with respect to the Subordinated Debt which are received by the Parent contrary to the provisions hereof shall be received in trust for the benefit of the Agent and the Lenders, shall be segregated from other funds and property held by the Parent and shall be forthwith paid over to the Agent for the benefit of the Agent and the Lenders in the same form as so received (with any necessary endorsement) to be applied (in the case of cash) to or held as collateral (in the case of non-cash property or securities) for the payment or prepayment of the Senior Debt in accordance with the terms of the Loan Documents.

      6. The Agent is hereby authorized to demand specific performance of these terms of subordination, whether or not the Borrower shall have complied with any of the provisions hereof applicable to it, at any time when the Parent shall have failed to comply with any of such provisions applicable to it. The Parent hereby irrevocably waives any defense based on the adequacy of a remedy at law which might be asserted as a bar to such remedy of specific performance.

      7. So long as any of the Senior Debt shall remain unpaid, the Parent shall not (i) commence, or join with any creditor other than the Agent and the Lenders in commencing, any involuntary proceeding referred to in paragraph 3, above, or (ii) declare any default in payment due hereunder or sue for breach of the terms hereof, if and so long as payment hereunder would not be permissible pursuant to paragraph 2 above.

      8. No payment or distribution to the Agent and the Lenders pursuant to the above provisions shall entitle the Parent to exercise any rights of subrogation in respect thereof until the Senior Debt shall have been paid in full.

      9. The holders of the Senior Debt may, at any time and from time to time, without any consent of or notice to the Parent or any other holder of the Subordinated Debt and without impairing or releasing the obligations of the Parent under these terms of subordination: (i) change the manner, place or terms of payment or change or extend the time of payment of, or increase the amount of, renew or alter, the Senior Debt (including any change in the interest rate under which any of the Senior Debt is outstanding); (ii) sell, exchange, release, not perfect and otherwise deal with any property at any time pledged, assigned or mortgaged to secure the Senior Debt; (iii) release anyone liable in any manner under or in respect of the Senior Debt; (iv) exercise or refrain from exercising any rights against the Borrower and others; and (v) apply any sums from time to time received to the Senior Debt.

      10. The foregoing provisions regarding subordination are for the benefit of the holders of the Senior Debt and shall be enforceable by them directly against the holders of any Subordinated Debt, and no holder of the Senior Debt shall be prejudiced in its right to enforce subordination of any of the Subordinated Debt by any act or failure to act by the Borrower or anyone in custody of its assets or property. No such provisions may be amended or modified without the prior written consent of the Agent and the Lenders.